UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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TIVITY HEALTH, INC.

(Name of registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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701 Cool Springs Blvd

Franklin, Tennessee 37067

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Stockholders of Tivity Health, Inc.:

The 2019 Annual Meeting of Stockholders of Tivity Health, Inc., a Delaware corporation (the “Company”), will be held at the Company’s Corporate Office, 701 Cool Springs Boulevard, Franklin, TN 37067 at 8:30 a.m., Central time, on Thursday, May 23, 2019, for the following purposes:

(1)	To elect eleven directors to hold office for a term of one year or until their successors have been elected and qualified;
(2)	To consider and act upon a non-binding, advisory vote to approve compensation of the Company’s named executive officers as disclosed in the Proxy Statement;
(3)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019;
(4)	To consider and act upon a proposal to approve the Company’s Second Amended and Restated 2014 Stock Incentive Plan (the “Second Amended and Restated 2014 Plan”); and
(5)	To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

In accordance with Securities and Exchange Commission rules, we are mailing to many of our stockholders a Notice of Internet Availability instead of a paper copy of each of the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2018. The Notice of Internet Availability contains instructions on how stockholders can access the proxy materials over the Internet as well as how stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, the Annual Report on Form 10-K for the year ended December 31, 2018 and a form of proxy card. The Proxy Statement and form of proxy card accompanying this notice are being furnished to stockholders on or about April 12, 2019.  Only stockholders of record at the close of business on March 26, 2019 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

Your attention is directed to the Proxy Statement accompanying this notice for additional information regarding the matters to be acted upon at the meeting.

Whether or not you plan to attend the meeting, we hope you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided.

By Order of the Board of Directors,

Kevin G. Wills

April 12, 2019Chairman

Tivity Health, Inc.

Proxy Statement

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 23, 2019: The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2018 are available at www.proxyvote.com.

TIVITY HEALTH, INC.

701 Cool Springs Boulevard

Franklin, Tennessee 37067

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

THURSDAY, MAY 23, 2019

The proxy is solicited by the Board of Directors (the “Board”) of Tivity Health, Inc. (“Tivity Health” or the “Company”) for use at the Annual Meeting of Stockholders to be held on Thursday, May 23, 2019, at 8:30 a.m., Central time, at the Company’s Corporate Office, 701 Cool Springs Boulevard, Franklin, TN 37067, and at all adjournments or postponements thereof (the “2019 Annual Meeting of Stockholders”), for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders.  In accordance with Securities and Exchange Commission (the “Commission”) rules, we are mailing to many of our stockholders a Notice of Internet Availability instead of a paper copy of each of the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2018 (the “Form 10-K”). The Notice of Internet Availability contains instructions on how stockholders can access the proxy materials over the Internet as well as how stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, the Form 10-K and a form of proxy card.  Copies of this Proxy Statement, the attached notice and the form of proxy are being furnished to stockholders on or about April 12, 2019.

In the election of directors (Proposal No. 1), you may vote “FOR” or “AGAINST” any or all of the nominees or you may “ABSTAIN” from voting with respect to any or all of the nominees. If you “ABSTAIN” from voting, it will not affect the outcome of this proposal.

For the non-binding, advisory vote to approve compensation of the Company’s named executive officers as disclosed in this Proxy Statement (Proposal No. 2), the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) (Proposal No. 3), and the approval of the Company's Second Amended and Restated 2014 Plan (Proposal No. 4), you may vote “FOR,” “AGAINST” or “ABSTAIN.”  If you “ABSTAIN,” it will have the same effect as a vote “AGAINST” these proposals.

Shares represented by proxies will be voted in accordance with the choices specified thereon.  If you sign your proxy card without giving specific voting instructions, the shares represented by such proxies will be voted FOR the election of the director nominees set forth under Proposal No. 1, FOR the non-binding, advisory vote to approve compensation of the Company’s named executive officers as disclosed in this Proxy Statement set forth under Proposal No. 2, FOR the ratification of the appointment of PwC as our independent registered public accounting firm for 2019 set forth under Proposal No. 3, and FOR the approval of the Company's Second Amended and Restated 2014 Plan set forth under Proposal No. 4.  The Board does not know of any other matters that will be presented for action at the meeting, but the persons named in the proxy intend to vote or act with respect to any other proposal that may be properly presented for action according to their best judgment in light of the conditions then prevailing.

The quorum requirement for holding the 2019 Annual Meeting of Stockholders and transacting business is a majority of the outstanding shares entitled to vote.  The shares may be present in person or represented by proxy at the 2019 Annual Meeting of Stockholders. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes are counted by an independent third party.  In the election of directors, a nominee will be elected as a director if the number of votes cast “FOR” such nominee exceeds the number of votes cast “AGAINST” such nominee (with abstentions and broker non-votes not counted as either votes “FOR” or “AGAINST”).  In the non-binding, advisory vote to approve executive compensation, the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy will constitute the stockholders’ non-binding approval with respect to our executive compensation programs.  The proposal to ratify the appointment of our independent registered public accounting firm and the proposal to approve the Second Amended and Restated 2014 Plan require the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy.

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote those shares.  A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PwC as independent registered public accounting firm (Proposal No. 3), without instructions from the beneficial owner of those shares. On the other hand, a broker is not entitled to vote shares held for a beneficial owner on certain non-routine items absent instructions from the beneficial owner of such shares. The election of directors, the non-binding, advisory vote to approve executive compensation, and the vote to approve the Second Amended and Restated 2014 Plan are non-routine items on which a broker is not entitled to vote shares absent instructions from the beneficial owner of such shares. Broker non-votes count for purposes of determining whether a quorum exists, but do not count as votes cast (with respect to Proposal No. 1) or as shares entitled to vote (with respect to Proposal No. 2 and Proposal No. 4). Accordingly, broker non-votes will have no impact on the outcome of the election of directors (Proposal No. 1), the non-binding, advisory vote to approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement (Proposal No. 2), or the vote to approve the Second Amended and Restated 2014 Plan (Proposal No. 4).

A proxy may be revoked by a stockholder at any time before its exercise by attending the meeting and voting in person; by filing, no later than 5:00 p.m., Central time on Wednesday, May 22, 2019, with the Secretary of the Company a written notice of revocation; by duly executing a proxy bearing a later date; or by casting a new vote by toll-free telephone or the Internet no later than 11:59 p.m., Eastern time on Wednesday, May 22, 2019.

The preliminary voting results will be disclosed in a Current Report on Form 8-K that will be filed by the Company with the Commission within four business days following the 2019 Annual Meeting of Stockholders.  The final voting results, if different from the preliminary voting results, will be published on an amended Current Report on Form 8-K within four business days following the date on which the final results become known to us.

Each share of our common stock, $.001 par value (“Common Stock”), issued and outstanding on the record date, March 26, 2019, will be entitled to one vote on all matters to come before the 2019 Annual Meeting of Stockholders.  Cumulative voting is not permitted.  As of March 26, 2019, there were 47,649,989 shares of Common Stock outstanding.

We will bear all costs of this solicitation, including expenses in connection with preparing, assembling and furnishing this Proxy Statement. In addition to solicitations by mail, solicitations may be made by Internet, telephone, facsimile, email, or personal or press interviews. Some solicitations by any of these methods may be made by our directors and executive officers or by our investor relations employees within the normal conduct of their duties and without additional remuneration. In addition we have retained Georgeson LLC (“Georgeson”) to assist in the solicitation of proxies. Georgeson will be paid $15,000 plus reasonable expenses for such services.  Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable and documented expenses in connection therewith.

If you have any questions or need assistance voting, please call Georgeson, our proxy solicitor, at (866) 821-2550.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to those persons that we know to be the beneficial owners (as defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of more than 5% of the outstanding shares of our Common Stock, our only voting security, and with respect to the beneficial ownership of our Common Stock by all directors and nominees, each of the executive officers named in the Summary Compensation Table and all of our executive officers, directors, and director nominees as a group.  The information set forth below is based on ownership information we received as of March 26, 2019 (except as otherwise noted below) and the number of shares of Common Stock outstanding as of March 26, 2019.  Unless specified otherwise, the shares indicated are presently outstanding, and each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.  Unless otherwise noted, the address of each beneficial owner is c/o Tivity Health, Inc., 701 Cool Springs Blvd., Franklin, TN 37067.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)
BlackRock, Inc.	6,172,669	(2)	12.95%
55 East 52nd Street New York, NY 10055

The Vanguard Group	5,987,686	(3)	12.57%
100 Vanguard Blvd. Malvern, PA 19355

D. E. Shaw & Co., L.P.	2,423,135	(4)	5.09%
1166 Avenue of the Americas, 9th Floor New York, NY 10036

Donato J. Tramuto (c)	267,742	(5)	*

Dawn M. Zier (d)	125,312		*

Mary Flipse (b).	82,141	(6)	*

Glenn Hargreaves (b)	63,971	(7)	*

Kevin G. Wills (a)	54,071	(8)	*

Robert J. Greczyn, Jr.(a)	42,276	(9)	*

Paul H. Keckley, Ph.D. (a)	39,696	(10)	*

Bradley S. Karro (a)	38,366	(10)	*

Lee A. Shapiro (a)	30,141	(9)	*

Steve Janicak (b)	15,210		*

Benjamin A. Kirshner (d)	14,991		*

Archelle Georgiou, M.D. (a)	14,263	(11)	*

Peter A. Hudson, M.D. (a)	14,263	(11)	*

Sara J. Finley (a)	4,876	(11)	*

Beth M. Jacob (a)	2,876	(11)	*

Adam Holland (b)	1,662		*

Ryan Wagers (b)	0		*

All directors, director nominees, and executive officers as a group (17 persons)	783,591	(12)	1.64%

*	Indicates ownership of less than one percent of our outstanding shares of Common Stock
(a)	Director of the Company
(b)	Named Executive Officer
(c)	Director and Named Executive Officer
(d)	Director of the Company not previously elected by stockholders
(1)

Pursuant to the rules of the Commission, certain shares of our Common Stock that an individual owner set forth in this table has a right to acquire within 60 days after March 26, 2019 pursuant to the exercise or vesting of options to purchase shares of Common Stock (“stock options”) or other securities are deemed to be outstanding for the purpose of computing the ownership of that owner, but are not deemed outstanding for the purpose of computing the ownership of any other individual owner shown in the table.  Likewise, the shares subject to stock options or other securities held by our other directors and executive officers that are exercisable within 60 days after March 26, 2019 are all deemed outstanding for the purpose of computing the percentage ownership of all executive officers, directors, and director nominees as a group.

(2)

Information with respect to stock ownership is based on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the Commission on January 31, 2019 and includes shares held by certain of its subsidiaries.  Includes 5,998,375 shares to which BlackRock has sole voting power and 6,172,669 shares to which BlackRock has sole investment power.

(3)

Information with respect to stock ownership is based on a Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the Commission on February 12, 2019 and includes shares held by certain of its subsidiaries. Includes 84,655 shares to which Vanguard has sole voting power, 5,600 shares to which Vanguard has shared voting power, 5,902,880 shares to which Vanguard has sole investment power and 84,806 shares to which Vanguard has shared investment power.

(4)

Information with respect to stock ownership is based on a Schedule 13G/A filed by D. E. Shaw & Co., L.P. (“D. E. Shaw”) with the Commission on February 22, 2019 and includes shares held by certain of its affiliates. Includes 2,390,116 shares to which D. E. Shaw has shared voting power and 2,423,135 shares to which D. E. Shaw has shared investment power.

(5)

Includes 20,497 shares that, as of March 26, 2019, were issuable upon the exercise of outstanding stock options.  Also includes 1,551 shares issuable upon vesting of restricted stock units within 60 days after March 26, 2019.

(6)	Includes 23,568 shares that, as of March 26, 2019, were issuable upon the exercise of outstanding stock options.
(7)

Information is as of August 24, 2018, the date on which Mr. Hargreaves’ employment agreement with the Company was terminated by mutual consent, after which he was no longer an executive officer of the Company.  Pursuant to the terms of a separation and general release agreement, he remained employed by the Company on a part-time basis through December 31, 2018.  Includes 37,500 shares that were issuable upon the exercise of outstanding options as of August 24, 2018.

(8)

Includes 27,026 shares that, as of March 26, 2019, were issuable upon the exercise of outstanding stock options.  Also includes 4,427 shares issuable upon vesting of restricted stock units within 60 days after March 26, 2019.

(9)	Includes 4,427 shares issuable upon vesting of restricted stock units within 60 days after March 26, 2019.

(10)

Includes 15,000 shares that, as of March 26, 2019, were issuable upon the exercise of outstanding stock options.  Also includes 4,427 shares issuable upon vesting of restricted stock units within 60 days after March 26, 2019.

(11)	Includes 2,876 shares issuable upon vesting of restricted stock units within 60 days after March 26, 2019.
(12)

Includes 101,091 shares that, as of March 26, 2019, were issuable upon the exercise of outstanding stock options.  Also includes 35,190 shares issuable upon vesting of restricted stock units within 60 days after March 26, 2019.

Corporate Governance

Board and Committee Summary

The table below lists the current members of the Board and their current committee assignments.

Board Member	Age	Director Since	Primary Occupation	Audit	Comp	NCG	Strategic
Finley	59	2018	Principal of Threshold Corporate Consulting, LLC			M	M
Georgiou	56	2016	President, Georgiou Consulting, LLC			M	M
Greczyn	67	2015	Former President and Chief Executive Officer of Blue Cross Blue Shield of North Carolina		M	C
Hudson	53	2016	Managing Director of Alta Partners	M, F			M
Jacob	57	2018	SVP, Strategic Advisor and Leadership Coach of SPS Commerce	M	M
Karro	57	2014	Principal of Hillcote Advisors		C		M
Keckley	69	2014	Managing Director of The Keckley Group			M	C
Kirshner (1)	41	2019	Chairman of Elite Holdings, LLC
Shapiro	63	2015	CFO of Livongo; Managing Partner of 7wire Ventures	C, F	M
Tramuto (2)	62	2013	Chief Executive Officer of Tivity Health, Inc.
Wills (3)	53	2012	Chief Financial Officer of Pilot Flying J
Zier (4)	54	2019	President and Chief Operating Officer of Tivity Health, Inc.
2018 Meetings			Board: 33	10	12	5	4

Audit	Audit Committee	C	Chair
Comp	Compensation Committee	M	Member
NCG	Nominating and Corporate Governance Committee	F	Financial Expert
Strategic	Strategic Review Committee

(1)

Mr. Kirshner was appointed to the Board effective as of March 8, 2019 in connection with the Company’s acquisition of Nutrisystem, Inc. (“Nutrisystem”) on March 8, 2019.  The Board anticipates that Mr. Kirshner will become a member of the nominating and corporate governance committee and the strategic review committee upon his election to the Board at the 2019 Annual Meeting of Stockholders.

(2)	Mr. Tramuto became the chief executive officer of the Company on November 1, 2015 and remained a member of the Board. He is not a member of any committee of the Board.
(3)	Mr. Wills serves as Chairman of the Board and is not a member of any committee of the Board.
(4)	Ms. Zier was appointed to the Board effective as of March 8, 2019 in connection with the Company’s acquisition of Nutrisystem. She is not a member of any committee of the Board.

Other than Mr. Tramuto, all of the members of the Board who served during 2018 are “independent directors,” as defined under the Nasdaq Stock Market (“Nasdaq”) listing standards. Additionally, the Board has determined that Mr. Kirshner, one of the two directors who were appointed to the Board in 2019, qualifies as an "independent director," as defined under the Nasdaq listing standards.  The other director appointed to the Board in 2019, Ms. Zier, is President and Chief Operating Officer of the

Company and does not qualify as an “independent director” as defined under the Nasdaq listing standards.

During 2018, each of our incumbent directors attended at least 75% of the aggregate of the total number of meetings held (i) by the Board during the period for which such director served as a member of the Board and (ii) by the committees of which such director was a member during the period for which such director served as a member of such committees.

Board Structure

Our Amended and Restated Bylaws, as amended (our “Bylaws”), provide that the Board shall consist of no fewer than five nor more than 12 directors, with the exact number of directors to be determined from time to time by resolution of the Board, which we believe provides for the optimal exchange of ideas without stifling cooperation. In 2018, the size of the Board was expanded from nine to ten directors after recommendation of the Nominating and Corporate Governance Committee and subsequent Board approval, to take effect at the 2018 Annual Meeting of Stockholders.  Effective as of March 8, 2019, in connection with the Company’s acquisition of Nutrisystem and upon the recommendation of the Nominating and Corporate Governance Committee and subsequent Board approval, the size of the Board was increased from ten directors to 12 directors, and Ms. Zier and Mr. Kirshner were appointed to fill the vacancies created by such increase.

While our Board’s Governance Guidelines (our “Corporate Governance Guidelines”) provide flexibility in who may serve as Chairman of the Board, the Board believes that it is currently appropriate to separate the roles of Chairman and Chief Executive Officer (“CEO”). The CEO is responsible for setting our strategic direction and the day-to-day leadership of our business, while the Chairman ensures that the Board’s time and attention are focused on effective oversight of the matters most critical to the Company. Mr. Wills currently serves as Chairman of the Board.

Our Corporate Governance Guidelines set forth in greater detail the responsibilities of our Board.  Our Corporate Governance Guidelines are available under “Corporate Governance” accessible through the “Investors” link on the Company’s website at www.tivityhealth.com.

Dr. Georgiou will not be standing for re-election at the 2019 Annual Meeting of Stockholders, and the Nominating and Corporate Governance Committee has determined not to fill the vacancy that will arise from her departure from the Board. Upon the recommendation of the Nominating and Corporate Governance Committee and subsequent approval by the Board, the size of the Board will be decreased from 12 directors to 11 directors beginning at the 2019 Annual Meeting of Stockholders.

Risk Oversight

The Company is exposed to a number of risks, including economic, environmental, operational, and regulatory risks, among others. Management is responsible for the day-to-day management of the risks the Company faces, while the Board as a whole is responsible for the oversight of such risks. Each of the Audit, Compensation, Nominating and Corporate Governance, and Strategic Review Committees plays a significant role in assisting the Board to fulfill its oversight responsibilities.

Our Audit Committee, for example, is responsible for overseeing the accounting, financial, legal, and regulatory risks the Company faces. The Audit Committee receives reports from management and outside auditors regarding material issues concerning the adequacy of the Company’s internal controls over financial reporting. The Audit Committee also has access to management in discharging its duties and provides regular reports to the Board.

Our Compensation Committee assists the Board with risk oversight by annually reviewing the compensation philosophy of the Company and evaluating and providing recommendations on executive compensation as well as producing an annual report on executive compensation to be included in our Proxy Statement.  As further described in “Compensation Discussion and Analysis”, the Compensation Committee has determined that our executive compensation program and governance policies do not encourage our management or colleagues to take risks reasonably likely to have a material adverse effect on our business.  The Compensation Committee regularly reports its activities to the full Board.

Our Nominating and Corporate Governance Committee assists with risk oversight by managing Board structure and organization, the criteria for selecting new members to the Board and any Board committees, determining compensation for directors, evaluating Board members, and annually reviewing the corporate governance principles of the Company and recommending changes when appropriate. The Nominating and Corporate Governance Committee regularly provides reports to the Board.

The Strategic Review Committee assists the Board with risk oversight by reviewing, evaluating, and making recommendations to the Board regarding the Company’s business strategy. The activities of each of our committees are set forth in greater detail in each of their respective charters, which are available under “Corporate Governance” accessible through the “Investors” link on the Company’s website at www.tivityhealth.com.

The Company believes that the Board leadership structure supports its role in risk oversight. There is open communication between management and directors, and all directors are actively involved in the risk oversight function.

Committees of the Board

Compensation Committee

During 2018, the Compensation Committee was composed of Messrs. Karro and Greczyn for the entire year, Mr. Shapiro and Ms. Jacob from the 2018 Annual Meeting of Stockholders through the end of the year, and Dr. Georgiou and Mr. Conan Laughlin from January 2018 until the 2018 Annual Meeting of Stockholders (at which time Mr. Laughlin did not stand for re-election to the Board).  It was chaired by Mr. Laughlin from January 2018 until the 2018 Annual Meeting of Stockholders and by Mr. Karro from the 2018 Annual Meeting of Stockholders through the end of the year.  As discussed in “Compensation Discussion and Analysis,” all of the directors who serve on the Compensation Committee are “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), “Outside Directors” for purposes of regulations promulgated pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and “independent directors” as defined under the Nasdaq listing standards, in each case as determined by the Board.  The Compensation Committee is responsible for overseeing our overall compensation strategies and policies, evaluating the performance of our executive officers, approving the appropriate compensation of each of our executive officers, and administering our equity-based incentive plans, among other things.  The Compensation Committee’s Charter, which is reviewed annually by the Compensation Committee and is available on our website at www.tivityhealth.com, provides a detailed description of the Compensation Committee’s duties and responsibilities.

Nominating and Corporate Governance Committee

During 2018, the Nominating and Corporate Governance Committee was composed of Drs. Georgiou and Keckley and Mr. Greczyn for the entire year and Ms. Finley from the 2018 Annual Meeting of Stockholders through the end of the year.  It was chaired by Mr. Greczyn. All of the directors who serve on the Nominating and Corporate Governance Committee are “independent directors” as defined under the Nasdaq listing standards.  The Nominating and Corporate Governance Committee’s responsibilities include, among other things, identifying individuals qualified to become members of the Board, recommending such individuals to the Board for election to the Board, and developing and recommending to the Board corporate governance principles applicable to the Company.  The Nominating and Corporate Governance Committee’s Charter, which is reviewed annually by the Nominating and Corporate Governance Committee and is available on our website at www.tivityhealth.com, provides a detailed description of the Nominating and Corporate Governance Committee’s duties and responsibilities and sets forth the director nomination process.

Audit Committee

During 2018, the Audit Committee was composed of Messrs. Shapiro and Dr. Hudson for the entire year, Ms. Jacob from the 2018 Annual Meeting of Stockholders through the end of the year, and Mr. Laughlin from January 2018 until the 2018 Annual Meeting of Stockholders (at which time Mr. Laughlin did not stand for re-election to the Board).  It was chaired by Mr. Shapiro. All of the directors on the Audit Committee are “independent directors” as defined under the Nasdaq listing standards, and satisfy the heightened independence criteria applicable to members of the Audit Committee under the Nasdaq listing standards and Rule 10A-3(b)(1) under the Exchange Act.  We have, and will continue to have, at least one member of the Audit Committee who has past employment experience in finance or accounting and requisite professional certification in accounting or other comparable experience that results in the individual’s financial sophistication.  The Board has determined that each of Mr. Shapiro and Dr. Hudson qualifies as an “audit committee financial expert”, as defined by the regulations of the Commission.  The Audit Committee meets with our independent registered public accounting firm and management to review our consolidated financial statements, the quality and integrity of our accounting, auditing and financial reporting process, and our systems of internal controls.  The Audit Committee’s Charter, which is reviewed annually by the Audit Committee and is available on our website at www.tivityhealth.com, provides a detailed description of the Audit Committee’s duties and responsibilities.

Strategic Review Committee

The Strategic Review Committee reviews, evaluates and makes recommendations to the Board regarding the Company's business strategy. The Strategic Review Committee is advisory in nature and does not have the power to direct or approve the day-to-day management and operations of the Company.  During 2018, the Strategic Review Committee was composed of Mr. Karro and Drs. Keckley and Hudson for the entire year, Dr. Georgiou and Ms. Finley from the 2018 Annual Meeting of Stockholders through the end of the year, and Mr. Shapiro from January 2018 until the 2018 Annual Meeting of Stockholders. It was chaired by Mr. Karro from January 2018 until the 2018 Annual Meeting of Stockholders and by Dr. Keckley from the 2018 Annual Meeting of Stockholders through the end of the year. All of the directors who serve on the Strategic Review Committee are “independent directors” as defined under the Nasdaq listing standards.  The Strategic Review Committee’s Charter is available on our website at www.tivityhealth.com and provides a detailed description of the Strategic Review Committee’s duties and responsibilities.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assist the Board in the exercise of its duties and responsibilities and to serve in the best interests of the Company and its stockholders.  Our Corporate Governance Guidelines, which are available on our website at www.tivityhealth.com, provide a framework for the conduct of the business of the Board.

Code of Conduct

Our Code of Business Conduct applies to all employees (including officers) and non-employee directors (collectively, “colleagues”).  The purpose of the Code of Business Conduct is to provide written standards that are reasonably designed to promote: honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in reports and documents we file with the Commission and other public communications we make; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the Code of Business Conduct; and accountability for adherence to the Code of Business Conduct, and to deter wrongdoing.  A copy of our Code of Business Conduct, as well as any amendments thereto, is available on our website at www.tivityhealth.com. We intend to post any waiver of a provision of the Code of Business Conduct granted to any principal executive, financial, or accounting officers or any material amendment to the Code of Business Conduct on our website.

Stockholder Nominees

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder nominations for director candidates as described below under “Identifying and Evaluating Nominees for Directors.”  Any stockholder nominations proposed for consideration by the Nominating and Corporate Governance Committee should be addressed to: Secretary, Tivity Health, Inc., 701 Cool Springs Boulevard, Franklin, Tennessee 37067.  To be timely, director nominations for the 2020 Annual Meeting of Stockholders must be submitted within the time limits for stockholder proposals as set forth on page 78.

Director Qualifications

Under our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee is responsible for determining the criteria for membership on the Board.  Under such criteria, at least a majority of the members of the Board should be independent, and all members should have the highest character and integrity and possess an inquiring mind, vision and the ability to work well with others. Currently, all of our directors except for Mr. Tramuto and Ms. Zier are independent. Other criteria that will be considered include prior experience as a director, knowledge of our business and industry and broad experience at the operational, financial or policy-making level in business. Diversity, age and skills in the context of the needs of the Board are also a consideration. While the Company’s Corporate Governance Guidelines do not explicitly define diversity, it is the Nominating and Corporate Governance Committee’s practice to seek director candidates who will contribute to a diversity of perspectives. The Nominating and Corporate Governance Committee considers diversity in the context of the Board as a whole and takes into account a candidate’s personal characteristics and industry experience, with the intent of maintaining a Board that represents a broad range of viewpoints. Board members should also have sufficient time to devote to the affairs of the Company and to provide insight and practical wisdom based on experience.  As such, in order to be active participants and perform all director duties responsibly, directors’ service on other boards of public companies is limited to three public company boards (excluding the Company).

Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director.  The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or other reasons.  In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the Board, management, professional search firms, stockholders or other persons. These candidates are evaluated at meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee considers properly submitted stockholder nominations for candidates for the Board.  In evaluating nominations, the Nominating and Corporate Governance Committee uses the same criteria for all nominees and seeks to achieve a balance of knowledge, experience, and expertise on the Board. Mr. Kirshner and Ms. Zier were appointed to the Board in connection with the Company’s acquisition of Nutrisystem and recommended by the Nominating and Corporate Governance Committee to the Board to be nominated to stand for election at the 2019 Annual Meeting of Stockholders and to serve, if elected, as directors until the 2020 Annual Meeting of Stockholders.

Directors’ Attendance at Annual Meetings of Stockholders

Although directors are invited and are always encouraged to attend the annual stockholder meetings, we do not require their attendance.  All of the directors then serving attended the 2018 Annual Meeting of Stockholders held on May 24, 2018.

Communications with the Board

Stockholders may communicate with the Board by submitting a letter in writing addressed to: Chairman of the Board, Tivity Health, Inc., 701 Cool Springs Boulevard, Franklin, Tennessee 37067.  If the communication relates to the Company’s ethics or conduct, financial statements, accounting practices or internal controls, the communication may be submitted in writing addressed to: Audit Committee Chairman, Tivity Health, Inc., 701 Cool Springs Boulevard, Franklin, Tennessee 37067.  Stockholder communications may be submitted confidentially or anonymously.

Stock Ownership and Retention Guidelines

The Company’s stock ownership and retention guidelines applicable to NEOs require currently employed executive officers to maintain a minimum ownership in the Company’s stock calculated as a multiple of their base salary (for 2019, at least 3.75 times base salary for the Chief Executive Officer, 2.0 times base salary for each of the Chief Financial Officer, Division President, Healthcare, and Chief Legal Officer, and 0.9 times base salary for the Chief Accounting Officer).  Executive officers must retain at least 75% of the net number of shares acquired (after payment of exercise price, if any, and taxes) upon the exercise of all stock options and upon the vesting of all restricted stock units representing hypothetical shares of our Common Stock (“RSUs”), performance-based stock units (“PSUs”) and market stock units (“MSUs”), until they reach the required multiple of base salary.  Executive officers who do not comply with the guidelines may not be eligible for future equity awards. All of the NEOs who are currently employed are currently in compliance with the guidelines.

Additionally, the Board has adopted stock retention guidelines for independent directors.  The guidelines require directors to maintain ownership in the Company’s stock equal to three times the current minimum annual cash retainer for directors.  Directors must retain at least 75% of the net number of shares acquired (after payment of exercise price, if any, and taxes) upon the exercise of all stock options and vesting of all RSUs until they reach the required minimum ownership.  Directors generally have until the five-year anniversary of their appointment to the Board to meet these requirements and may not sell shares of the Company’s stock until the ownership requirement is achieved.  All of the directors are currently in compliance with the guidelines.

Evaluations of Board and Committee Performance

Each year, the Nominating and Corporate Governance Committee of the Board conducts an evaluation of the effectiveness of the Board as a whole and the performance of each committee of the Board.  The manner of the evaluation is determined annually by the Nominating and Corporate Governance Committee in order to ensure the procurement of accurate and relevant information.  The evaluation process is designed to facilitate ongoing, systematic examination of the Board and each committee’s effectiveness and accountability and to identify opportunities for improvement. The Nominating and Corporate Governance Committee designs and coordinates the evaluations for the Board and its committees.  The Chair of the Nominating and Corporate Governance Committee is responsible for reporting the results to each committee and the full Board.

Certain Relationships and Related Party Transactions

Since the beginning of the last fiscal year, we are not aware of any related party transactions between us and our directors, executive officers, 5% stockholders or their family members that require disclosure under Item 404 of Regulation S-K under the Exchange Act (“Item 404”).

Pursuant to its written charter, the Audit Committee reviews and either ratifies, approves or disapproves all transactions between the Company and any related person that are required to be disclosed pursuant to Item 404.

In determining whether to approve or ratify any material related party transaction, the Audit Committee considers the relevant information and facts available to it regarding the transaction and takes into account factors such as the related party’s relationship to the Company and interest (direct or indirect) in the transaction, the terms of the transaction, and the benefits to the Company of the transaction. No director participates in the approval of an interested transaction for which he or she is a related party or otherwise has a direct or indirect interest.

PROPOSAL NO. 1

Election of Directors

The Board currently consists of 12 directors.  As previously discussed, in connection with the Company’s acquisition of Nutrisystem and upon the recommendation of the Nominating and Corporate Governance Committee and subsequent Board approval, the size of the Board was increased from ten directors to 12 directors effective as of March 8, 2019, and Ms. Zier and Mr. Kirshner were appointed to fill the vacancies created by such increase.  All of the current directors except Dr. Georgiou will stand for re-election at the 2019 Annual Meeting of Stockholders, and Ms. Zier and Mr. Kirshner will each stand for election to the Board for the first time.

A nominee for election will be elected as a director if the number of votes cast “FOR” such nominee at the 2019 Annual Meeting of Stockholders exceeds the number of votes cast “AGAINST” such nominee (with abstentions and broker non-votes not counted as either votes “FOR” or “AGAINST”).  Stockholders have no right to vote cumulatively for directors, but rather each stockholder shall have one vote for each director for each share of Common Stock held by such stockholder.

Unless contrary instructions are received, shares of our Common Stock represented by duly executed proxies will be voted in favor of the election of the nominees named below.  If for any reason a nominee is unable to serve as a director, it is intended that the proxies solicited hereby will be voted for such substitute nominee as our Board may propose.  The Board has no reason to expect that the nominees will be unable to serve, and therefore, at this time does not have any substitute nominees under consideration.

Each of the 11 persons below is a nominee for election to serve as a director for a term that will expire at the 2020 Annual Meeting of Stockholders and until his/her successor is elected and qualified.  Except for Ms. Zier and Mr. Kirshner, who were appointed to the Board in connection with the Company’s acquisition of Nutrisystem and who are standing for election to the Board for the first time, all of the Company nominees for election to the Board are presently directors of the Company and were previously elected by the Company’s stockholders. Except for Dr. Georgiou, all directors elected at the 2018 Annual Meeting of Stockholders are standing for re-election. Certain information relating to the following persons has been furnished to us by the individuals named, and we have also included the specific skills, qualifications and experience of each of our directors and director nominees.

Name	Age	Director Since	Position(s)
Sara J. Finley	59	2018	Director
Robert J. Greczyn, Jr.	67	2015	Director
Peter A. Hudson, M.D.	53	2016	Director
Beth M. Jacob	57	2018	Director
Bradley S. Karro	57	2014	Director
Paul H. Keckley, Ph.D.	69	2014	Director
Benjamin A. Kirshner	41	2019	Director
Lee A. Shapiro	63	2015	Director
Donato J. Tramuto	62	2013	Chief Executive Officer and Director
Kevin G. Wills	53	2012	Chairman of the Board
Dawn M. Zier	54	2019	President, Chief Operating Officer and Director

Sara J. Finley Principal of Threshold Corporate Consulting, LLC	Age 59	Director since 2018

Ms. Finley is the Principal of Threshold Corporate Consulting, LLC, a consulting services firm that she founded in 2015. From 2009 to 2011, Ms. Finley served as Senior Vice President and General Counsel of CVS Health Corporation, formerly known as CVS Caremark Corporation (including its predecessor companies, “CVS Caremark”), a publicly traded pharmacy services company.  From 2007 to 2009, Ms. Finley served as Senior Vice President and General Counsel of the pharmacy benefits management division of CVS Caremark, and from 2011 until her retirement from the company in 2015, Ms. Finley served as a senior legal advisor for CVS Caremark.  From 1998 to 2007, Ms. Finley served as Senior Vice President, Assistant General Counsel and Corporate Secretary of Caremark Rx, Inc., a publicly traded company and a predecessor of CVS Caremark. Previously, she was a partner at the law firm Kutak Rock in Atlanta, Georgia.  Ms. Finley graduated from the University of Alabama and received her law degree from Vanderbilt University.  She currently serves on the board of directors of Oak Paper Products Company, Inc., a privately-held paper products, packaging and janitorial supply company based in Los Angeles, California and Studio Bank, a community bank based in Nashville, Tennessee.  Ms. Finley is President of the Vanderbilt Law School Board of Advisors and has also served on several Nashville non-profit boards, including Alive Hospice, The Land Trust for Tennessee, The Center for Nonprofit Management, and The Nashville Food Project.

Qualifications: Ms. Finley’s specific skills, experience and qualifications to serve as a director of the Company include over 15 years of executive management experience for industry-leading health care companies; board leadership roles for corporate and nonprofit organizations; and extensive experience as a senior legal advisor for mergers and acquisitions, health care regulatory matters, corporate governance, enterprise risk management, compliance, and other matters.  We believe Ms. Finley’s experience and perspective provides our Board with valuable insight, particularly with respect to strategic, legal, compliance, and risk management matters.

Board Committees:  nominating and corporate governance; strategic review

Robert J. Greczyn, Jr. Former President and Chief Executive Officer of Blue Cross Blue Shield of North Carolina	Age 67	Director since 2015

Mr. Greczyn was the Chief Executive Officer of Blue Cross Blue Shield of North Carolina (“BCBSNC”) from 2000 until his retirement in 2010, where he also served on the Board of the Blue Cross Blue Shield Association.  Since his retirement, Mr. Greczyn has served as Principal Manager of Capital Food Group, LLC and RJG Restaurant Group LLC, privately held restaurant franchise operations. From August 1998 until September 1999 he was the Chief Operating Officer of BCBSNC and became its President in September 1999.  From 1990 to 1998, he was the President and CEO of Carolina Physicians Health Plan, a health maintenance organization, which was partially acquired by Healthsource, Inc. in 1991 and fully acquired by Healthsource, Inc. in 1994, at which time it became Healthsource North Carolina.  In 1997, Cigna Corporation acquired Healthsource, Inc.  From 1986 to 1990, Mr. Greczyn was President and CEO of Health Plan of Delaware, Ltd. (which was acquired by Principal Health Care, Inc. in 1988, at which time it became Principal Health Care of Delaware, Inc.).  From March 2011 to November 2014, Mr. Greczyn served on the Board of Directors of Liposcience, Inc., a publicly traded (until its acquisition by Laboratory Corporation of America in November 2014) clinical diagnostic company, where he chaired the compensation committee and was a member of the audit committee.  He also served as the interim President and Chief Executive Officer of Liposcience, Inc. from August 2013 until February 2014, during which time he resigned from his positions on the audit and compensation committees.  From October 2011 until August 2012, Mr. Greczyn served as a director of M*Modal Inc., a publicly traded (until its acquisition August 2012 by One Equity Partners) provider of interactive clinical documentation and speech understanding technology, where he was a member of the compensation and audit committees.  From 2006 to 2008, Mr. Greczyn was Chairman of the Board of the Council for Affordable Quality Care, an alliance of chief executive officers of the nation’s leading health insurers working to simplify healthcare transactions.  Mr. Greczyn also serves as a board member of Vidant Health and Vidant Medical Center, a not for profit large hospital, of which he is the chair of the compensation committee.  Mr. Greczyn received an M.P.H. degree in health policy from the University of North Carolina at Chapel Hill and a B.A. degree in psychology from East Carolina University.

Qualifications:  Mr. Greczyn’s specific skills, experience and qualifications to serve as a director of the Company include over 20 years of experience as Chief Executive Officer of three health insurance companies as well as service on the compensation and audit committees of publicly traded companies.  We believe his extensive management experience and knowledge of the managed care industry and his prior public company board experience provides critical insight to our Board.

Board Committees:  nominating and corporate governance (chair); compensation

Peter A. Hudson, M.D. Managing Director of AltaPartners	Age 53	Director since 2016

Dr. Hudson has served as a Managing Director at Alta Partners, a healthcare venture capital firm, since October 2015. He also serves on numerous boards, including U.S. Acute Care Solutions (“USACS”), one of the nation's largest acute care companies, since May 2015, and Emergency Medicine Physicians Holding Company, one of USACS’ founding organizations, since July 2014. In addition, Dr. Hudson has been on the board of directors for mobile acute care provider DispatchHealth since August 2015, and has served as senior advisor to venture-backed Augmedix, Inc., a privately-held company that operates in the information technology services & consulting industry, since January 2015. From 2008 to March 2014, Dr. Hudson was Chief Executive Officer of iTriage LLC, a mobile healthcare company, which was acquired by Aetna, Inc.  Dr. Hudson then served as Head of Consumer Technologies at Aetna from October 2013 through March 2014. From 2001 to 2010, Dr. Hudson was managing business partner for Emergency Physicians at Porter Hospitals, an emergency medicine staffing company in Denver, Colorado. Dr. Hudson was the Colorado Technology Association’s Entrepreneur of the Year in 2013 and a guest of the First Lady at the State of the Union in 2013, representing digital health as a national policy objective. He holds a B.A. in Political Science and Pre-Med from Colorado College and an M.D. from the University of Colorado School of Medicine.

Qualifications: Dr. Hudson’s specific skills, experience and qualifications to serve as a director of the Company are evidenced by over 15 years of experience as a physician and entrepreneur founding, growing, and investing in both healthcare technology and services and digital health. We believe that Dr. Hudson’s focus on creating efficiencies within the healthcare delivery system and empowering healthcare consumers with novel technology provides critical insight to our Board.

Board Committees:  audit; strategic review

Beth M. Jacob Senior Vice President, Strategic Advisor and Leadership Coach of SPS Commerce	Age 57	Director since 2018

After serving in senior leadership roles since 2015 with SPS Commerce, Inc. (“SPS Commerce”), a global leader in cloud-based supply chain management solutions, Ms. Jacob is retiring in April 2019 from her position as Senior Vice President, Strategic Advisor and Leadership Coach of SPS Commerce, which began in March 2018, and will continue to support the work of SPS Commerce as an independent consultant.  From 2015 to March 2018, Ms. Jacob was the Senior Vice President, Chief Customer Success Officer, at SPS Commerce, where she created a high energy and innovative customer success organization that delivers new services and value to drive retention and growth.  From 2002 to 2014, Ms. Jacob was an executive with Target Corporation (“Target”), a leading upscale discount retailer that provides high-quality merchandise with a guest-friendly experience across store and digital channels.  At Target, she was Executive Vice President and Chief Information Officer from 2010 to 2014 and Senior Vice President and Chief Information Officer from 2008 to 2010. Ms. Jacob also was responsible for the global operations of Target India from 2011 to 2014.  From 2006 to 2008, Ms. Jacob was the Vice President of Target Financial Services, Guest Operations, leading the contact center and collection operations team that provided services to Target’s customers.  From 2003 to 2006, Ms. Jacob was Vice President of Target Financial Services, Guest Contact Centers, and from 2002 to 2003, she was the Director of Target Financial Services, Guest Contact Centers.  Prior to joining Target, Ms. Jacob spent 15 years at Ameriprise Financial, Inc. (formerly known as American Express Financial Advisors), a leading

diversified financial services firm dedicated to helping customers achieve their financial goals.   Ms. Jacob graduated with a B.S. degree from the University of Minnesota in 1984 and received her Master of Business Administration degree from the University of Minnesota Carlson School of Management in 1989.  Ms. Jacob has served on several non-profit boards, and currently serves on the Twin Cities Habitat for Humanity Board of Directors, where she co-chairs the Strategic Planning Committee and serves on the Development Committee.

Qualifications: Ms. Jacob’s specific skills, experience and qualifications to serve as a director of the Company include more than 30 years of consumer-focused business experience with a broad range of responsibilities, spanning customer strategy and service, global operations, technology and data capabilities, scaling strategies for growth, and successful leadership and engagement of teams comprised of several thousand members. We believe Ms. Jacob’s experience and perspective provide our Board with valuable insight, particularly with respect to the Company’s developing digital platforms, expanded operational footprint, and strategy.

Board Committees:  audit; compensation

Bradley S. Karro Principal of Hillcote Advisors	Age 57	Director since 2014

Mr. Karro is a principal of Hillcote Advisors, a firm focused on investing in and restructuring healthcare companies that Mr. Karro founded in July 2008. Prior to starting Hillcote Advisors, Mr. Karro held a number of senior executive positions in the healthcare industry, including serving as Executive Vice President of Caremark Rx, a prescription benefit management company. Mr. Karro joined Medpartners (which changed its name to Caremark Rx) in 1998, and served at Caremark Rx through 2007.  During his time at Caremark Rx, Mr. Karro was responsible for mergers and acquisitions, integration planning, information technology and Medicare product development. Mr. Karro was also appointed as a charter member of the Governor’s e-Health Advisory Council in Tennessee, an organization established to coordinate Tennessee’s initiatives leading towards the adoption of electronic medical records. From October 2013 to March 2017, Mr. Karro served as a member of the Board of Directors of Angiotech Pharmaceuticals, Inc., a global specialty pharmaceutical and medical device company, where he chaired the Audit Committee. Mr. Karro previously served on the Board of Directors of Emageon Inc., an information technology systems provider for hospitals, healthcare networks, and imaging facilities, from 2008 through 2009.

Qualifications:  Mr. Karro’s specific skills, experience and qualifications to serve as a director of the Company are evidenced by his more than 25 years of healthcare industry experience, extensive knowledge of the healthcare industry, executive management experience, and prior public board experience.

Board Committees:  compensation (chair); strategic review

Paul H. Keckley, Ph.D. Managing Director of The Keckley Group	Age 69	Director since 2014

Dr. Keckley has been the Managing Director of The Keckley Group, an independent healthcare research and policy analysis firm, since December 2012.  In addition, Dr. Keckley is the Editor of The Keckley Report, which he began publishing in September 2013, and an expert on health industry trends and U.S. health system reform. Dr. Keckley was the Managing Director of Navigant Center for Healthcare Research and Policy Analysis from March 2014 through February 2016.  In his 40-year health industry career, Dr. Keckley has served as an expert commentator for national media coverage of healthcare reform, CEO of four health care companies funded by private investors, in senior management at Vanderbilt Medical Center and most recently as Executive Director of the Deloitte Center for Health Solutions in Washington, D.C, a position he held from 2006 through September 2013. Dr. Keckley currently serves on the Advisory Boards of Western Governors University and Lipscomb University College of Pharmacy.

Qualifications: Dr. Keckley’s specific skills, experience and qualifications to serve as a director of the Company are evidenced by his 40-year career in healthcare research and policy analysis. Dr. Keckley has published 200 trade and peer reviewed articles and conducted numerous primary research studies about population-health management business models, trends, and issues. He is also the publisher of the Keckley Report, a weekly analysis of healthcare industry trends. We believe his research regarding population-health management business models, trends, and issues and his ongoing analysis of the healthcare industry provides valuable insights to the Board on both the historical and current trends within the healthcare industry.

Board Committees:  nominating and corporate governance; strategic review (chair)

Benjamin A. Kirshner Chairman of Elite Holdings, LLC	Age 41	Director since 2019

Since January 1, 2019, Mr. Kirshner has served as Chairman of the board of directors of Elite Holdings, LLC, the parent company of Elite SEM Inc. (“Elite SEM”), a digital marketing agency which he founded in 2004. From its founding until December 2018, Mr. Kirshner served as Elite SEM’s Chief Executive Officer. Under his guidance, Elite SEM grew to over 500 employees, has more than 800 clients and manages over $1 billion in advertising spend. Mr. Kirshner is also the founder of CoffeeForLess.com, Inc., an e-commerce coffee company which he founded in 1998. Mr. Kirshner began his career in 2000 as an account executive with 24/7 Media Inc., a digital technology company. From 2001 to 2004, he served as an account executive at Send Traffic, Inc., a performance focused, interactive marketing firm specializing in full service search marketing and pay-per-click management services. Mr. Kirshner served as a member of Nutrisystem’s board of directors from October 2018 until the Company’s acquisition of Nutrisystem in March 2019. From 2006 to 2016, Mr. Kirshner served as an adjunct professor at New York University, teaching courses on search and digital marketing strategies. He serves on the board of directors of several nonprofit organizations, including the Perelman Jewish Day School, the Jewish Federation of Greater Philadelphia and the Children’s Hospital of Philadelphia Corporate Council. Mr. Kirshner earned his bachelor’s degree in Business Administration in 2000 from George Washington University.

Qualifications: Mr. Kirshner’s specific skills, experience and qualifications to serve as a director of the Company are evidenced by his 15 years of service as Chief Executive Officer of a digital marketing agency and prior service as a director of Nutrisystem. We believe his extensive management experience and knowledge of the digital marketing industry and his prior experience as a board member of Nutrisystem provide critical insight to our Board.

Lee A. Shapiro CFO of Livongo; Managing Partner of 7wire Ventures	Age 63	Director since 2015

Since February 2019, Mr. Shapiro has served as the Chief Financial Officer of Livongo, a private mobile health monitoring technology company (“Livongo”). Since June 2013, Mr. Shapiro has been a Managing Partner of 7wire Ventures, a venture capital firm he co-founded to invest in innovative ideas and entrepreneurs, mostly in the areas of consumer-focused healthcare and education technology. Previously, from 2002 through December 2012, Mr. Shapiro was President of Allscripts Healthcare Solutions, Inc., a publicly traded healthcare information technology company (“Allscripts”), and served as a consultant to the Chief Executive Officer of Allscripts from January 2013 to June 2013. Prior to joining Allscripts, from 1998 to 2000, he was the Chief Operating Officer of Douglas Elliman-Beitler, a commercial office management and development company, where he directed all business activities throughout the United States. In addition to serving on the boards of several privately held companies, Mr. Shapiro currently serves on the boards of directors of Medidata Solutions, Inc., a publicly traded global provider of cloud-based solutions for life sciences (where he is a member of the audit committee and the nominating and corporate governance committee); Aptus Health, Inc. (“Aptus”), formerly known as Physicians Interactive Holdings, LLC (“PIH”), a wholly-owned subsidiary of Merck & Co., Inc., that is one of the largest providers of online resources for healthcare information, medication samples and mobile decision support tools to healthcare professionals (where he chairs the audit committee and is a member of the compensation committee); and the American Heart Association.  Mr. Shapiro holds a J.D. degree from The University of Chicago Law School.

Qualifications:  Mr. Shapiro’s specific skills, experience and qualifications to serve as a director of the Company are evidenced by significant experience in directing strategic initiatives at a global public healthcare technology company, including mergers and acquisitions, international expansion, business development and partnerships, and business activities in the areas of analytics and information services. His understanding of emerging digital health technologies is also important to the Company’s investments and positioning.  In addition, we believe his prior and current public and private company board experience provides critical insight to our Board.

Board Committees: audit (chair); compensation

Donato J. Tramuto Chief Executive Officer of the Company	Age 62	Director since 2013

Mr. Tramuto has served as Chief Executive Officer of the Company since November 2015. He has served on the Board since May 2013 and was Chairman of the Board from June 2014 until becoming Chief Executive Officer in November 2015. From 2008 until November 2015, Mr. Tramuto served as Chief Executive Officer and Chairman of Aptus, formerly known as PIH, which was sold in 2013 to Merck Global Health Innovation Fund.  Prior to founding PIH, he served as President of the Physicians Interactive Division of Allscripts from 2006 to 2008.  From 2004 to 2006, Mr. Tramuto was Chief Executive Officer of i3 Pharmaceuticals, LLC, a global pharmaceutical services company that, prior to its sale to inVentiv Health, Inc. in 2011, was part of Ingenix, Inc. (a subsidiary of UnitedHealth Group Incorporated).  Prior to joining Ingenix, Mr. Tramuto was one of the founders of Protocare, Inc. (“Protocare”), a large provider of drug development services, where he served as Chief Executive and President of the Protocare Sciences Division and Corporate Officer of Protocare from 1998 to 2003.   Prior to co-founding Protocare, Mr. Tramuto served as General Manager/Executive Vice President of the Home Healthcare Business Unit and Corporate Vice President of Disease Management Marketing at Caremark.  Mr. Tramuto currently serves on the board of directors of Sharecare, Inc., a private health and wellness company, and GoCheckKids, a private digital health solutions company.  Mr. Tramuto also serves on executive leadership boards including service on the Boston University School of Public Health Dean's Advisory Board and as a Board Trustee at the Robert F. Kennedy Center for Justice and Human Rights Europe Board.  Mr. Tramuto is the founder of Health eVillages, where he serves on the board, and a former member of the State of Maine Economic Growth Council, an appointment by former Maine Governor John Baldacci.

Qualifications:  Mr. Tramuto's specific skills, experience and qualifications to serve as Chief Executive Officer and a director of the Company include his service as Chief Executive Officer of several mid-to-large sized, global healthcare companies, providing more than 30 years of healthcare experience in both the product and service segments.  He has extensive knowledge in strategy, product and business development, succession planning, marketing, and consumer insights and has taken several companies from the startup phase to successful exits.

Board Committees:  none

Kevin G. Wills Chief Financial Officer of Pilot Flying J	Age 53	Director since 2012

Mr. Wills has been Chairman of the Board since November 2015.  Mr. Wills has served as Chief Financial Officer of Pilot Flying J, the largest operator of travel centers in North America, since February 2019.  From February 2017 to February 2019, he was the Chief Financial Officer of Tapestry, Inc. (formerly Coach, Inc.). From March 2014 to February 2017, Mr. Wills served as Managing Director and Chief Financial Officer of AlixPartners, LLP, a global business advisory firm. From May 2007 through November 2013, he served as Executive Vice President and Chief Financial Officer of Saks Incorporated

(now a part of Hudson’s Bay Company), a publicly traded (prior to the fourth quarter of 2013) retailer of fashion apparel, shoes, accessories, jewelry, cosmetics and gifts. During his tenure at Saks Incorporated, Mr. Wills served as Executive Vice President of Finance/Chief Accounting Officer from May 2005 through April 2007, and as Executive Vice President of Operations for Parisian, Inc., a retailer, from February 2003 until April 2005. Prior to that, he was appointed Senior Vice President of Planning and Administration for Saks Department Store Group in September 1999, Senior Vice President of Strategic Planning in September 1998 and Vice President of Financial Reporting for Saks Incorporated in September 1997.  Prior to joining Saks Incorporated, Mr. Wills served as Vice President and Controller for Tennessee Valley Authority (“TVA”), an energy producer.  Before joining TVA, Mr. Wills served as the Business Assurance Manager for Coopers and Lybrand (currently known as PwC), an accounting and financial services firm.

Qualifications:  Mr. Wills’ specific skills, experience and qualifications to serve as a director of the Company are evidenced by his many years of executive leadership, including as Chief Financial Officer of Pilot Flying J, Chief Financial Officer of Tapestry, Inc., Managing Director and Chief Financial Officer of AlixPartners, LLP and Chief Financial Officer of Saks Incorporated, as mentioned above. Additionally, Mr. Wills is a Certified Public Accountant and brings significant capital markets, mergers and acquisitions and international operations experience, all of which enhance our Board’s understanding of various financial aspects of the Company’s business.

Board Committees:  none

Dawn M. Zier President and Chief Operating Officer of the Company	Age 54	Director since 2019

Ms. Zier has served as President and Chief Operating Officer of the Company since the Company’s acquisition of Nutrisystem in March 2019. Ms. Zier served as the President and Chief Executive Officer of Nutrisystem and as a member of its board of directors from November 2012 until the acquisition of Nutrisystem by the Company. Before joining Nutrisystem, Ms. Zier served as the President of International at The Reader’s Digest Association, Inc., a global media and direct marketing company (the “Reader’s Digest Association”), from April 2011 until November 2012.  Prior to that, she served in various other management positions at the Reader’s Digest Association, including President of Europe and President of Global Consumer Marketing. In February 2013, RDA Holdings, Co., the holding company and parent of Reader’s Digest Association, filed a voluntary petition for reorganization relief pursuant to Chapter 11 of the United States Bankruptcy Code. Ms. Zier currently serves on the board of Spirit Airlines, a public commercial airline, joining in 2015, and the board of The Hain Celestial Group, a public organic food and natural products company, joining in 2017. Ms. Zier served on the Velo Holdings Inc. Board of Directors from 2015 to 2016 and the Data and Marketing Association’s Board of Directors from 2008 to 2015.  In her capacity as a public company director, she has served on both audit and compensation committees and has chaired nominating and corporate governance committees.

Qualifications: Ms. Zier’s specific skills, experience and qualifications to serve as a director of the Company are evidenced by her extensive management leadership and public boardroom experience, which have provided Ms. Zier with significant knowledge of sound corporate governance practices, as well as her intimate knowledge of the business and affairs of Nutrisystem, due to her service as its Chief Executive Officer prior to it being acquired by the Company.

Board Committees:  none

The Board recommends a vote FOR each nominee.

Director Compensation

The Nominating and Corporate Governance Committee reviews on an annual basis director compensation in relation to other comparable companies and in light of other factors that the Nominating and Corporate Governance Committee deems appropriate and discusses director compensation with the

Board. Pursuant to our director compensation policy, each of our non-employee directors (excluding Chairman of the Board, who receives a $200,000 annual cash retainer as further described below) receives a $75,000 annual cash retainer as well as annual committee retainers as follows:

	Annual Retainer

Committee	Member	Chair
Audit	$15,000	$30,000
Compensation	$10,000	$20,000
Nominating and Corporate Governance	$10,000	$20,000
Strategic Review	$10,000	$20,000

The Chairman of the Board receives an annual cash retainer in the amount of $200,000 and receives no other additional cash compensation for his service on the Board or attendance at any Board or Committee meetings.

In addition, non-employee directors receive an annual grant of RSUs with a grant date fair value of approximately $110,000.  Equity awards to non-employee directors during 2018 were made pursuant to the Company’s Amended and Restated 2014 Stock Incentive Plan (the “Amended and Restated 2014 Plan”).  Directors who are also our employees (Mr. Tramuto and Ms. Zier) receive no additional compensation for their Board service.

The following table summarizes the compensation to each non-employee director during 2018.

2018 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
		(1)	(2)
Sara J. Finley	$55,417	$110,007	-	$165,424
Archelle Georgiou, M.D. (3)	102,917	110,007	-	212,924
Robert J. Greczyn, Jr.	105,000	110,007	-	215,007
Peter A. Hudson, M.D.	101,440	110,007	-	211,447
Beth M. Jacob	61,364	110,007	-	171,371
Bradley S. Karro	105,000	110,007	-	215,007
Paul H. Keckley, Ph.D.	100,833	110,007	-	210,840
Conan J. Laughlin (4)	52,578	--	-	52,578
Lee A. Shapiro	115,000	110,007	-	225,007
Kevin G. Wills	200,000	110,007	-	310,007

(1)

Reflects the aggregate grant date fair value of RSUs granted during 2018 calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.  The grant date fair value of RSUs granted to the non-employee directors during 2018 was $38.25 per share. The following directors and former directors who served on the Board during 2018 had unvested stock awards outstanding as of December 31, 2018 as follows: Dr. Georgiou (2,876); Ms. Finley (2,876); Mr. Greczyn (4,427); Dr. Hudson

(2,876); Ms. Jacob (2,876); Mr. Karro (4,427); Dr. Keckley (4,427); Mr. Shapiro (4,427); and Mr. Wills (4,427).
(2)

The following directors and former directors who served on the Board during 2018 had stock option awards outstanding as of December 31, 2018 as follows:  Mr. Karro (15,000); Dr. Keckley (15,000); and Mr. Wills (27,026).

(3)	Dr. Georgiou will not stand for re-election at the 2019 Annual Meeting of Stockholders. Therefore, her term will end at the 2019 Annual Meeting of Stockholders.
(4)	Mr. Laughlin did not stand for re-election at the 2018 Annual Meeting of Stockholders.

Forward-Looking Statements

This Proxy Statement contains forward-looking statements, which are based upon current expectations, involve a number of risks and uncertainties, and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief, or expectations of the Company, including, without limitation, all statements regarding the Company’s future earnings, revenues, and results of operations.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary from those in the forward-looking statements as a result of various factors. These factors include, but are not limited to, those described in Item 1A, Risk Factors, and Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the Form 10-K, and those that will be described from time to time in the Company’s filings with the Commission, including the Company’s subsequent reports filed with the Commission on Form 10-K, Form 10-Q, and Form 8-K, which are available on the Commission’s website at www.sec.gov and on the Company’s website at www.tivityhealth.com. We undertake no obligation to update or revise any such forward-looking statements.

Compensation Discussion and Analysis

Executive Summary

In 2018, our Named Executive Officers (“NEOs”) were as follows:

Name	Position

Donato Tramuto	Chief Executive Officer
Adam Holland	Chief Financial Officer
Steve Janicak	Division President, Healthcare (formerly Chief Growth Officer)
Mary Flipse	Chief Legal and Administrative Officer
Ryan Wagers (1)	Chief Accounting Officer
Glenn Hargreaves (2)	Former Chief Accounting Officer

(1)	Mr. Wagers was hired as Chief Accounting Officer effective October 15, 2018.
(2)

Mr. Hargreaves served as Chief Accounting Officer from the beginning of the year through August 24, 2018, at which time his employment agreement with the Company was terminated by mutual consent.  Pursuant to the terms of a separation and general release agreement, he remained employed by the Company on a part-time basis through December 31, 2018.

The Company had no other executive officers who served during 2018.

2018 Performance Highlights

The Company’s performance from continuing operations during 2018 is summarized below:

•	Revenues from continuing operations increased by approximately 8.9% over 2017 to approximately $606.3 million;
•	Pre-tax income from continuing operations increased by approximately 19.2% over 2017 to approximately $124.9 million; and
•

The Company’s annualized total shareholder return (“TSR”) for the one- and three-year periods ended December 31, 2018 was (32)% and 24%, respectively, compared to (7)% and 7%, respectively, for the Russell 3000 Index.

Key Compensation Actions for 2018

The Compensation Committee of the Board (the “Committee”) believes that the Company’s 2018 executive compensation program was effective in attracting, retaining, and providing appropriate incentives for our NEOs.  After considering the positive say-on-pay vote received from our stockholders at the 2018 Annual Meeting of Stockholders regarding our 2017 executive compensation program, input from our independent compensation consultant Frederic W. Cook & Co., Inc. (“FW Cook”), and competitive and best practices, the Committee made the following key decisions with respect to executive compensation for 2018:

•

Messrs. Tramuto and Hargreaves received no salary adjustment in 2018.  In February 2018, the Committee approved base salary merit increases of 4% for Mr. Holland, 4% for Mr. Janicak, and 3% for Ms. Flipse.  In addition, Mr. Holland’s base salary was increased by an additional 3.6% in June 2018 to align it more closely with competitive comparisons and reflect his performance and increased experience in the role.

•	The Committee designed the short-term incentive program such that each NEO’s short-term incentive target included:
o	a majority component (55%) based on the Company’s achievement of adjusted EBITDA (“Adjusted EBITDA Bonus”);
o	a second component (20%) based on the Company’s achievement of revenue (“Revenue Bonus”); and
o	a third component (25%) based on achievement of his or her individual performance objectives (“Individual Performance Bonus”).

For 2018, the Company exceeded the threshold level established by the Committee for the Adjusted EBITDA Bonus but did not achieve the target level, and the Company did not achieve the threshold level for the Revenue Bonus; therefore, the NEOs earned short-term cash incentive awards that were below target.

•

Mr. Tramuto and Ms. Flipse did not receive an equity grant in 2018 due to the fact that they received “front-loaded” equity awards in 2015 that were granted as compensation for fiscal years 2016 through 2018. These awards consisted of market stock units (“MSUs”) that vested at the end of three years only upon the achievement of certain compounded annual TSR goals over the three-year period and restricted stock units (“RSUs”) that vested in three equal annual installments over three years.

•

Messrs. Hargreaves and Holland did not participate in the “front-loaded” equity program and therefore each received an annual equity grant in 2018 consisting of a blend of non-qualified stock options and RSUs, each of which vests in three equal annual installments over three years.

•

Mr. Wagers was hired in October 2018 and received a pro-rated equity grant consisting of a blend of non-qualified stock options and RSUs, each of which vests in three equal annual installments over three years.

•

Mr. Janicak was hired in 2016 and received a “front-loaded” equity award in 2016 that was granted as compensation for fiscal years 2017 through 2019.  Based on his strong individual performance in 2017 related to achievement of certain operational goals, he received an additional equity award in March 2018 with a grant-date fair value of approximately $100,000, consisting of RSUs that vest in full on the one-year anniversary of the grant date.

The Committee remains committed to designing and maintaining an executive compensation program that is performance-based, competitive, and clear in its design and objectives, and that aligns the interests of management with those of the Company’s stockholders. The Committee will continue to evaluate the executive compensation program each year in light of market competitiveness and new facts and circumstances to ensure that our executive compensation strategies are aligned with our pay-for-performance compensation philosophy and our business objectives.  The Committee considers the results of the previous year’s “say-on-pay” advisory vote on executive compensation and other feedback the Company receives from its stockholders in determining the Company’s executive compensation policies and decisions.  This year’s “say-on-pay” proposal is Proposal No. 2 in this Proxy Statement.

Summary of Compensation Practices

Below are the key features of our executive compensation program that we believe drive sustainable results, encourage executive retention, and align executive and stockholder interests.  We also highlight certain practices we do not do because we believe they do not align with our stockholders’ long-term interests.

What We Do	What We Don’t Do

✓ Reinforce our pay-for-performance philosophy by designing the majority of total target executive compensation to be variable, through linkage to our financial or market results

✓ Mitigate undue risk by having caps on incentive awards and a recoupment policy with respect to all performance-based compensation, including performance-based equity

✓ Maintain meaningful stock ownership and retention requirements

✓ Engage an independent compensation consultant who reports directly to the Committee and does not provide any other services to the Company

✓ Require double trigger change in control provisions for acceleration of equity awards in all equity awards for executive officers made after February 2014

✓ Balance incentives to reward the achievement of short-term operating goals and long-term stockholder value creation

✓ Periodically, and at least annually, seek stockholder feedback on our executive compensation

X No excise tax gross-ups upon a change in control for employment agreements entered into or amended after February 2013

X No tax gross-ups on ongoing benefits (which do not include benefits associated with one-time events such as relocation) for current or future executive officers

X No granting of discounted stock options

X No repricing of stock options without stockholder approval

X No hedging or short sales of Company securities

X No pledging of Company securities

Impact of Say-on-Pay Vote Results

At the 2018 Annual Meeting of Stockholders, 98.6% of the shares that were actually voted on the proposal to approve the compensation of the Company’s NEOs were in support of our executive compensation program as disclosed in the proxy statement relating to that meeting. The Committee has considered the outcome of the vote on executive compensation and believes it affirms our stockholders’ support of our overall approach to executive compensation. Accordingly, we have endeavored, to the extent possible in light of the changes in senior leadership and evaluation of the Company’s strategy, to maintain that overall approach to executive compensation. The Committee will continue to consider the outcome of the annual vote on executive compensation when making future compensation decisions for our NEOs.

The Committee’s Processes and Analyses

Role of Compensation Committee

The Committee sets and administers the policies that govern compensation of our executive officers, including:

•

Annually evaluating the performance of the CEO and other executive officers and determining the compensation level, including short- and long-term incentive compensation, for each such person based on this evaluation;

•	Reviewing and approving any changes in executive officer incentive compensation plans and equity-based compensation plans; and
•	Reviewing and approving all equity-based compensation plans of the Company and granting equity-based awards pursuant to such plans.

Only independent directors serve on the Committee. Based on the Committee’s charter, the Committee may delegate any of its responsibilities to a subcommittee so long as such subcommittee is solely composed of one or more members of the Committee.

Executive Compensation Philosophy and Objectives

We seek to attract, retain and motivate talented individuals who are committed to the Company’s mission and core values.  The Committee is committed to designing and maintaining an executive compensation program that is performance-based, competitive, clear in its design and objectives, and aligns the interests of management with those of the Company’s stockholders by rewarding executive officers when the Company achieves financial success.

The Committee believes that performance-based pay is key to achieving our financial and strategic objectives and meeting stockholder expectations.  The direct effect of this performance-based philosophy is that a majority of the total target compensation (excluding benefits and perquisites) that is set at the beginning of the year for an NEO is variable.  We consider compensation to be variable if the ultimate value realized may differ from the intended target compensation.  Variable compensation includes both our annual short-term incentive awards and long-term incentive (“LTI”) awards.

The Committee strives to align executive compensation with the unique talent and business needs of the Company, without encouraging excessive or unnecessary risk-taking, through the following objectives:

•

To attract, retain and motivate talented executives by providing overall compensation that is performance-based, fair to the executives and the stockholders, and takes into consideration both individual contribution and corporate performance;

•

To closely align the interests of executives with the long-term interests of the Company and its stockholders through a significant portion of each executive’s total compensation opportunity based on long-term equity incentives tied to financial performance, stock price performance, and/or operational performance; and

•	To provide appropriate incentives for executives to work toward the achievement of our overall business goals with payouts tied directly to the successful achievement of such goals.

The Committee strives to design total compensation opportunities for the Company’s executives that are competitive, but not excessive, as compared to market practice.  Market practice is generally defined as median compensation levels found among companies of comparable size and business relative to the

Company.  Individual compensation targets may be above or below market based on the following factors:

•	The individual skills and experience of the executive;
•	The difficulty of attracting or replacing the executive; and
•	Importance of the position to the Company’s success.

In addition, actual compensation earned may be above or below market levels depending on the performance of the executive and the Company as a whole.

We use the following compensation vehicles to meet the above-described objectives:

•	Base salaries;
•	Short-term incentives, based upon achieving clearly-defined financial and/or operational targets; and
•

Long-term incentives based on the achievement of financial performance, stock price performance, and/or operational performance. To focus our executives on the Company’s sustained performance over the long term, a majority of our target executive compensation is weighted toward long-term incentives.

The compensation vehicles may vary by executive based on role, responsibilities, and the executive’s ability to influence Company performance and the achievement of key short- and long-term objectives.

On an annual basis, or more frequently as needed, the Committee reviews:

•	Its compensation philosophy, ensuring proper alignment with the Company’s principal business objectives;
•	Our executive compensation policies in light of our financial performance, annual budget, long-term objectives, and competitive and best practices; and
•

The compensation of each individual executive in light of such executive’s contribution and performance, market practice for the executive’s role, and the Committee’s executive compensation policies for that year.

The Committee believes that our executive compensation program and governance policies do not encourage our management or colleagues to take risks reasonably likely to have a material adverse effect on our business.  This belief is based on the following factors: our balance of short- and long-term incentives; our use of different types of equity compensation awards that provide a balance of incentives; our cap on incentive awards; our recoupment policy (which permits the Committee, in its discretion, to recover incentive-based compensation from our executive officers in the event of a restatement of our financial results or non-compliance with our Code of Business Conduct to the material detriment of the Company); our anti-hedging and anti-pledging policies; and our stock ownership guidelines.

The Committee also believes that our compensation strategies are aligned with our compensation philosophy, long-term performance, and Company culture, which places significant value on high-performing individuals, and that those strategies promote individual responsibility for collective long-term success of the Company.

As discussed in further detail throughout this Compensation Discussion and Analysis, and based on Company performance in 2018, the Committee believes that 2018 executive compensation was reasonable and appropriate.

Setting Compensation

In addition to its annual review of executive compensation, the Committee retains an independent compensation consultant to review the Company’s executive compensation practices.  The Committee also employs several tools to set executive compensation targets that meet the Company’s objectives.  The Committee has engaged FW Cook since 2013 to provide independent executive compensation advisory services.  The independent compensation consultant reports directly to the Committee and provides no other services to the Company.  The Committee uses the following tools to set compensation:

•	Assessment of individual performance.
o

At least once per year, the Committee meets with the CEO to review and approve performance objectives for the upcoming year for each NEO.  After the end of the year, the CEO delivers to the Committee individual performance evaluations and compensation recommendations for each NEO, excluding himself (“other NEOs”).  The Committee determines compensation adjustments for each other NEO based on a variety of factors, such as a competitive compensation analysis; the Committee’s assessment of each other NEO’s individual performance, taking into account the CEO’s input; the Company’s performance; and the Committee’s judgment based on such NEO’s interactions with the Board.

o

After the end of the year, the CEO also presents to the Committee a self-assessment of his performance for the year based on his established performance objectives.  The Committee conducts a confidential review of the CEO’s performance for the previous year and discusses any compensation adjustment based on the competitive compensation analysis, its assessment of the CEO’s performance in light of the pre-approved performance objectives, the Company’s performance, and the level of CEO compensation relative to the other NEOs.

•	Assessment of Company performance.
o

In addition to each NEO’s individual performance, the Committee also considers the Company’s overall performance in determining executive compensation.  When evaluating the relationship between the CEO’s pay and Company performance, the Committee considers both reported pay (as reflected in the Summary Compensation Table) and realized pay for the CEO in recent years (as applicable).

•	Compensation market data.
o

The Committee reviews NEO compensation against external references to help guide compensation decisions.  The Committee does not use particular formulas or target specific market pay positions when determining compensation levels of a particular officer position but instead uses external comparisons to provide a point of reference.  The external references may include peer group analysis (see below) and/or commercially available, broad-based, comparative market compensation survey reports developed by independent professional organizations (collectively, the "Survey Reports").  The Survey Reports cover a significant number of companies across a broad range of industries.  To support the Committee’s review and evaluation, management, and if applicable, an independent compensation consultant, provides the Committee with information compiled from the Survey Reports.

o

The Committee recognizes that the Company competes locally and nationally for talent with companies much larger than those included in our compensation peer group.  These larger companies aggressively recruit for the best qualified talent in particularly critical functions.  As a result, to attract and retain talent, the Committee may from time to time determine that it is in the best interests of the Company and its stockholders to provide compensation packages that deviate from the external market references.

Executive Compensation for 2018

Program Elements

The 2018 executive compensation program consisted of:

•	Base salaries;
•	Short-term cash incentive awards, based on achieving clearly-defined financial, operational, or financial reporting targets; and
•

LTI awards that are based on service and/or stock price performance.  To focus our executives on the Company’s sustained performance over the long term, a meaningful portion of our target executive compensation is weighted toward long-term incentives.

2018 Peer Group

At the end of 2017, FW Cook conducted a review of our peer group.  FW Cook applied certain criteria in developing the 2018 Peer Group (as defined below) such as industry sector, revenues, and market capitalization.  With regard to revenue and market capitalization, FW Cook evaluated comparable companies with revenues ranging from $200 million to $1.3 billion and then-current market capitalization of at least $250 million.  FW Cook also considered in its analysis companies included in the peer groups used by certain proxy advisory firms in their pay-for-performance assessments.  Thirteen of the 15 companies that comprised the peer group in 2017 were considered to be appropriate for inclusion in our 2018 peer group based on size and industry criteria; however, two of these 13 companies had been acquired, resulting in 11 of the 15 companies from the peer group in 2017 being retained in the 2018 Peer Group.  In addition, four new companies were added to the peer group for 2018.

Our revised peer group consists of the following companies (the “2018 Peer Group”), whose compensation levels were used as competitive comparisons when reviewing our NEO compensation for 2018:

The Advisory Board Company	CRA International, Inc.	Inovalon Holdings, Inc.

athenahealth, Inc.	Evolent Health, Inc.	LHC Group, Inc.

BioScrip, Inc.	Exponent, Inc.	Omnicell, Inc.

CorVel Corporation	HealthEquity, Inc.	Quality Systems, Inc.

Cotiviti Holdings, Inc.	HMS Holdings Corp.	Teladoc Health, Inc.

The median revenue for the latest four quarters and the median market capitalization as of October 31, 2017 for companies in our 2018 Peer Group were $524 million and $1.9 billion, respectively.

Compensation Decisions for 2018

Based on the strong say-on-pay support received from our stockholders at the 2018 Annual Meeting of Stockholders regarding our 2017 executive compensation program, input from our independent compensation consultant FW Cook, and competitive and best practices, the Committee maintained an executive compensation structure generally consistent with the 2017 program.

The Committee believes that the Company’s 2018 executive compensation program was instrumental in attracting, retaining, and providing appropriate incentives for our NEOs.  The Committee remains committed to designing and maintaining an executive compensation program that is performance-based, competitive, and clear in its design and objectives, and that aligns the interests of management with those of the Company’s stockholders.

In general, and based on the methodology described under the heading “Compensation market data” on page 27, the Committee believes compensation levels for the NEOs are appropriate.

Employment of Mr. Wagers

In connection with Mr. Wagers’ appointment as Chief Accounting Officer effective October 15, 2018, the Company and Mr. Wagers entered into an offer of employment letter pursuant to which Mr. Wagers was entitled to receive the following:

•	An initial annual base salary of $260,000;
•	Participation in the Company’s short-term incentive program, with an initial target of 35% of his base salary;
•	Participation in the Company’s LTI plan, with an initial annual target value of $135,000;
•	A one-time signing bonus of $20,000, contingent upon execution of the bonus repayment agreement; and
•	Eligibility to participate in all applicable benefits plans that are maintained by the Company.

Additionally, in connection with his appointment, Mr. Wagers received an equity award with a grant date fair value of $45,000 (which amount was lower than his annual target value of $135,000 due to his commencing employment in October 2018), consisting of 674 RSUs and 1,266 non-qualified stock options, and such RSUs and stock options are scheduled to vest in three equal annual installments over three years.

Base Salary

In establishing base salaries for 2018, the Committee considered the Company’s 2018 budget for salary increases as well as each NEO's performance and responsibilities, recommendations of the CEO, internal pay equity, pay relative to the market, and the date of each NEO’s last salary increase.  Messrs. Tramuto and Hargreaves received no salary adjustment in 2018.  In February 2018, the Committee approved base salary merit increases for Messrs. Holland and Janicak and Ms. Flipse.  In addition, Mr. Holland’s base salary was increased in June 2018 to align it more closely with competitive comparisons and reflect his performance and increased experience in the role.

Annualized Base Salary ($000s)

Name	2018 Base Salary	2017 Base Salary (at end of year)	Percentage Increase	Date of Previous Increase

Donato Tramuto	$850	$850	0%	n/a
Adam Holland (1)	$350	$325	7.7%	n/a
Steve Janicak	$359	$345	4%	n/a
Mary Flipse	$376	$365	3%	07/2017
Ryan Wagers	$260	Hired in 2018	Hired in 2018	n/a
Glenn Hargreaves (2)	$298	$298	0%	06/2017

(1)	As noted above, Mr. Holland received a merit increase of 4% in February 2018 and an additional increase of 3.6% in June 2018, which together increased his annual base salary to $350,000.

(2)

Mr. Hargreaves’ salary was approximately $298,000 from the beginning of 2018 through August 24, 2018, at which time his employment agreement and his role as Chief Accounting Officer terminated by mutual consent.  From August 24, 2018 through December 31, 2018, Mr. Hargreaves continued as a part-time employee with the Company and received a salary of $5,000 per month.

Short-Term Cash Incentive Awards

We offer short-term cash incentive awards to NEOs to align their annual compensation with the Company’s financial and operational objectives for the current year.  For 2018, the Committee designed the short-term incentive program such that the Adjusted EBITDA Bonus comprised 55% of each NEO’s short-term incentive target, the Revenue Bonus comprised 20% of each NEO’s short-term incentive target, and the Individual Performance Bonus comprised the remaining 25% of the target.  The maximum amounts that each NEO could earn for the Adjusted EBITDA Bonus, the Revenue Bonus, and the Individual Performance Bonus for the full year were 200%, 125%, and 100% of the target, respectively.

Short-Term Cash Incentive Target Percentages

Short-term cash incentive targets (expressed as a percentage of base salary) were set based on target percentages that correspond with each NEO’s internal job grade.  In 2018, we made no changes to the alignments between our internal job grade structure and short-term incentive target percentages for NEOs.  The Committee believes that the short-term cash incentive targets are market competitive and that they establish the appropriate level of at-risk annual cash incentive and drive the achievement of annual performance goals.

Short-Term Cash Incentive Targets (as a percentage of base salary)

	As of December 31,
Name	2018	2017

Donato Tramuto	100%	100%
Adam Holland	50%	50%
Steve Janicak	50%	50%
Mary Flipse	50%	50%
Ryan Wagers (1)	n/a	n/a
Glenn Hargreaves (2)	45%	45%

(1)

Mr. Wagers was not eligible to participate in the short-term cash incentive program for 2017 or 2018 because his employment with the Company began effective October 15, 2018, and employees who are hired on or after October 1 are not eligible for the current year’s program. He will be eligible to participate in the short-term cash incentive program for 2019 beginning on January 1, 2019.

(2)

Mr. Hargreaves’ short-term cash incentive target was temporarily set at 55% from January 1, 2017 through June 14, 2017 (for the period during which he served as the Company’s Interim CFO) and reverted to 45% on June 15, 2017.  For 2018, Mr. Hargreaves was eligible for an Individual Performance Bonus for the first half of 2018 and was not eligible for the Adjusted EBITDA Bonus or Revenue Bonus based on the terms of his separation agreement and general release with the Company.

Adjusted EBITDA Bonus (55% of Total Bonus Target)

Generally consistent with 2014 through 2017, the predominant performance metric for short-term cash incentive awards for 2018 was Adjusted EBITDA, which was used as a metric for both earning and funding short-term cash incentive awards.  Adjusted EBITDA was defined as earnings before interest, taxes, depreciation, and amortization excluding certain pre-defined costs, losses, and expenses, including but not limited to discontinued operations, impairment and restructuring charges as approved by the Board, and litigation settlements related to our discontinued operations.  The Committee believes that Adjusted EBITDA provides a specific measure of operating and financial performance and aligns our executives with our short-term business goals for EBITDA growth.  The Adjusted EBITDA Bonus comprised 55% of each NEO’s total bonus target for 2018.

The short-term cash incentive pool (“Bonus Pool”) began funding when Adjusted EBITDA exceeded a certain threshold (the “Adjusted EBITDA Threshold”), as follows:

•	25% of every dollar in excess of the Adjusted EBITDA Threshold (“Incremental Dollar”) funded the Bonus Pool until it reached approximately 55% of target;
•	Thereafter, 75% of every Incremental Dollar funded the Bonus Pool until it reached 100% of the target; and
•	Thereafter, 25% of every Incremental Dollar funded the Bonus Pool until it reached the maximum of 200% of the target.

No additional amounts go into the Bonus Pool once the maximum funding of 200% of the target has been met.

Each NEO was to begin earning an Adjusted EBITDA Bonus when Adjusted EBITDA exceeded the Adjusted EBITDA Threshold of $139.3 million.  Based on actual Adjusted EBITDA (before accruing the Adjusted EBITDA Bonus described herein) of $144.0 million for 2018, each eligible NEO earned an Adjusted EBITDA Bonus of approximately 33% of the target applicable to such NEO.  Mr. Wagers was not eligible for an Adjusted EBITDA Bonus based on his hire date.  Mr. Hargreaves was not eligible for an Adjusted EBITDA Bonus based on the terms of his separation and general release agreement with the Company.

Revenue Bonus (20% of Total Bonus Target)

In addition to Adjusted EBITDA, revenue was also used as a performance metric for short-term cash incentive awards for 2018, and was used as a metric for both earning and funding short-term cash incentive awards.  The Committee believes that revenue provides a specific measure of sales and operational performance and aligns our executives with our short-term business goals for revenue growth.  The Revenue Bonus comprised 20% of each NEO’s total bonus target for 2018.

Based on actual revenue of $606.3 million for 2018, the NEOs did not earn a Revenue Bonus for 2018.

Individual Performance Bonus (25% of Total Bonus Target)

The NEOs’ individual performance objectives were established for two distinct periods – January through June 2018 (the “First Half”) and July through December 2018 (the “Second Half”) – and were set forth in a balanced scorecard specific to each NEO.  Each scorecard contained individual objectives in the four categories of financial, customer, operations and product, and culture.  Financial objectives emphasized the need to meet or exceed fiscal 2018 revenue and profitability goals.  Customer objectives emphasized securing and expanding our customer base and market share.  Operations and product objectives emphasized increasing engagement with members, technology and data improvements, and achieving product milestones. Culture objectives were focused on attracting and retaining the talent necessary to successfully execute our strategy.  The weighting of each category varied by NEO depending on the NEO’s functional area of responsibility.  Based on the CEO’s evaluation of each other NEO and the Committee’s evaluation of the CEO, the Committee determined that, except for Mr. Hargreaves, the eligible NEOs did not meet their individual objectives to earn a First Half Individual Performance Bonus.  The Committee determined that each eligible NEO met or exceeded his or her individual objectives to earn a Second Half Individual Performance Bonus.  Mr. Wagers was not eligible for any Individual Performance Bonus based on his hire date.  Mr. Hargreaves was eligible for a First Half

Individual Performance Bonus but was not eligible for a Second Half Individual Performance Bonus based on his full-time employment with the Company ending in August 2018.

Short-Term Cash Incentive Payouts for 2018 ($000s)

	2018 at Target				2018 Actual Payout
Name	Adjusted EBITDA Bonus	Revenue Bonus	Individual Perfor-mance Bonus	Total	Adjusted EBITDA Bonus	Revenue Bonus	Individual Perfor-mance Bonus	Total

Donato Tramuto	$468	$170	$212	$850	$154	$0	$106	$260
Adam Holland	$94	$34	$43	$171	$31	$0	$22	$53
Steve Janicak	$98	$36	$44	$178	$32	$0	$23	$55
Mary Flipse	$103	$37	$47	$187	$34	$0	$23	$57
Ryan Wagers (1)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Glenn Hargreaves (2)	n/a	n/a	$17	$17	n/a	n/a	$17	$17

(1)	Mr. Wagers was not eligible for a short-term cash incentive award for 2018 based on his hire date.
(2)	Mr. Hargreaves was not eligible for a Second Half Individual Performance Bonus, an Adjusted EBITDA Bonus, or a Revenue Bonus based on the terms of his separation and general release agreement.

Long-Term Incentive Awards

The Committee believes that our LTI compensation is a key component of our retention strategy and is integral to our ability to achieve our performance goals.  LTI awards are generally granted annually to eligible employees, including our NEOs.  LTI awards are typically made during the first quarter or shortly thereafter once the Committee has had the opportunity to review the previous year’s full year results, expected performance for the current year, and the Company’s long-range business plan (to the extent a sufficient number of shares is available under the Company’s equity incentive plan).  The Committee may also approve additional equity-based awards in certain special circumstances, such as upon an officer’s initial employment with the Company, the promotion of an officer to a new position or in recognition of special contributions made by an officer.

The table below summarizes the types of long-term incentives granted to the NEOs in recent years intended to incentivize performance and the objective for using each of the incentives in supporting the interests of the stockholders.

Incentive	Objective
RSUs	Encourage executive retention, align management and stockholder interests, and minimize stockholder dilution
MSUs	Reward creation of value for stockholders
Stock options	Encourage executive retention and promote share price appreciation

Annual Equity Awards

In late 2015, Mr. Tramuto and Ms. Flipse received “front-loaded” equity awards (consisting of RSUs and MSUs) that were granted as compensation for fiscal years 2016 through 2018; therefore, they did not receive an annual equity award in 2018. Mr. Janicak received similar front-loaded equity awards upon his hire in September 2016 that were granted as compensation for three years.  The RSUs granted to Messrs. Tramuto and Janicak and Ms. Flipse provided for vesting in three equal annual installments over three years. The MSUs granted to Messrs. Tramuto and Janicak and Ms. Flipse provided for vesting at the end of three years only if compounded annual TSR over the three-year vesting period equals at least 15% (target). A maximum of 180% of the target award shares may be earned if compounded annual TSR over the three-year vesting period equals at least 45%.  The MSUs were awarded in anticipation of a time of significant transition for the Company, with the purpose of incentivizing the Company’s executive officers to successfully transform the business, execute on the new strategic direction, and create value for the Company’s stockholders. The MSUs granted to Mr. Tramuto and Ms. Flipse vested in November 2018, and were earned at approximately 165% of target based on the actual annualized TSR during the three-year performance period of 39.2%.

Messrs. Holland and Hargreaves did not participate in the front-loaded equity program described above.  In 2018, when considering the annual equity awards to be granted to Messrs. Holland and Hargreaves, the Committee sought to tie a meaningful component of the annual LTI award to performance-based equity.  However, the Committee did not believe MSU awards with TSR performance hurdles similar to those granted to NEOs in prior years would be appropriate (given the significant value already realized since such grants had occurred).  After considering input from the Committee’s independent compensation consultant, the Committee decided to grant a blend of RSUs and stock options to Messrs. Holland and Hargreaves for 2018 (as set forth below), therefore tying 50% of the awards’ fair values to stock price performance, with the intent of aligning all of the NEOs’ annual equity awards in 2019 under a newly designed LTI program for 2019.

Name	RSUs (1)	Grant Date Fair Value of RSUs	Stock Options (1)	Grant Date Fair Value of Stock Options

Adam Holland	5,811	$200,000	10,910	$200,000
Glenn Hargreaves (2)	2,535	$100,000	4,760	$100,000

(1)	RSUs and stock options vest in three equal annual installments over three years.
(2)	Mr. Hargreaves forfeited these awards upon the termination of his employment on December 31, 2018.

Mr. Wagers received a one-time LTI award in October 2018 with a grant date fair value of $45,000 (which amount was lower than his annual target value of $135,000 due to the effective date of his employment), consisting of 674 RSUs and 1,266 stock options, each of which vest in three equal annual installments over three years.  Based on his strong individual performance in 2017 related to achievement of certain operational goals, Mr. Janicak received an equity award in March 2018 with a grant-date fair value of approximately $100,000, consisting of 2,466 RSUs that vest in full on the one-year anniversary of the grant date.

Stock Ownership and Retention Guidelines

Our stock ownership and retention guidelines require currently employed NEOs to maintain a minimum ownership in the Company’s stock calculated as a multiple of their base salary aligned with their job responsibility (for 2018, at least 3.75 times base salary for Mr. Tramuto, 1.8 times base salary for Mr. Holland and Ms. Flipse, 1.35 times base salary for Mr. Janicak, and 1.2 times base salary for Mr. Hargreaves). NEOs must retain 75% of the net number of shares acquired (after payment of exercise price, if any, and taxes) upon the exercise of all stock options and upon the vesting of all RSUs, PSUs, and MSUs granted until they achieve the required multiple of base salary.  NEOs who do not comply with the guidelines may not be eligible for future equity awards.  All NEOs are currently in compliance with the guidelines.

Retirement Plans

401(k) Plan

The Committee believes that an important aspect of attracting and retaining qualified individuals to serve as NEOs involves providing a means to save for retirement.  As part of the Company’s Retirement Savings Plan (the “401(k) Plan”), which is based on a calendar year, the Company matches 52 cents of each dollar of a participant’s voluntary salary contributions (up to a maximum of 6% of base salary).  The annual maximum participant voluntary salary contribution, which is established by the Internal Revenue Service, was $18,500 for 2018, plus a “catch-up” contribution limit for those over 50 years old of $6,000.  With respect to the 2018 plan year, all of the Company’s matching contribution was in cash. Employees are credited with 20% vesting in Company contributions each year during their first five years of service such that after five years of service, employees are fully vested in all prior and future Company matching contributions to the 401(k) Plan.  These matching contributions are payable pursuant to the provisions of the 401(k) Plan.  All of the NEOs are eligible to participate in the 401(k) Plan.

Amended and Restated Corporate and Subsidiary Capital Accumulation Plan (“CAP”)

In December 2017, the Board determined effective as of December 31, 2017 to (i) cease deferrals and Company matching and discretionary contributions under the CAP and freeze any additional growth additions under the CAP; (ii) fully vest the participants in their account balance(s) under the CAP; and (iii) terminate the CAP and distribute to participants the vested benefits accrued thereunder in accordance with the CAP and applicable regulations under the Internal Revenue Code.

Severance and Change in Control Benefits

The Committee believes that reasonable severance and change in control benefits are necessary in order to recruit and retain effective executives and compete for executive talent within our industry.  In addition, the Committee also believes that a change in control arrangement provides an appropriate level of security to an executive that will likely reduce the reluctance of that executive to pursue a change in control transaction that could be in the best interests of our stockholders.  Although the Committee independently reviews the potential severance and change in control payments in light of their reasonableness as part of negotiating employment agreements with our executive officers, the Committee typically does not consider the value of potential severance and change in control payments when assessing annual compensation because severance payments as a result of a change of control are contingent in nature and have primary purposes unrelated to ordinary compensation.  For a detailed discussion of potential severance and change in control benefits as well as an estimate of the amounts that would have been payable had they been triggered as of the end of 2018, see “Potential Payments Upon Termination or Change in Control of the Company”.

Perquisites and Other Benefits

NEOs are eligible for benefits generally available to and on the same terms as the Company’s employees who are categorized as exempt for purposes of the Fair Labor Standards Act.  Those benefits include health, disability, dental and life insurance. Additionally, in 2018, the Company paid commuting expenses on behalf of Mr. Tramuto and Ms. Flipse and relocation benefits on behalf of Mr. Tramuto. These payments are discussed in the footnotes to the Summary Compensation Table.

Tax Deductibility of Compensation

Prior to the Tax Cuts and Jobs Act enacted in December 2017 (the “Tax Act”), Section 162(m) of the Internal Revenue Code limited the Company’s ability to deduct on its tax return compensation over $1 million to the NEOs, other than the CFO, serving at the end of the year unless, in general, the compensation was paid pursuant to a plan that was performance-related, non-discretionary, and approved by the Company’s stockholders (“performance-based compensation”).

The Tax Act substantially modified Section 162(m) and, among other things, eliminated the performance-based compensation exception to the $1 million deduction limit with respect to taxable years beginning after December 31, 2017. Accordingly, effective for fiscal 2018, compensation paid to our NEOs (including our CFO) will be subject to the limitations on deductibility under Section 162(m), and we will no longer be able to deduct performance-based compensation to such officers who receive annual compensation in excess of $1 million. However, the Tax Act provides that awards that were made and subject to binding written contracts in effect on November 2, 2017 are “grandfathered” under prior law and can still qualify as deductible “performance-based compensation,” even if paid in future years. The Committee will continue to monitor these awards and Internal Revenue Service guidance to determine whether they are deductible if and when paid.  In addition, the Committee will continue to review the Tax Act and evaluate its impact on the Company’s executive compensation program; however, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and related regulations, the Company cannot assure that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact do so.

Compensation Decisions for 2019

For 2019 and beyond, the Committee remains committed to designing and maintaining an executive compensation program that is performance-based, competitive, and clear in its design and objectives, and that aligns the interests of management with those of the Company’s stockholders. The Committee will continue to evaluate the executive compensation program each year in light of market competitiveness and new facts and circumstances to ensure that our executive compensation strategies are aligned with our pay-for-performance compensation philosophy and our business objectives.

On March 8, 2019, we completed our acquisition of Nutrisystem.  In early 2019, FW Cook reevaluated our competitive comparisons and conducted a review of our peer group in light of our business and size, including the acquisition of Nutrisystem.  Our 2019 peer group consists of the following companies (the “2019 Peer Group”), whose compensation levels were used as competitive comparisons when reviewing our NEO compensation for 2019.  The median revenue for the latest four quarters and the median market capitalization as of January 31, 2019 for companies in our 2019 Peer Group were $1.3 billion and $2.2 billion, respectively.

1-800-FLOWERS.COM, Inc.	Evolent Health, Inc.	Navigant Consulting, Inc.

Allscripts Healthcare Solutions, Inc.	GNC Holdings, Inc.	Nu Skin Enterprises, Inc.

Amedisys, Inc.	GrubHub, Inc.	Premier, Inc.

Blue Apron Holdings, Inc.	HMS Holdings Corp.	Teladoc, Inc.

The Chefs’ Warehouse, Inc.	LHC Group, Inc.	USANA Health Sciences, Inc.

The Ensign Group, Inc.	Medifast, Inc.	Weight Watchers International, Inc.

In conjunction with the acquisition of Nutrisystem, Mr. Janicak was promoted to a new role, Division President, Healthcare.  Mr. Tramuto’s employment agreement was amended and restated on March 18, 2019 as further described below.

Following is a summary of compensation decisions with respect to the NEOs for 2019:

Base Salaries

In establishing base salaries for 2019, the Committee considered each NEO’s performance and responsibilities, CEO recommendations, internal pay equity, pay relative to the market and the 2019 Peer Group (if applicable), and date of the last salary increase.  The Committee determined that the NEOs’ base salaries would be adjusted to the amounts set forth below effective April 1, 2019 (except for Mr. Tramuto, whose base salary was adjusted effective March 18, 2019):

Annualized Base Salary ($000s)

Name	2019 Base Salary	2018 Base Salary (at end of year)	Percentage Increase	Date of Previous Increase

Donato Tramuto	$950	$850	12%	n/a
Adam Holland	$400	$350	14%	June 2018
Steve Janicak	$450	$359	25%	February 2018
Mary Flipse	$415	$376	10%	February 2018
Ryan Wagers	$275	$260	6%	n/a

Short-Term Incentive Award

For 2019, the majority (75%) of each NEO’s short-term incentive target is based on Company achievement of financial goals, specifically Adjusted EBITDA and revenue, and 25% is based on achievement of his or her individual performance objectives.

There were no changes to any of the NEOs’ individual short-term incentive targets from the levels established at the end of 2018, except for Mr. Janicak, whose target was increased from 50% of base salary to 75% of base salary effective April 2019 in light of his new role and Mr. Wagers, whose target was increased from 35% of base salary to 40% of base salary effective April 2019 to better align with market median.  The NEOs’ potential award payouts are capped at 175% of the target award amount.

Short-Term Incentive Targets for 2019 (as a percentage of base salary)

Name	Short-term Incentive

Donato Tramuto	100%
Adam Holland	50%
Steve Janicak	75%
Mary Flipse	50%
Ryan Wagers	40%

Short-Term Cash Incentive Performance Measures

The performance metrics for short-term cash incentive awards for 2019 are Adjusted EBITDA and revenue, which will be used as the metric for both earning and funding short-term cash incentive awards.  The Committee believes that Adjusted EBITDA and revenue provide a specific measure of operating performance and align our executives with our short-term business goals for profitable growth.

Long-Term Incentive Grants

For 2019, the NEOs will receive annual LTI grants consisting of a mix of 75% PSUs and 25% RSUs, with the PSUs having a two-year performance period and cliff vesting at the end of 2021.  The RSUs will vest in three equal annual installments over three years.

Amended and Restated CEO Agreement with Mr. Tramuto

On March 18, 2019, the Company entered into an amended and restated employment agreement with Mr. Tramuto (the “Amended and Restated CEO Agreement”). The Amended and Restated CEO Agreement amends and restates Mr. Tramuto’s existing employment agreement with the Company, dated August 3, 2015 (the “CEO Agreement”). Pursuant to the Amended and Restated CEO Agreement, Mr. Tramuto will be entitled to receive the following:

•	Annual base salary of $950,000.

•	Annual cash bonus targeted to equal 100% of base salary.

•	Long-term incentive compensation in respect of fiscal year 2019 consisting of the following:

•

An award of RSUs with a fair value on the date of grant (the “Grant Date”) of $800,000 (the “2019 PRSU Award”), which will vest in three equal annual installments over three years from the Grant Date. The RSUs will be issued and settled in accordance with the RSU award agreement in the form approved by the Compensation Committee; and

•

An award of performance-based restricted stock units (“PRSUs”) with a target fair value on the Grant Date of $2,400,000 (the “2019 PRSU Award”). The number of PRSUs that will be eligible to vest and the applicable performance metrics will be determined in accordance with the PRSU award agreement in the form approved by the Compensation Committee.

•	Eligibility to participate in benefit plans that are maintained by the Company for senior executive officers generally.

•	Fringe benefits and perquisites at the same level as those benefits provided by the Company to senior executive officers generally.

The term of the Amended and Restated CEO Agreement expires on December 31, 2020 and will automatically renew for successive one-year periods thereafter, unless either party gives written notice to the other party of its intention not to renew the Amended and Restated CEO Agreement at least 90 days prior to the end of the then current term.

Consistent with the CEO Agreement, in the event that Mr. Tramuto’s employment is terminated by the Company without “cause” or by Mr. Tramuto for “good reason,” in addition to any accrued but unpaid benefits or obligations as of the date of termination, Mr. Tramuto will be entitled to (i) continued payment of base salary then in effect for 24 months, (ii) a pro rata portion of any annual bonus for the fiscal year in which such termination occurs, based on actual performance determined after the end of the fiscal year, and (iii) a lump sum payment equal to the Company’s estimated obligation for its share of premiums for group health continuation coverage for 24 months.

Consistent with the CEO Agreement, in the event that Mr. Tramuto’s employment is terminated by the Company without “cause” or by Mr. Tramuto for “good reason” within 12 months following a “change in control” (as defined in the Amended and Restated CEO Agreement), in addition to any accrued but unpaid benefits or obligations as of the date of termination and a pro rata portion of any annual bonus for the fiscal year in which such termination occurs, based on the greater of target or actual performance determined after the end of the fiscal year, Mr. Tramuto will be entitled to a lump sum payment equal to (i) the base salary then in effect for 30 months, (ii) the target bonus in respect of the greater of (x) the year prior to the occurrence of the change in control and (y) the year in which the termination occurs, and (iii) the Company’s estimated obligation for its share of premiums for group health continuation coverage for 24 months.

In the event that the Amended and Restated CEO Agreement is not renewed at the end of the term or Mr. Tramuto retires upon a Qualified Retirement (as described below), in addition to any accrued but unpaid benefits or obligations as of the date of termination, Mr. Tramuto will be entitled to (i) continued payment of base salary then in effect for seven months and (ii) a lump sum payment equal to the Company’s estimated obligation for its share of premiums for group health continuation coverage for seven months.

Except in the event of a Qualified Retirement, in the event of termination of Mr. Tramuto’s employment, the vesting, settlement and exercisability (if applicable) of all equity incentive awards held by

Mr. Tramuto at the time of termination will be governed by the terms of the applicable award agreements. If Mr. Tramuto retires pursuant to a Qualified Retirement (as defined below), the 2019 RSU Award and the 2019 PRSU Award will vest in full on the date of termination, subject in the case of the 2019 PRSU Award, to the determination by the Compensation Committee of the attainment of applicable performance metrics subject to such award if not previously determined. For purposes of the Amended and Restated CEO Agreement, “Qualified Retirement” means the retirement by Mr. Tramuto from his employment at any time from and after December 31, 2020, provided that Mr. Tramuto agrees to provide transition support to the Company’s new chief executive officer for a period of up to six months following such retirement.

For 12 months following the termination of Mr. Tramuto’s employment for any reason, he will be subject to confidentiality, non-competition and non-solicitation restrictions.

The Amended and Restated CEO Agreement includes other customary terms, including with respect to termination for cause, death and disability.

Compensation Committee Report

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed for any purpose, including for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Form 10-K.

Respectfully submitted,

Bradley S. Karro, Chairman

Robert J. Greczyn, Jr.

Beth M. Jacob

Lee A. Shapiro

Compensation Committee Interlocks and Insider Participation

During 2018, the Compensation Committee was composed of Messrs. Karro and Greczyn for the entire year, Mr. Shapiro and Ms. Jacob from the 2018 Annual Meeting of Stockholders through the end of the year, and Dr. Georgiou and Mr. Laughlin from January 2018 until the 2018 Annual Meeting of Stockholders (at which time Mr. Laughlin did not stand for re-election to the Board).  None of these persons has at any time been an officer or employee of the Company or any of the Company’s subsidiaries.  In addition, there are no relationships among the Company’s executive officers, members of the Committee or entities whose executives serve on the Board or the Committee that require disclosure under applicable Commission regulations.

Summary Compensation Table

The following table provides information regarding compensation to our NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
				(1)	(1)	(2)	(3)
Donato Tramuto	2018	$850,000	$—	$—	$—	$260,183	$36,439	$1,146,622
Chief Executive Officer	2017	$850,000	$—	$—	$—	$1,148,949	$73,888	$2,072,837
	2016	$850,000	$—	$—	$—	$1,416,667	$289,744	$2,556,411

Adam Holland	2018	$342,277	$—	$200,015	$200,003	$52,868	$10,015	$805,178
Chief Financial Officer	2017	$171,250	$—	$249,988	$—	$114,646	$5,944	$541,828

Mary Flipse	2018	$374,265	$—	$—	$—	$57,386	$37,897 (4)	$469,548
Chief Legal and Administrative Officer	2017	$354,288	$—	$—	$—	$239,447	$27,511	$621,246
	2016	$333,438	$—	$—	$—	$277,865	$35,129	$646,432

Steve Janicak	2018	$356,677	$—	$99,996	$—	$54,722	$4,102	$515,497
Division President, Healthcare

Ryan Wagers	2018	$50,000	$10,000 (5)	$22,485	$22,494	$—	$131	$105,110
Chief Accounting Officer

Glenn Hargreaves	2018	$220,081	$—	$100,006	$100,013	$16,753	$8,434	$445,287
Former Chief Accounting Officer	2017	$322,513	$25,000	$199,998	$—	$207,091	$12,335	$766,937
	2016	$295,848	$35,000	$399,718	$—	$260,600	$40,911	$1,032,077

(1)

Reflects the aggregate grant date fair value of stock awards and stock options granted during the respective period calculated in accordance with FASB ASC Topic 718.  For additional detail regarding the assumptions used in the calculation of these fair value amounts, see Note 14 to our audited financial statements for the fiscal year ended December 31, 2018, included in the Form 10-K filed with the Commission on February 26, 2019.

In 2016, stock awards for Mr. Hargreaves include the aggregate compensation cost to be recognized for MSU awards assuming 100% of target shares would be earned at the end of the three-year performance period. Assuming the highest level of performance conditions would be achieved, the value of the award at the grant date (i.e., the maximum potential shares multiplied by the fair value per share on the grant date) was $86,404.

(2)	Non-equity incentive plan compensation includes short-term cash incentive awards. In addition, it includes a performance-based cash award for Mr. Hargreaves in 2016.

For 2018, each NEO was to begin earning an Adjusted EBITDA Bonus when Adjusted EBITDA exceeded the Adjusted EBITDA Threshold of $139.3 million.  Based on actual Adjusted EBITDA (before accruing the Adjusted EBITDA Bonus described herein) of $144.0 million for 2018, each eligible NEO earned an Adjusted EBITDA Bonus of approximately 33% of the target applicable to such NEO.  Mr. Wagers was not eligible for an Adjusted EBITDA Bonus based on his hire date.  Mr. Hargreaves was not eligible for an Adjusted EBITDA Bonus based on the terms of his separation and general release agreement with the Company. In addition to Adjusted EBITDA, revenue was also used as a performance metric for short-term cash incentive awards for 2018.  Based on actual revenue of $606.3 million for 2018, the NEOs did not earn a Revenue Bonus for 2018.  See the section titled “Short-term Cash Incentive Awards” in the “Compensation Discussion and Analysis” for a detail of actual payouts compared to target.

For 2017, the NEOs (except for Mr. Wagers, who was not hired until 2018) were eligible to begin earning short-term cash incentive awards when the Company exceeded Adjusted EBITDA of $117.5 million.  For 2017, the Company outperformed the adjusted EBITDA goals established by the Committee, and therefore, the NEOs earned short-term cash incentive awards that were above target.

For 2016, the NEOs (except for Mr. Holland, who was not hired until 2017 and Mr. Wagers, who was not hired until 2018) were eligible to begin earning short-term cash incentive awards when the Company exceeded Adjusted EBITDA less Capital Expenditures of $59.0 million.  For 2016, the Company outperformed the adjusted EBITDA goals established by the Committee, and therefore, the NEOs earned short-term cash incentive awards that were above target.

(3)

The amounts in this column reflect Company contributions to the 401(k) Plan and the CAP (see below), commuting expenses for Mr. Tramuto and Ms. Flipse, insurance premiums we paid with respect to life insurance for the benefit of each NEO, and relocation benefits for Mr. Tramuto.

With regard to the CAP, it includes Company mandatory matching contributions earned by the NEO during the fiscal year on his or her deferrals to the CAP during that time, as well as discretionary contributions made to the CAP by the Company on behalf of the NEO for that fiscal year’s financial performance.  For 2017, Mr. Tramuto earned a mandatory matching contribution of $18,096, and Mr. Hargreaves earned a mandatory matching contribution that was less than $10,000.  Mr. Holland and Ms. Flipse did not defer any amounts to the CAP during 2017 and therefore did not receive a Company mandatory matching contribution for 2017.

Beginning in 2017, there is no longer a Company discretionary contribution to the CAP. In addition, the CAP was terminated effective December 31, 2017 as described on page 34.

For 2016, the Company’s discretionary contribution to the CAP began at adjusted pretax income of $50.0 million.  Based on 2016 adjusted pretax income of $98.8 million, the Company made a discretionary contribution to the CAP equal to 10% of each eligible NEO’s base earnings.  The amounts are as follows: Mr. Tramuto ($85,000); Mr. Hargreaves ($29,585); and Ms. Flipse ($33,344).

The table does not include medical benefits coverage and disability insurance that are offered through programs available to substantially all of our salaried employees.

(4)	Includes commuting expenses paid by the Company on behalf of Ms. Flipse in the amount of $26,326.
(5)

Mr. Wagers was awarded a one-time signing bonus of $20,000, $10,000 of which was paid in 2018 and $10,000 of which was payable on January 11, 2019, provided Mr. Wagers was employed on such date.  The amount in the table reflects the portion that was earned in 2018.

Grants of Plan-Based Awards in 2018

The following table sets forth the plan-based awards granted to the Company’s NEOs during 2018.

Name	Grant Type (1)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock and
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)	Option Awards ($)
										(3)
Donato Tramuto (4)	STC		$—	$850,000	$1,360,000

Adam Holland (4)	STC		$—	$171,139	$273,822

Adam Holland	RSU	6/15/18							5,811	$200,015

Adam Holland	NQ	6/15/18							10,910	$200,003

Steve Janicak (4)	STC		$—	$178,339	$285,342

Steve Janicak	RSU	3/15/18							2,466	$99,996

Mary Flipse (4)	STC		$—	$187,133	$299,413

Ryan Wagers	RSU	10/17/18							674	$22,485

Ryan Wagers	NQ	10/17/18							1,266	$22,494

Glenn Hargreaves (4)	STC		$—	$16,753	$16,753

Glenn Hargreaves (5)	RSU	4/3/18							2,535	$100,006

Glenn Hargreaves (5)	NQ	4/3/18							4,760	$100,013

(1)	STC: Represents cash awards under the short-term cash incentive program discussed in footnote (4) below.

RSU: Represents RSUs granted under the Amended and Restated 2014 Plan.

NQ: Represents non-qualified stock options granted under the Amended and Restated 2014 Plan.

(2)

Non-equity incentive plan awards include short-term cash incentive awards.  These columns set forth the target and maximum payouts for performance under these awards.  As described in the section titled “Short-term Cash Incentive Awards” in the “Compensation Discussion and Analysis”, potential bonus payouts range from 0% to 160% of the target.  No threshold amounts are reflected in the table above because the NEOs are not entitled to receive any portion of the short-term cash incentive awards if the target performance level is not achieved. For 2018, the Company performed below the adjusted EBITDA and revenue targets established by the Committee, and therefore, the NEOs earned short-term cash incentive awards that were below target. See the section titled “Short-term Cash Incentive Awards” in the “Compensation Discussion and Analysis” for details of actual payouts compared to the target.

(3)

These amounts represent the aggregate grant date fair value of these awards calculated in accordance with FASB ASC Topic 718.  These amounts are reflected in the Summary Compensation Table in the “Stock Awards” and “Option Awards” columns.

(4)

Under the 2018 short-term cash incentive program, Mr. Tramuto was eligible to receive an award up to 100% of his base earnings, and each of Messrs. Holland and Janicak and Ms. Flipse was eligible to receive an award up to 50% of his or her base earnings.  Mr. Wagers was not eligible to participate in the short-term cash incentive program for 2018 based on his hire date.  Mr. Hargreaves was eligible for a First Half Individual Performance Bonus but was not eligible for any additional short-term cash incentives based on the terms of his separation and general release agreement with the Company. See the section titled “Short-term Cash Incentive Awards” in the “Compensation Discussion and Analysis” for a detailed discussion of the targets and actual payouts.

(5)

All of Mr. Hargreaves’ unvested equity awards (including those shown in the table above) were forfeited on December 31, 2018, the last day of his employment with the Company, per the terms of his separation and general release agreement.

Compensation Programs for Fiscal 2018

As reflected in the above Summary Compensation Table and Grants of Plan-Based Awards Table, the primary components of our 2018 executive compensation program were base salary, short-term cash incentive compensation, long-term incentive awards, and awards under retirement plans.  For a detailed discussion of each of these components, see “Compensation Discussion and Analysis.”

Outstanding Equity Awards at Fiscal Year-End

The following tables provide information with respect to outstanding stock options, RSUs and MSUs held by the NEOs as of December 31, 2018.

	OPTION AWARDS
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Donato Tramuto	5/30/13	15,000	—	$13.94	5/30/23
	6/26/14	5,497	—	$16.71	6/26/24

Adam Holland	6/15/18	—	10,910 (1)	$34.42	6/15/28

Steve Janicak	n/a	—	—	n/a	n/a

Mary Flipse	7/19/12	10,000	—	$9.29	7/19/22
	2/28/13	13,568	—	$12.85	2/28/23

Ryan Wagers	10/17/18	—	1,266 (1)	$33.36	10/17/28

Glenn Hargreaves	12/2/10	18,750	—	$9.96	12/2/20

(1)	Options vest in three equal annual installments on each of the first three anniversaries of the grant date.

Stock options granted as part of the Company’s long-term incentive program have an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant and typically vest ratably per year on each of the first three anniversaries of the grant date.  MSUs granted as a part of the

Company’s long-term incentive program vest at the end of three years only upon the achievement of certain compounded annual TSR goals over the three-year period.

	STOCK AWARDS
Name	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
			(5)
Donato Tramuto	5/19/15	1,551 (2)	$38,480

Adam Holland	6/15/17	4,398 (3)	$109,114
	6/15/18	5,811 (3)	$144,171

Steve Janicak	9/13/16	8,334 (3)	$206,767
	3/15/18	2,466 (4)	$61,181
	9/13/16			25,000 (6)	$620,250 (7)

Mary Flipse	7/1/15	5,239 (2)	$129,980

Ryan Wagers	10/17/18	674 (3)	$16,722

(2)	RSU award vests 25% per year on each of the first four anniversaries of the grant date.
(3)	RSU award vests in three equal annual installments on each of the first three anniversaries of the grant date.
(4)	RSU award vests 100% on the first anniversary of the grant date.
(5)

Market value was calculated by multiplying the number of RSUs in the previous column that have not vested as of December 31, 2018 times the closing price of the Common Stock on December 31, 2018 of $24.81 per share.

(6)

Award represents the target MSUs granted under the Amended and Restated 2014 Plan. Award vests at the end of three years only upon the achievement of certain compounded annual TSR goals over the three-year period from the grant date.

(7)

Market value was calculated by multiplying the target number of MSUs in the previous column that have not vested as of December 31, 2018 times the closing price of the Common Stock on December 31, 2018 of $24.81 per share.

Option Exercises and Stock Vested in 2018

The following table provides information regarding the vesting of RSUs, MSUs, and stock options exercised by our NEOs during 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Donato Tramuto	—	$—	507,637	$17,670,302

Adam Holland	—	—	2,198	75,666

Steve Janicak	—	—	8,333	279,989

Mary Flipse	—	—	73,152	2,536,680

Glenn Hargreaves	18,750	554,389	11,220	408,757

(1)	The value realized upon vesting is calculated based on the closing price of our Common Stock on the applicable vesting date.

Nonqualified Deferred Compensation in 2018

The CAP, which was terminated effective December 31, 2017, is a nonqualified deferred compensation plan in which certain domestic employees and all of the NEOs were eligible to participate and were eligible to defer up to 10% of their eligible base earnings during 2017.  For a further discussion of the CAP, please see page 34.

The following table shows the activity in the CAP for each NEO for 2018 as well as the ending balance as of December 31, 2018.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year- End ($)
					(1)
Donato Tramuto	$—	$—	$—	$—	$263,291

Adam Holland	$—	$—	$—	$—	$—

Steve Janicak	$—	$—	$—	$—	$10,023

Mary Flipse	$—	$—	$—	$—	$148,729

Ryan Wagers	$—	$—	$—	$—	$—

Glenn Hargreaves	$—	$—	$—	$57,542	$79,997

(1)

Includes amounts previously reported in summary compensation tables contained in the Company’s prior proxy statements as compensation to Mr. Tramuto ($257,810), Ms. Flipse ($135,653), and Mr. Hargreaves ($79,997).

NEO Employment Agreements

Messrs. Tramuto and Holland and Ms. Flipse are currently employed pursuant to written employment agreements with the Company effective on the following dates:

•	Mr. Tramuto – August 3, 2015 (the “CEO Agreement”) (as amended and restated on March 18, 2019, the Amended and Restated CEO Agreement, as defined above)
•	Mr. Holland – May 22, 2017
•	Ms. Flipse – July 29, 2012

Collectively, the employment agreements with Mr. Holland and Ms. Flipse and the CEO Agreement are referred to as the “NEO Employment Agreements”.  The employment of Messrs. Janicak and Wagers is subject to offer of employment letters, executed on October 21, 2016 and September 14, 2018, respectively (collectively, the “NEO Offer Letters”).

As described under “Compensation Discussion and Analysis – Compensation Decisions for 2019 – Amended and Restated CEO Agreement with Mr. Tramuto,” Mr. Tramuto’s employment agreement was amended and restated on March 18, 2019.  However, the terms of Mr. Tramuto’s employment described and reflected under "Potential Payments Upon Termination or Change in Control of the Company” below reflect the terms of the CEO Agreement, dated August 3, 2015, which was in effect at December 31, 2018.   The term of the Amended and Restated CEO Agreement continues through December 31, 2020 and will automatically renew for successive one-year periods thereafter, unless either party gives written notice to the other party of its intention not to renew the agreement at least 90 days prior to the end of the then current term.  Mr. Holland’s employment agreement provides for an initial term of one year (which expired on June 14, 2018) and thereafter renews for continuous periods of one year each.  The employment agreement for Ms. Flipse has a continuous term of two years.  The NEO Offer Letters do not contain a stated term, constituting at-will employment.

Each NEO Employment Agreement and NEO Offer Letter provides for an annual base salary as well as participation in all applicable benefit plans maintained by the Company. Base salary payable under each NEO Employment Agreement is subject to annual review and may be increased by the Board, or a committee thereof, as it may deem advisable.  The NEO Employment Agreements and NEO Offer Letters generally provide for the participation of each NEO in short-term and long-term incentive awards, if any, as determined by the Board, or a committee thereof comprised solely of independent directors.  The NEO Employment Agreements and NEO Offer Letters also provide for certain potential severance and change of control benefits, which are discussed in detail under “Potential Payments Upon Termination or Change in Control of the Company” below.

Potential Payments Upon Termination or Change in Control of the Company

Each of the NEO Employment Agreements contains restrictive provisions relating to the use of confidential information, competing against the Company and soliciting any customers or employees of the Company during the term of employment and for a period up to 24 months thereafter (12 months thereafter in the case of Mr. Holland’s employment agreement).  The NEO Employment Agreements provide that employment may be terminated at any time by the mutual written agreement of the Company and the NEO.  The employment of the NEOs also could have been terminated as of December 31, 2018 under the following circumstances:

1)	Involuntary without Cause – the Company may terminate each NEO’s employment without cause at any time by delivery of a written notice of termination to the executive.

2)	Voluntary for Good Reason – the NEO may resign by delivery of a written notice of resignation to the Company within 60 days of the occurrence of any of the following events:
a.

a material reduction in the NEO’s base salary unless such reduction is part of an across the board reduction affecting all Company executives with a comparable title, in the case of Messrs. Holland, Janicak, and Wagers and Ms. Flipse, or who are senior officers of the Company, in the case of Mr. Tramuto;

b.	a requirement by the Company to relocate the NEO to a location that is more than 25 miles from the location of the NEO’s current office, in the case of Messrs. Tramuto and Holland and Ms. Flipse;
c.	a requirement by the Company to relocate the NEO’s residence, unless such relocation is mutually agreed upon by NEO and Company, in the case of Messrs. Janicak and Wagers;
d.

in connection with a Change in Control (as defined below), the failure by the successor or the Company’s Board to honor the NEO’s employment agreement or offer such NEO an employment agreement containing substantially similar or otherwise satisfactory terms, in the case of Messrs. Tramuto and Holland and Ms. Flipse; or

e.

in the case of Mr. Tramuto and Ms. Flipse, a material reduction in the NEO’s title, or a material and adverse change in NEO’s status and responsibilities, or the assignment to executive of duties or responsibilities which are materially inconsistent with the NEO’s status and responsibilities.

Upon receipt of an NEO’s written notice that one or more of the above-identified events has occurred, the Company shall have a 60-day period to cure the good reason event. If such event is cured, the NEO shall no longer have the right to resign for good reason.

3)

Involuntary for Cause – the Company may, at any time, terminate the employment of an NEO by delivery of a written notice of termination to the executive specifying the event(s) relied upon for such termination upon the occurrence of any of the following:

a.	continued failure of the NEO to substantially perform his or her duties after written notice and failure to cure within 60 days;
b.

conviction of a felony (or, in the case of Mr. Wagers, arrest relating to a felony) or engaging in misconduct that is materially injurious to the Company, monetarily or to its reputation or otherwise, or that would damage the NEO’s ability to effectively perform his or her duties;

c.	theft or dishonesty by the NEO;
d.	intoxication while on duty; or
e.	willful violation of Company policies and procedures after written notice and failure to cure within 30 days.
4)

Voluntary without Good Reason – each NEO may terminate his or her employment at any time by delivery of a written notice of resignation to the Company no less than 60 days and no more than 90 days prior to the effective date of such executive’s resignation, except that such advance notice provision does not apply with respect to Messrs. Janicak or Wagers.

5)	Change in Control - “Change in Control” is defined in each of the NEO Employment Agreements as any of the following events:
(i)

when any person or entity, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, other than the Company or a wholly owned subsidiary thereof or any employee benefit plan of the Company or any of its subsidiaries, becomes the beneficial owner of the Company’s securities having 35% (or 50%, in the case of Mr. Tramuto’s employment agreement) or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business),

(ii)

as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction is held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of the directors of the Company immediately prior to such transaction, or

(iii)

in the case of Ms. Flipse’s employment agreement, during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

6)

Involuntary Without Cause or Voluntary for Good Reason Within 12 Months Following a Change in Control – each NEO Employment Agreement entitles the NEO to severance benefits in connection with a termination of his or her employment within 12 months following a Change in Control for good reason or in the event the Company terminates such NEO’s employment within 12 months following a Change in Control without cause.

7)	Disability – the NEO Employment Agreements may be terminated by either the NEO or the Company upon written notice to the other party when:
a.	the NEO suffers a physical or mental disability entitling the NEO to long-term disability benefits under the Company’s long-term disability plan, if any, or
b.

in the absence of a Company long-term disability plan, the NEO is unable, as determined by the Board, or any designated Committee of the Board, (or the Company, in the case of Mr. Holland’s agreement) to perform the essential functions of the NEO’s regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six consecutive months.

8)	Death – each NEO’s employment terminates upon his or her death.
9)	Retirement – under the Amended and Restated 2014 Plan, “normal retirement” occurs upon the retirement from active employment of the NEO on or after the date upon which the NEO reaches the age of 65.

Under the Amended and Restated 2014 Plan, “early retirement” occurs where (i) the sum of the NEO’s age plus years of employment at the Company as of the proposed retirement date is equal to or greater than 70, (ii) the NEO has given written notice to the Company at least one year prior to the proposed early retirement date of his or her intent to retire and (iii) the CEO has approved in writing such early retirement request prior to the proposed early retirement date, provided that in the event the CEO does not approve the request for early retirement or the CEO is the NEO giving notice of his intent to retire, then in both cases, the Compensation Committee shall make the determination of whether to approve or disapprove such request.

None of the NEOs were eligible for normal or early retirement at December 31, 2018 based on the terms of the Amended and Restated 2014 Plan or the equity award agreements. Consequently, no information is provided with respect to any of the NEOs for amounts payable in connection with a normal or early retirement.

Following is the treatment of outstanding equity awards upon certain events:

•

Death or Disability - Generally, all outstanding equity awards granted to NEOs fully vest in the event of death or disability; provided, however, that in the case of MSUs, a pro rata portion of the MSUs at target will vest based on the number of months that the NEO was employed during the performance period.

•

Change in Control - All outstanding, unvested equity awards granted to NEOs will not vest upon the occurrence of a change in control unless the acquirer does not assume the outstanding equity awards (or, in the case of stock options granted under the Amended and Restated 2014 Plan, substitute an award equivalent). RSUs granted under the Amended and Restated 2014 Plan will vest in full in the event the acquirer does not assume the awards.  At the discretion of the Committee, stock options granted under the Amended and Restated 2014 Plan may be accelerated, purchased for cash, or otherwise adjusted as the Committee deems appropriate. In the case of MSUs, if the acquirer does not assume the awards, they will vest at the greater of (x) the target number of MSUs or (y) the actual number of MSUs that would vest pursuant to the award agreement if the performance goals set forth in the award agreement that had been achieved as of the vesting date were in fact achieved on the end date of the performance period.

In the event the acquirer assumes the equity awards, these equity awards will only be entitled to accelerated vesting if: (i) the NEO is involuntarily terminated, other than for cause, within 12 months following the occurrence of the change in control; (ii) the NEO terminates for good reason within 12 months following the change in control; and (iii) in the case of RSUs and stock options granted under the Amended and Restated 2014 Plan, the NEO’s employment has previously terminated by reason of retirement as of the date of the change in control. Following the occurrence of any of these triggering events, (A) RSUs and stock options will become fully vested (subject to the NEO’s execution of any release of claims as set forth in such NEO’s employment agreement or equity award agreement, if applicable), and (B) the number of MSUs that will vest (subject to the NEO’s execution of any release of claims as set forth in such NEO’s employment agreement or MSU award agreement, if applicable) will be equal to the greater of (x) the target number of MSUs or (y) the actual number of MSUs that would vest pursuant to the award agreement if the performance goals set forth in the award agreement that had been achieved as of the vesting date (i.e., the date of termination) were in fact achieved on the end date of the performance period.

•

Normal or Early Retirement - Following a termination in connection with normal or early retirement, unvested equity awards generally will not be forfeited but will continue vesting in accordance with the applicable award agreements; provided, however, that upon a change in control, some equity awards will become fully vested if the executive has retired as of the date of a change in control event (as discussed above).

•

Without Cause or for Good Reason - In the event the NEO’s employment is terminated without cause or if the NEO resigns for good reason (as defined in his/her employment agreement), all equity awards granted prior to September 2015 would accelerate and fully vest.  For RSU and stock option awards granted in September 2015 and thereafter, a pro rata portion of the RSUs or stock options will vest (subject to the NEO’s execution of any release of claims as set forth in such NEO’s employment agreement or equity award agreement, if applicable) based on the number of months that the NEO was employed during the vesting period (less any RSUs or stock options from the same award that have previously vested).  For unvested MSU awards, a pro rata portion will vest (subject to the NEO’s execution of any release of claims as set forth in such NEO’s employment agreement or MSU award agreement, if applicable) based on the number of months that the NEO was employed during the performance period multiplied by the actual number of MSUs that would vest pursuant to the award agreement if the performance goals set forth in the award agreement that had been achieved as of the vesting date were in fact achieved on the end date of the performance period.

The following tables reflect the potential payments to be made by the Company to each of the NEOs upon termination or a change in control of the Company.  These benefits are in excess of those usually provided to salaried employees.  The payment amounts assume an effective change in control date or termination date of December 31, 2018.  These amounts include earnings through the effective change in control date or termination date and are estimates of compensation that would be paid to the NEOs at the time of change in control or termination.  The exact amounts of compensation can only be determined on the actual date that each NEO separates from the Company or that there is a change in control of the Company.

In addition to the Company compensation outlined in the tables below, third party insurance companies will provide life insurance and disability benefits if the NEOs separate for reasons of death or disability. If any of the NEO’s employment had terminated as of December 31, 2018 due to death as a result of natural causes, the beneficiaries of Messrs. Tramuto, Holland, Janicak, and Wagers and Ms. Flipse would have received a lump sum payout from a third-party insurance provider of $750,000, $1,700,000, $718,000, $520,000 and $1,750,000, respectively.  In the event of an accidental death, the beneficiaries for Messrs. Tramuto, Holland, Janicak, and Wagers and Ms. Flipse would have received an additional $750,000, $1,700,000, $718,000, $520,000 and $1,750,000, respectively, in a lump sum payout from a third party insurance provider.

If the NEOs’ employment had terminated as of December 31, 2018 due to disability, each of the NEOs would have been entitled to receive a monthly benefit of $12,000 until approximately age 67 from a third party insurance provider.  This benefit could be offset by other sources of income, such as Social Security or other disability benefits.  In addition, if in connection with a change in control of the Company compensation to or for the benefit of Ms. Flipse from the Company constitutes an “excess parachute payment” under section 280G of the Code, the Company will pay Ms. Flipse a cash sum equal to the amount of excise tax due under section 4999 of the Code.  Ms. Flipse would not have owed any excise tax in connection with a change in control as of December 31, 2018, or if she were terminated within 12 months following a change in control as of December 31, 2018.

Donato Tramuto, Chief Executive Officer

The following table shows the potential payments upon termination or a change in control of the Company for Mr. Tramuto (based on the CEO Agreement, which was in effect on December 31, 2018). The amounts in the table below assume execution of full release of claims in favor of the Company.

	Involuntary Without Cause or Voluntary For Good Reason on 12/31/18		Involuntary For Cause on 12/31/18		Voluntary Without Good Reason on 12/31/18

Cash Severance	$1,700,000	(1)	$—		$—
Group Medical Benefits	17,833	(3)	—		—
Annual Incentive Award	260,183	(4)	—		260,183	(4)
Restricted Stock Units	—	(5)	—		—
Capital Accumulation Plan	263,291	(6)	263,291	(6)	263,291	(6)
Total	$2,241,307		$263,291		$523,474

	Change in Control on 12/31/18		Involuntary Without Cause or Voluntary For Good Reason Within 12 Months following a Change in Control on 12/31/18		Disability on 12/31/18		Death on 12/31/18
Cash Severance	$—		$2,125,000	(3)	$1,700,000	(7)(1)	$—
Group Medical Benefits	—		17,833	(4)	17,833	(3)	—
Annual Incentive Award	260,183	(4)	1,700,000	(4)	260,183	(4)	260,183	(4)
Restricted Stock Units	38,480	(5)	38,480	(5)	38,480	(5)	38,480	(5)
Capital Accumulation Plan	263,291	(6)	263,291	(6)	263,291	(6)	263,291	(6)
Total	$561,954		$4,144,604		$2,279,787		$561,954

(1)	Represents 24 months of NEO’s base salary to be paid periodically at the regular payroll dates commencing as of the date of termination.
(2)

Represents 30 months of NEO’s base salary to be paid in a lump sum following the NEO’s termination.  Following a change in control, the payments would be paid in a lump sum no later than 30 days following the date of termination.

(3)	Represents 24 months of the Company’s portion of premiums for group medical benefits to be paid in a lump sum no later than 30 days following the date of termination.
(4)

Following a termination (a) without cause, (b) for good reason, or (c) because of disability or death, the NEO is entitled to receive a pro-rata portion of any short-term incentive to which the NEO is otherwise entitled as of the date of termination.  Following a termination without cause or for good reason within 12 months following a change in control, the NEO is entitled to receive (i) a pro-rata portion of any short-term incentive to which the NEO is otherwise entitled as of the date of termination, measured at the greater of target or actual Company performance, plus (ii) an amount equal to the greater of target bonus for the year in which the termination occurs or target bonus for the year prior to the occurrence of the change in control.  Had there been a change in control or the NEO had terminated his employment without good reason on December 31, 2018, the NEO would have received his short-term incentive award for 2018 because the short-term incentive award program provided that all eligible individuals who were employed on the last day of the year were entitled to the award. No additional bonus amounts would be paid during the severance period. The fiscal 2018 annual incentive award was paid in March 2019.
(5)

Following a change in control or a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months following a change in control, or (d) because of disability or death, outstanding stock options, RSUs and other unvested equity incentives will be treated solely in accordance with the terms of the applicable award agreements.  Unvested RSUs received for service on the Board do not accelerate upon a termination without cause or for good reason.  The table above assumes that such awards are not assumed by the acquiring corporation or other successor to the Company in a change in control. The values in the table are based upon the difference between the closing price of the Common Stock on December 31, 2018 of $24.81 per share and the exercise price of the awards, including only those awards whose exercise price was below the market price on December 31, 2018.  RSUs have an exercise price of zero.

(6)

In December 2017, the Board determined effective as of December 31, 2017 to (i) cease deferrals and Company matching and discretionary contributions under the CAP and freeze any additional growth additions under the CAP; (ii) fully vest the participants in their account balance(s) under the CAP; and (iii) terminate the CAP and distribute to participants the vested benefits accrued thereunder in accordance with the CAP and applicable regulations under the Internal Revenue Code.  The amount in the table above reflects the NEO’s aggregate CAP balance as of December 31, 2018, all of which was vested.

(7)

Although not reflected in this table, this amount would be reduced by any disability insurance payments paid by the insurance company to the NEO as a result of the NEO’s disability.  In the event of disability, the NEO would receive $12,000 per each month of disability from the insurance company until reaching age 66 and four months.

Adam Holland, Chief Financial Officer

The following table shows the potential payments upon termination or a change in control of the Company for Mr. Holland. The amounts in the table below assume execution of full release of claims in favor of the Company.

	Involuntary Without Cause or Voluntary For Good Reason on 12/31/18		Involuntary For Cause on 12/31/18		Voluntary Without Good Reason on 12/31/18

Cash Severance	$350,000	(1)	$—		$13,462	(2)
Group Medical Benefits	13,298	(3)	—		511	(2)
Annual Incentive Award	52,868	(4)	—		52,868	(4)
Stock Options	—	(5)	—		—
Restricted Stock Units	51,332	(5)	—		—
Additional Severance	—		175,000	(6)	—
Total	$467,498		$175,000		$66,841

	Change in Control on 12/31/18		Involuntary Without Cause or Voluntary For Good Reason Within 12 Months following a Change in Control on 12/31/18		Disability on 12/31/18		Death on 12/31/18
Cash Severance	$—		$350,000	(1)	$350,000	(7)(1)	$—
Group Medical Benefits	—		13,298	(3)	13,298	(3)	—
Annual Incentive Award	52,868	(4)	52,868	(4)	52,868	(4)	52,868	(4)
Stock Options	—	(5)	—	(5)	—	(5)	—	(5)
Restricted Stock Units	253,285	(5)	253,285	(5)	253,285	(5)	253,285	(5)
Total	$306,153		$669,451		$669,451		$306,153

(1)

Represents 12 months of NEO’s base salary to be paid at regular payroll dates commencing within 60 days following the date of termination.  Following a change in control, the payments would be paid in a lump sum no later than 60 days following the date of termination.

(2)	For termination by the NEO without good reason, the NEO is entitled to base salary and benefits through the next payroll date following termination.
(3)	Represents the Company’s portion of premiums for group medical benefits to be paid for 12 months following the NEO’s termination.
(4)

Following a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months following a change in control, or (d) because of disability or death, the NEO is entitled to receive a pro-rata portion of any short-term incentive to which the NEO is otherwise entitled as of the date of termination.  Had there been a change in control or the NEO had terminated his employment without good reason on December 31, 2018, the NEO would have received his short-term incentive award for 2018 because the short-term incentive award program provided that all eligible individuals who were employed on the last day of the year were entitled to the award. No additional bonus amounts would be paid during the severance period. The fiscal 2018 annual incentive award was paid in March 2019.

(5)

Following a change in control (to the extent the awards are not assumed by the acquiring corporation or other successor to the Company) or a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months following a change in control, or (d) because of disability or death, outstanding stock options and unvested RSUs will be treated solely in accordance with the terms of the applicable award agreements.  The table above assumes that such awards are not assumed by the acquiring corporation or other successor to the Company in a change in control and, in the case of stock options, the Committee exercises its discretion to accelerate the vesting of such stock options.  The values in the table are based upon the difference between the closing price of the Common Stock on December 31, 2018 of $24.81 per share and the exercise price of the awards, including only those awards whose exercise price was below the market price on December 31, 2018.  RSUs have an exercise price of zero.

(6)

Assumes execution of full release of claims in favor of the Company.  Represents six months of the NEO’s base salary to be paid at regular payroll dates commencing within 60 days following the NEO’s termination.

(7)

Although not reflected in this table, this amount would be reduced by any disability insurance payments paid by the insurance company to the NEO as a result of the NEO’s disability.  In the event of disability, the NEO would receive $12,000 per each month of disability from the insurance company until reaching age 67.

Steve Janicak, Division President, Healthcare

The following table shows the potential payments upon termination or a change in control of the Company for Mr. Janicak.

	Involuntary Without Cause or Voluntary For Good Reason on 12/31/18		Involuntary For Cause on 12/31/18		Voluntary Without Good Reason on 12/31/18
Cash Severance	$358,800	(1)	$—		$—
Group Medical Benefits	13,298	(2)	—		—
Annual Incentive Award	54,722	(3)	—		54,722	(3)
Restricted Stock Units	97,603	(4)	—		—
Market Stock Units	—	(8)	—		—
Capital Accumulation Plan	10,023	(5)	10,023	(5)	10,023	(5)
Total	$534,446		$10,023		$64,745

	Change in Control on 12/31/18		Involuntary Without Cause or Voluntary For Good Reason Within 12 Months following a Change in Control on 12/31/18		Disability on 12/31/18		Death on 12/31/18
Cash Severance	$—		$358,800	(1)	$—		$—
Group Medical Benefits	—		13,298	(2)	—		—
Annual Incentive Award	54,722	(3)	54,722	(3)	54,722	(3)	54,722	(3)
Restricted Stock Units	267,948	(4)	267,948	(4)	267,948	(4)	267,948	(4)
Market Stock Units	620,250	(6)	620,250	(6)	465,187	(7)	465,187	(7)
Capital Accumulation Plan	10,023	(5)	10,023	(5)	10,023	(5)	10,023	(5)
Total	$952,943		$1,325,041		$797,880		$797,880

(1)

Assumes execution of full release of claims in favor of the Company.  Represents 12 months of NEO’s base salary to be paid at regular payroll dates following the NEO’s termination.  Following a change in control, the payments would be paid in a lump sum no later than 60 days following the date of termination.

(2)	Assumes execution of full release of claims in favor of the Company. Represents the Company’s portion of premiums for group medical benefits to be paid for 12 months following the NEO’s termination.
(3)

Had there been a change in control or the NEO’s employment had terminated on December 31, 2018 other than for cause, the NEO would have received his short-term incentive award for 2018 because the short-term incentive award program provided that all eligible individuals who were employed on the last day of the year were entitled to the award. No additional bonus amounts would be paid during the severance period. The fiscal 2018 annual incentive award was paid in March 2019.

(4)

Following a change in control or a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months following a change in control, or (d) because of disability or death, unvested RSUs will vest and remain exercisable in accordance with the terms of the applicable award agreements.  The table above assumes that such awards are not assumed by the acquiring corporation or other successor to the Company in a change in control.  The values in the table are based upon the difference between the closing price of the Common

Stock on December 31, 2018 of $24.81 per share and the exercise price of the awards, including only those awards whose exercise price was below the market price on December 31, 2018.  RSUs have an exercise price of zero.

(5)

In December 2017, the Board determined effective as of December 31, 2017 to (i) cease deferrals and Company matching and discretionary contributions under the CAP and freeze any additional growth additions under the CAP; (ii) fully vest the participants in their account balance(s) under the CAP; and (iii) terminate the CAP and distribute to participants the vested benefits accrued thereunder in accordance with the CAP and applicable regulations under the Internal Revenue Code.  The amount in the table above reflects the NEO’s aggregate CAP balance as of December 31, 2018, all of which was vested.

(6)

Following a change in control (to the extent the awards are not assumed by the acquiring corporation or other successor to the Company) or a termination without cause or for good reason within 12 months following a change in control, MSUs will vest at the greater of (a) the target number of MSUs or (b) the number of MSUs that would vest if the performance goals that had been achieved as of the date of the change in control had in fact been achieved as of the end date of the performance period. As of December 31, 2018 the performance goals for the NEO’s outstanding MSUs had not been achieved; therefore, the table reflects vesting of the awards at target, multiplied by the closing price of the Common Stock on December 31, 2018 of $24.81 per share.

(7)

Following a termination because of disability or death, the number of MSUs that will vest is the product of (i) a fraction, the numerator of which is the number of whole months during the performance period that the grantee was employed by the Company, and the denominator of which is the number of months in the originally stated performance period, multiplied by (ii) the target number of MSUs.  The value in the table is based upon the closing price of the Common Stock on December 31, 2018 of $24.81 per share.

(8)

Following a termination without cause or for good reason, the number of MSUs that will vest is the product of (i) a fraction, the numerator of which is the number of whole months during the performance period that the grantee was employed by the Company, and the denominator of which is the number of months in the originally stated performance period, multiplied by (ii) the number of MSUs that would vest if the performance goals that had been achieved as of the vesting date were in fact achieved on the end date of the performance period. As of December 31, 2018 the performance goals for the NEO’s outstanding MSUs had not been achieved.

Mary Flipse, Chief Legal and Administrative Officer

The following table shows the potential payments upon termination or a change in control of the Company for Ms. Flipse.

	Involuntary Without Cause or Voluntary For Good Reason on 12/31/18		Involuntary For Cause on 12/31/18		Voluntary Without Good Reason on 12/31/18
Cash Severance	$563,925	(1)	$—		$14,460	(2)
Group Medical Benefits	22,886	(3)	—		587	(2)
Annual Incentive Award	57,386	(4)	—		57,386	(4)
Restricted Stock Units	129,980	(5)	—		—
Capital Accumulation Plan	148,729	(6)	148,729	(6)	—
Additional Severance	187,975	(7)	187,975	(7)	—
Total	$1,110,881		$336,704		$72,433

	Change in Control on 12/31/18		Involuntary Without Cause or Voluntary For Good Reason Within 12 Months following a Change in Control on 12/31/18		Disability on 12/31/18		Death on 12/31/18
Cash Severance	$—		$563,925	(1)	$563,925	(8)(1)	$—
Group Medical Benefits	—		22,886	(3)	30,514	(3)	—
Annual Incentive Award	57,386	(4)	57,386	(4)	57,386	(4)	57,386	(4)
Restricted Stock Units	129,980	(5)	129,980	(5)	129,980	(5)	129,980	(5)
Capital Accumulation Plan	148,729	(6)	148,729	(6)	148,729	(6)	148,729	(6)
Additional Severance	—		187,975	(7)	187,975	(7)	—
Total	$336,095		$1,110,881		$1,118,509		$336,095

(1)

Represents 18 months of NEO’s base salary to be paid at regular payroll dates following the NEO’s termination.  Following a change in control, the payments would be paid in a lump sum no later than 60 days following the date of termination.

(2)	For termination by the NEO without good reason, the NEO is entitled to base salary and benefits through the next payroll date following termination.
(3)

Represents the Company’s portion of premiums for group medical benefits to be paid for 18 months following the NEO’s termination.  For termination due to disability, represents the Company’s portion of premiums for group medical benefits to be paid for 24 months following the NEO’s termination.

(4)

Following a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months following a change in control, or (d) because of disability or death, the NEO is entitled to receive a pro-rata portion of any short-term incentive to which the NEO is otherwise entitled as of the date of termination. Had there been a change in control or the NEO had terminated her employment without good reason on December 31, 2018, the NEO would have received her short-term incentive award for 2018 because the short-term incentive award program provided that all eligible individuals who were employed on the last day of the year were entitled to the award.  No additional bonus amounts would be paid during the severance period. The fiscal 2018 annual incentive award was paid in March 2019.

(5)

Following a change in control or a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months following a change in control, or (d) because of disability or death, unvested RSUs will vest and remain exercisable in accordance with the terms of the applicable award agreements.  The table above assumes that such awards are not assumed by the acquiring corporation or other successor to the Company in a change in control.  The values in the table are based upon the difference between the closing price of the Common Stock on December 31, 2018 of $24.81 per share and the exercise price of the awards, including only those awards whose exercise price was below the market price on December 31, 2018.  RSUs have an exercise price of zero.

(6)

In December 2017, the Board determined effective as of December 31, 2017 to (i) cease deferrals and Company matching and discretionary contributions under the CAP and freeze any additional growth additions under the CAP; (ii) fully vest the participants in their account balance(s) under the CAP; and (iii) terminate the CAP and distribute to participants the vested benefits accrued thereunder in accordance with the CAP and applicable regulations under the Internal Revenue Code.  The amount in the table above reflects the NEO’s aggregate CAP balance as of December 31, 2018, all of which was vested.

(7)	Assumes execution of full release of claims in favor of the Company. Represents six months of the NEO’s base salary to be paid at regular payroll dates.
(8)

Although not reflected in this table, this amount would be reduced by any disability insurance payments paid by the insurance company to the NEO as a result of the NEO’s disability.  In the event of disability, the NEO would receive $12,000 per each month of disability from the insurance company until reaching age 67.

Ryan Wagers, Chief Accounting Officer

The following table shows the potential payments upon termination or a change in control of the Company for Mr. Wagers.

	Involuntary Without Cause or Voluntary For Good Reason on 12/31/18		Involuntary For Cause on 12/31/18	Voluntary Without Good Reason on 12/31/18
Cash Severance	$260,000	(1)	$—	$—
Group Medical Benefits	15,257	(2)	—	—
Annual Incentive Award	—	(3)	—	—
Stock Options	—	(4)	—	—
Restricted Stock Units	918	(4)	—	—
Total	$276,175		$—	$—

	Change in Control on 12/31/18		Involuntary Without Cause or Voluntary For Good Reason Within 12 Months following a Change in Control on 12/31/18		Disability on 12/31/18		Death on 12/31/18
Cash Severance	$—		$260,000	(1)	$—		$—
Group Medical Benefits	—		15,257	(2)	—		—
Annual Incentive Award	—	(3)	—	(3)	—	(3)	—	(3)
Stock Options	—	(4)	—	(4)	—	(4)	—	(4)
Restricted Stock Units	16,722	(4)	16,722	(4)	16,722	(4)	16,722	(4)
Total	$16,722		$291,979		$16,722		$16,722

(1)

Assumes execution of full release of claims in favor of the Company.  Represents 12 months of NEO’s base salary to be paid at regular payroll dates following the NEO’s termination.  Following a change in control, the payments would be paid in a lump sum no later than 60 days following the date of termination.

(2)	Assumes execution of full release of claims in favor of the Company. Represents the Company’s portion of premiums for group medical benefits to be paid for 12 months following the NEO’s termination.
(3)	The NEO was not eligible to participate in the short-term incentive award program for 2018 based on his hire date.
(4)

Following a change in control (to the extent the awards are not assumed by the acquiring corporation or other successor to the Company) or a termination (a) without cause, (b) for good reason, (c) without cause or for good reason within 12 months following a change in control, or (d) because of disability or death, unvested RSUs will vest and remain exercisable in accordance with the terms of the applicable award agreements.  The table above assumes that such awards are not assumed by the acquiring corporation or other successor to the Company in a change in control and, in the case of stock options, the Committee exercises its discretion to accelerate the vesting of such stock options.  The values in the table are based upon the difference between the closing price of the Common Stock on December 31, 2018 of $24.81 per share and the exercise price of the awards, including only those awards whose exercise price was below the market price on December 31, 2018.  RSUs have an exercise price of zero.

Glenn Hargreaves, Former Chief Accounting Officer

On August 8, 2018, the Company and Mr. Hargreaves agreed by mutual consent that Mr. Hargreaves’ employment agreement with the Company, dated as of July 29, 2012, would terminate effective August 24, 2018.  Pursuant to the terms of a separation and general release agreement entered into by the Company and Mr. Hargreaves, Mr. Hargreaves (i) remained employed by the Company on a part-time basis from August 25, 2018 until December 31, 2018, during which time he received a base salary of $5,000 per month and (ii) was eligible to receive a bonus payment for performance towards his individual objectives during the period of January 1, 2018 through June 30, 2018.  All of his outstanding equity awards as of December 31, 2018 were treated in accordance with the terms of the applicable award agreements, which resulted in his unvested equity awards being forfeited as of December 31, 2018.

CEO to Median Employee Pay Ratio

Under rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are required to calculate and disclose the total compensation paid to our median employee, as well as the ratio of the total compensation paid to the median employee compared to the total compensation paid to the CEO.  The following provides details on the methodology used to identify the median employee for 2018, as well as the results of the analysis.

Under the relevant rules, we were required to identify the median employee by use of a “consistently applied compensation measure.” The consistently applied compensation measure we used to identify the median employee was gross cash compensation paid to employees for the year ended December 31, 2018, which included base salary, incentive awards (including bonuses, short-term incentive awards, and sales incentives), and other miscellaneous cash awards or payments.  We included all active employees (whether full-time, part-time, or seasonal) as of December 31, 2018.  We did not make adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis, and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2018. We believe the use of total cash compensation (rather than total compensation, which would include equity awards) for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees. For 2018, approximately 7% of our employees were eligible to receive regular annual equity awards.

After identifying the median employee based on total cash compensation, we calculated annual total compensation for such employee using the same methodology we use for our NEOs as set forth in the Summary Compensation Table on page 39.  The 2018 total compensation for Mr. Tramuto and for our median employee were $1,146,622 and $78,524, respectively, resulting in a ratio of 15:1.  Mr. Tramuto’s total compensation for 2018 did not include any long-term incentive awards because he received a “front-loaded” equity award in 2015 that was granted as compensation for fiscal years 2016 through 2018, the value of which was reported in the Summary Compensation Table for 2015.  If the annualized value (i.e., one-third) of Mr. Tramuto’s front-loaded equity award had been included in the Summary Compensation Table for 2018, our CEO to median employee pay ratio for 2018 would have been 33:1.

This information is being provided for the purpose of complying with the provisions of the Dodd-Frank Act. Neither the Committee nor management of the Company used the pay ratio measure in making compensation decisions.  Additionally, as a result of the flexibility permitted when identifying the median employee and the Company’s specific pay practices and workforce composition, the Company’s pay ratio may not be comparable to the pay ratios of other companies.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Commission.  Officers, directors, and greater than 10% stockholders are required by regulation of the Commission to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the Forms 3, 4, and 5 and amendments thereto and certain written representations furnished to us, we believe all filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during 2018 and prior fiscal years, except for one late Form 3 filing made by Mr. Janicak in July 2018 relating to his being appointed as an executive officer effective May 2018.

PROPOSAL NO. 2

NON-BINDING, ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Act enables our stockholders to vote to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the Commission’s rules.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement, in accordance with the compensation disclosure rules of the Commission.  The vote is advisory, which means that the vote is not binding on the Company, the Board, or the Compensation Committee.  Although the vote is non-binding, the Compensation Committee and the Board value your opinions and will review the voting results in connection with their ongoing evaluation of our compensation philosophy and compensation decisions.

As described more fully under the “Compensation Discussion and Analysis” section, the Compensation Committee sets and administers the policies that govern compensation of our executive officers, including:

•

Annually evaluating the performance of the CEO and other executive officers and determining the compensation level, including short- and long-term incentive compensation, for each such person based on this evaluation;

•	Reviewing any changes in executive officer incentive compensation plans and equity-based compensation plans; and
•	Reviewing and approving all equity-based compensation plans of the Company and granting equity-based awards pursuant to such plans.

The Compensation Committee seeks to assure that compensation paid to the executive officers is fair, reasonable, and competitive, and is linked to increasing long-term stockholder value.  Only independent directors serve on the Compensation Committee.

The Compensation Committee believes that our compensation strategies are aligned with our compensation philosophy and Company culture, which places significant value on highly-performing individuals, and that those strategies are effective in promoting individual responsibility for collective long-term success. The Compensation Committee further believes that the design of our compensation strategy aligns employee behavior with our stockholders’ interests.  Please see “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the 2018 and 2019 compensation of our NEOs.

We are asking our stockholders to vote on the following resolution:

RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2018 Summary Compensation Table, and the other related tables and disclosures.

The Board recommends a vote FOR advisory approval of the resolution set forth above.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Under the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder, including Rule 10A-3(b)(2) under the Exchange Act and Rule 5605(c)(3) of the Nasdaq listing standards, and our Audit Committee Charter, as amended, the Audit Committee has the sole responsibility and authority to appoint our independent auditors.  The Audit Committee, comprised of independent members of the Board, appointed PwC, an independent registered public accounting firm, to be our independent auditors for the fiscal year ending December 31, 2019.  Although ratification by stockholders is not a prerequisite to the Audit Committee’s appointment of PwC, the Board considers the appointment of our independent registered public accounting firm to be an important matter of stockholder concern and therefore, as a matter of good corporate governance, requests stockholder ratification of this action.  In appointing our independent auditors, the Audit Committee considered the qualifications of PwC, its independence with respect to the services to be performed and its qualifications and general adherence to professional auditing standards.  We have been informed that representatives of PwC plan to attend the 2019 Annual Meeting of Stockholders.  Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to questions from our stockholders.

If the stockholders do not ratify the appointment of PwC, the Audit Committee is not obligated to appoint other independent public accountants, but will reconsider the appointment.  However, even if the appointment of PwC is ratified, the Audit Committee, in its discretion, may select a different independent public accountant at any time during 2019 if it determines that such a change would be in the best interests of us and our stockholders.

Each of the Audit Committee and the Board recommends a vote FOR ratification of the appointment of PwC as our independent registered public accounting firm.

Principal Accounting Fees and Services

The aggregate fees billed for each of the last two fiscal years for professional services rendered to us by PwC are shown in the table below.

Type of Service	Fiscal Year Ended December 31, 2018	Fiscal Year Ended December 31, 2017
Audit Fees	$1,178,765	$1,002,903
Audit-Related Fees (1)	392,704	50,000
Tax Fees (2)	275,000	—
All Other Fees (3)	900	900
Total	$1,847,369	$1,053,803

(1)

Audit-related fees for 2018 were related to due diligence projects and implementation of ASC Topic 842, “Leases”.  Audit-related fees for 2017 were related to review procedures related to the implementation of ASC Topic 606, “Revenue from Contracts with Customers”.

(2)	Tax fees for 2018 were related to tax advisory services.
(3)	All other fees for 2018 and 2017 relate to a software license.

The Audit Committee has considered and concluded that the provision of the non-audit services is compatible with maintaining auditor independence.

Policy Regarding Pre-Approval of Service Provided by Our Independent Registered Public Accounting Firm

The Audit Committee has adopted policies and procedures for pre-approving all audit and permissible non-audit services performed by our independent registered public accounting firm.  The Audit Committee may delegate its responsibility to pre-approve services to be performed by our independent registered public accounting firm to one or more of its members, but the Audit Committee may not delegate its pre-approval authority to management.

Under these policies, the Audit Committee pre-approves the use of audit and audit-related services following approval of our independent registered public accounting firm’s engagement.  Tax and other non-audit services that are not prohibited services, provided that those services are routine and recurring services and would not impair the independence of our independent registered public accounting firm, may also be performed by our independent registered public accounting firm if those services are pre-approved by the Audit Committee.  Pre-approval fee levels for all services to be provided by our independent registered public accounting firm will be established periodically by the Audit Committee.  Our independent registered public accounting firm must provide detailed back-up documentation to the Audit Committee for each proposed service.  The Audit Committee has pre-approved all audit and audit-related services provided by our independent registered public accounting firm.

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed for any purpose, including for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

Audit Committee Report

The Audit Committee of the Board is composed of three directors who are independent directors as defined under applicable law and the Nasdaq listing standards.  The Board has determined that each of Mr. Shapiro and Dr. Hudson qualifies as an “audit committee financial expert,” as defined by the regulations of the Commission.  During fiscal 2018, the Audit Committee met ten times.  In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting processes and our systems of internal control.  Management has primary responsibility for our financial statements and financial reporting process, including assessing the effectiveness of our internal control over financial reporting.  Our independent registered public accounting firm is responsible for planning and carrying out annual audits and quarterly reviews of our financial statements in accordance with standards established by the Public Company Accounting Oversight Board, expressing an opinion on the conformity of our audited financial statements with U.S. generally accepted accounting principles and auditing and reporting on the effectiveness of our internal control over financial reporting.

In discharging its oversight responsibility as to the audit process, the Audit Committee received the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding our independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm such firm's independence. The Audit Committee meets with our independent registered public accounting firm with and without management present to discuss our internal control assessment process, management's assessment with respect thereto, our independent registered public accounting firm's evaluation of our system of internal control over financial reporting and the overall quality of our financial reporting.  The Audit Committee reviewed with our independent registered public accounting firm their fees, audit plans, audit scope, and identification of audit risks.

The Audit Committee discussed and reviewed with our independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications With Audit Committees”, and discussed and reviewed the results of our independent registered public accounting firm's examination of the financial statements.

The Audit Committee reviewed and discussed our audited financial statements as of and for the fiscal year ended December 31, 2018 with management and our independent registered public accounting firm.

The Audit Committee also reviewed and discussed the interim financial information contained in each quarterly earnings announcement and Quarterly Report on Form 10-Q with our Chief Financial Officer and our independent registered public accounting firm prior to public release of that information.  On several occasions during fiscal 2018, the Audit Committee reviewed with our independent registered public accounting firm and our internal audit department, management's processes to assess the adequacy of our internal control over financial reporting, the framework used to make the assessment, and management's conclusions on the effectiveness of our internal control over financial reporting.

Based on the above-mentioned review and discussions with management and our independent registered public accounting firm, the Audit Committee recommended to the Board that our audited financial statements be included in the Form 10-K for filing with the Commission.

The Board has adopted a Charter of the Audit Committee, which is available on our website at www.tivityhealth.com.  The Audit Committee reviews and reassesses the adequacy of the Charter annually.

Respectfully submitted,

Lee A. Shapiro, Chairman

Peter A. Hudson, M.D.

Beth M. Jacob

PROPOSAL NO. 4

Approval of the Company’s Second Amended and Restated 2014 Stock Incentive Plan

Overview

On April 9, 2019, the Board approved the Company’s Second Amended and Restated 2014 Stock Incentive Plan, to be effective as of May 23, 2019, subject to the approval of the stockholders at the 2019 Annual Meeting of Stockholders. The Company’s 2014 Stock Incentive Plan (the “2014 Plan”) was initially approved by our stockholders on June 24, 2014, at the 2014 Annual Meeting of Stockholders, and the Company’s Amended and Restated 2014 Stock Incentive Plan (the “Amended and Restated 2014 Plan”) was approved by our stockholders on May 19, 2015, at the 2015 Annual Meeting of Stockholders.

On March 8, 2019, the Company completed its acquisition of Nutrisystem, Inc. (“Nutrisystem”).  Prior to the acquisition of Nutrisystem, we had one active equity plan under which we granted long-term incentive awards – the Amended and Restated 2014 Plan.  In connection with the acquisition of Nutrisystem, the Company assumed the Nutrisystem Stock Incentive Plan and certain equity awards that had been issued under the Nutrisystem Stock Incentive Plan.

Due in part to the acquisition as well as special retention awards granted to Dawn Zier and Keira Krausz, former executive officers of Nutrisystem who became our President and Chief Operating Officer and Division President, Nutrition, respectively, on March 8, 2019, the Company expects that the existing shares available for grant under the Amended and Restated 2014 Plan and the Nutrisystem Stock Incentive Plan will not be sufficient to make all of the equity grants in respect of the 2019 long-term incentive compensation component of our compensation program.  Therefore, we are proposing adoption of the Second Amended and Restated 2014 Stock Incentive Plan (the “Second Amended and Restated 2014 Plan”) which would, among other things, increase the number of shares available for issuance under the Amended and Restated 2014 Plan by 2,000,000 shares. We believe that adoption of the Second Amended and Restated 2014 Plan is integral to our continued ability to attract, retain and motivate talented stakeholders in a manner aligned with the interests of our stockholders.

The summary of the key provisions and principal features of the Second Amended and Restated 2014 Plan set forth below is qualified in its entirety by reference to the full text of the Second Amended and Restated 2014 Plan, which is attached to this proxy statement as Appendix A. As described below, the terms of the Second Amended and Restated 2014 Plan are substantially similar to the Amended and Restated 2014 Plan, and the proposal to approve the Second Amended and Restated 2014 Plan does not imply that either the Company or the Compensation Committee has any present intentions to materially alter the Company's compensation practices, although, as is the case under the Amended and Restated 2014 Plan, the Company or the Compensation Committee maintain the ability to do so. The key revisions to the Amended and Restated 2014 Plan as reflected in the Second Amended and Restated 2014 Plan are as follows:

•	Increase the number of shares available for issuance under the Amended and Restated 2014 Plan by 2,000,000 shares;

•	Increase the maximum amount of the aggregate performance awards denominated in cash that may be awarded to any individual participant in any 12-month period of a performance period to $5,000,000; and
•

Remove provisions intended to facilitate compliance with the requirements of “performance based compensation” under Section 162(m) of the Code, as in effect prior to the effectiveness of the Tax Cuts and Jobs Act of 2017.

Remove the Committee’s discretion to allow dividends or dividend equivalents to be paid with respect to Awards that are not vested, unless and until the underlying Awards vest.

The Second Amended and Restated 2014 Plan provides the Company with the ability to offer equity-based compensation to its employees, consultants and outside directors in the form of stock options, stock appreciation rights, restricted stock, RSUs, other stock-based awards and performance awards. These awards are designed to achieve long-term objectives of the Company that we believe will benefit stockholders through the additional incentives inherent in awards granted under the Second Amended and Restated 2014 Plan.

The following table sets forth information relating to grants of stock options, RSUs, and MSUs by the Company in fiscal years 2016, 2017, and 2018:

(In thousands)	2016	2017	2018
Stock options	—	—	86
RSUs	967	136	74
MSUs	328	—	—
Total	1,295	136	160

Share Usage Rate

Share usage rate is a metric that our Compensation Committee monitors to ensure that the shares awarded under our equity compensation plans are not excessively dilutive to our stockholders. Share usage rate is defined as the number of shares granted under our stock incentive plans divided by the basic weighted average shares of Common Stock outstanding for each of the last three fiscal years. Over the past three fiscal years, our annual share usage rate (based on the target number of shares granted) has averaged 1.4%. The Compensation Committee confirmed that this share usage rate has been lower as compared to the rates among the 2018 Peer Group and believes it to be reasonable from a competitive standpoint.

              The following sets forth certain information as of March 26, 2019, unless otherwise noted, with respect to the Amended and Restated 2014 Plan and the Nutrisystem Stock Incentive Plan (the only stock incentive plans under which the Company grants stock-based compensation awards:

•	Stock options outstanding: 410,041 (all outstanding under the Amended and Restated 2014 Plan)

•	Weighted average exercise price of outstanding stock options: $18.17

•	Weighted average remaining contractual term of outstanding stock options: 4.4 years

•	Restricted stock awards (“RSAs”) outstanding: 257,758 (all unvested and outstanding under the Nutrisystem Stock Incentive Plan)

•	RSUs outstanding: 1,263,600 (all unvested; 918,607 outstanding under the Nutrisystem Stock Incentive Plan)

•	MSUs outstanding:45,000 (all unvested and outstanding under the Amended and Restated 2014 Plan)

•	PSUs outstanding: 102,987 (all unvested and outstanding under the Amended and Restated 2014 Plan)

•	Total shares of Common Stock outstanding: 47,649,989; the closing price per share of our Common Stock was $16.69.

•	Shares remaining available for future grants under the Amended and Restated 2014 Plan: 824,593, and shares remaining available for future grants under the Nutrisystem Stock Incentive Plan: 389,120.

Background for Request to Submit the Second Amended and Restated 2014 Plan for Approval by Stockholders

In determining to adopt the Second Amended and Restated 2014 Plan and recommend the Second Amended and Restated 2014 Plan for stockholder approval, the Board and the Compensation Committee considered various factors, including the following:

•

As of March 26, 2019, approximately 825,000 shares remain available for grant under the Amended and Restated 2014 Plan.  Based on historical usage and expected practices, as well as approximately 389,000 shares available for grant under the Nutrisystem Stock Incentive Plan that was assumed by the Company in connection with the Company’s acquisition of Nutrisystem, and noting that future circumstances may require the Company to make changes to its expected practices, the existing shares available for grant under the Amended and Restated 2014 Plan are not sufficient to make all of the equity grants in respect of the 2019 long-term incentive compensation component of our compensation program.

•	If the Second Amended and Restated 2014 Plan is approved, the Company would have 2,000,000 additional shares authorized for issuance for future awards under the plan.

•

As of March 26, 2019, total potential dilution with respect to awards outstanding, shares available for grant, and new shares requested under the Second Amended and Restated 2014 Plan is 7.7%. When considering both the Second Amended and Restated 2014 Plan and the Nutrisystem Stock Incentive Plan, total potential dilution is 10.0% as of the same date.  Total potential dilution is calculated as (x) the sum of (a) all equity awards outstanding under the included stock incentive plan(s), (b) shares available for grant under such plan(s), and (c) new shares requested under such plan(s), divided by (y) the sum of (x) and the shares of Common Stock outstanding as of March 26, 2019.

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The Company estimates that the additional 2,000,000 shares to be authorized for grant under the Second Amended and Restated 2014 Plan, if approved by the Company's stockholders, would be sufficient, when added to the shares remaining available for future grant under the Amended and Restated 2014 Plan and the Nutrisystem Stock Incentive Plan, for the Company to make equity grants for 2019, assuming the Company continues to grant awards consistent with its historical usage and expected practices, and noting that future circumstances may require us to make changes to our expected practices.

Important Provisions

             The Second Amended and Restated 2014 Plan contains a number of provisions that the Company believes are consistent with the interests of the Company's stockholders and sound corporate governance practices, including:

•	Shares Available Under the Plan. Stockholder approval will be required before any additional shares can be authorized for issuance under the Second Amended and Restated 2014 Plan.

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No Repricing of Stock Options or Stock Appreciation Rights. The Second Amended and Restated 2014 Plan prohibits the repricing of stock options or stock appreciation rights without stockholder approval. This restriction applies to both direct repricing (lowering the exercise price of a stock option) and indirect repricing (canceling an outstanding stock option in exchange for cash or another award) other than in connection with a change in control or a substitute award.

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No Liberal Share Counting. The Second Amended and Restated 2014 Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an option or to satisfy tax withholding requirements with respect to options or stock appreciation rights.

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No Discounted Stock Options or Stock Appreciation Rights. All stock options and stock appreciation rights (other than substitute awards) must have an exercise price or base price equal to or greater than the fair market value of the underlying Common Stock on the date of grant.

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Minimum Vesting Periods. Equity awards (other than substitute awards) under the Second Amended and Restated 2014 Plan are generally required to have a vesting period of not less than one year from the date of grant, subject to certain exceptions.

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Definition of Change in Control. The Second Amended and Restated 2014 Plan defines "change in control" in a manner such that a change in control would not be deemed to occur until the actual consummation of the event that results in the change in control, and similarly provides that no award agreement will define a change in control in such a manner that a “change in control” could occur prior to the actual consummation of the event or transaction that results in a change in control of the Company.

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Independent Committees. The Second Amended and Restated 2014 Plan will be administrated by the Compensation Committee, except for non-employee director awards which will be administered by the Board. Each of the members of the Compensation Committee qualifies as "independent" under the listing standards of Nasdaq.

Summary of the Second Amended and Restated 2014 Plan

Purpose of the Second Amended and Restated 2014 Plan.  The Second Amended and Restated 2014 Plan allows the Company to attract, retain and reward key employees of and consultants to the Company and its subsidiaries and affiliates, and directors who are not also employees of the Company, and strengthen the mutuality of interests between such key employees, consultants and directors by awarding such key employees, consultants and directors performance-based stock incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.

Key Provisions.  The Second Amended and Restated 2014 Plan is designed to reflect prevailing corporate governance and executive compensation best practices. The following is a brief summary highlighting the key provisions, followed by a more extensive summary of the Second Amended and Restated 2014 Plan.

•	Plan Termination Date: 10 years from its effective date

•

Eligible Participants:   (i) Officers and other key employees of and consultants to the Company and its subsidiaries and affiliates, who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its subsidiaries and affiliates and (ii) outside directors

•

Shares Authorized: The aggregate number of shares of Stock that shall be reserved and available for distribution under the Plan shall be a total of 4,100,000 shares, consisting of (i) 800,000 shares originally authorized in 2014; plus (ii) an additional 1,300,000 shares authorized in 2015; plus (iii) 2,000,000 shares that will be authorized upon stockholder approval of this Proposal.

•	Award Types:

•	Stock options

•	Stock appreciation rights

•	RSAs and RSUs

•	Other stock-based awards

•	Performance awards, including MSUs

•	Award Limits Per Participant Per 12-Month Period:

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Performance awards, stock options, and stock appreciation rights:  With respect to any participant, the aggregate maximum number of shares of Common Stock in respect of which all performance awards, options, and stock appreciation rights may be granted under the Second Amended and Restated 2014 Plan in any calendar year with respect to any 12-month period of a performance period is 450,000 (at maximum performance level, if applicable), and the maximum amount of the aggregate performance awards denominated in cash awarded in any calendar year with respect to any 12-month period of a performance period is $5,000,000.

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Outside director awards:  The maximum number of shares subject to awards granted during any 12-month period to any outside director may not exceed $600,000 in total value (calculating the value of such awards based on the grant date fair value of such awards for financial reporting purposes and excluding, for this purpose, the value of any dividends or dividend equivalents paid in accordance with the Second Amended and Restated 2014 Plan on certain awards).

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Vesting:   Determined by the Committee; provided that equity awards to participants are generally required to have a vesting period of not less than one year from the date of grant, subject to certain exceptions.

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Not Permitted:  Repricing of stock options or stock appreciation rights (subject to the adjustment provisions described under “Adjustments” below), discount stock options or option reloads are not permitted without prior stockholder approval.

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Restricted Dividend Equivalents on Awards: Permits payment of dividend equivalents on shares subject to Awards (other than options and stock appreciation rights) only if and when the underlying shares vest; prohibits the payment of dividend equivalents on shares subject to outstanding options and stock appreciation rights (other than in the case of certain corporate transactions).

Eligibility and Administration.  Officers and other key employees of, and consultants to, the Company and its subsidiaries and affiliates and outside directors are eligible to be granted awards under the Second Amended and Restated 2014 Plan. As of March 26, 2019, approximately seven officers, 1,000 employees, nine outside directors and 240 consultants were eligible to participate in the Second Amended and Restated 2014 Plan.

The Second Amended and Restated 2014 Plan will be administered by a committee of outside directors appointed by the Board to administer the Second Amended and Restated 2014 Plan, or (a) to the extent of any delegation by the committee to a subcommittee pursuant to the terms of the Second Amended and Restated 2014 Plan, such subcommittee (collectively, for purposes of this Proposal No. 4, the "Committee"), and (b) with respect to awards granted to outside directors pursuant to the terms of the Amended and Restated 2014 Plan, the Nominating and Corporate Governance Committee, provided that in the absence of the Committee or to the extent determined by the Board, any action that could be taken by the Committee may be taken by the outside directors. The functions of the Committee specified in the Second Amended and Restated 2014 Plan may be exercised by the Compensation Committee, provided that the full Board will have the final authority with respect to administration of the Second Amended and Restated 2014 Plan.

The Committee will have the full power and authority to grant, pursuant to the terms of the Second Amended and Restated 2014 Plan, awards to participants eligible under the Second Amended and Restated 2014 Plan. In addition to those matters provided elsewhere in the Second Amended and Restated 2014 Plan, the Committee will have the authority, consistent with the terms of the Second Amended and Restated 2014 Plan: (a) to select the officers and other key employees of and consultants to the Company and its subsidiaries and affiliates to whom awards may from time to time be granted under the Second Amended and Restated 2014 Plan; (b) to determine whether and to what extent awards are to be granted under the Second Amended and Restated 2014 Plan to one or more eligible employees; (c) to determine the number of shares to be covered by each such award granted under the Second Amended and Restated 2014 Plan; (d) to determine the terms and conditions, not inconsistent with the terms of the Second Amended and Restated 2014 Plan, of any award granted under the Second Amended and Restated 2014 Plan (including the share price and any restriction or limitation, or, subject to any applicable minimum vesting requirements set forth therein, any vesting acceleration or waiver of forfeiture restrictions regarding any award and/or the shares of Common Stock relating thereto, based in each case on such factors as the Committee will determine, in its sole discretion); and to amend or waive any such terms and conditions to the extent permitted by the terms of the Second Amended and Restated 2014 Plan; (e) to determine whether and under what circumstances a stock option may be settled in cash or restricted stock instead of Common Stock; (f) to determine whether, to what extent and under what circumstances option grants and/or other awards under the Second Amended and Restated 2014 Plan are to be made, and operate, on a tandem basis vis-a-vis other awards under the Second Amended and Restated 2014 Plan and/or awards made outside of the Second Amended and Restated 2014 Plan; (g) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under the Second Amended and Restated 2014 Plan will be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period); and (h) to determine whether to require or permit payment of withholding requirements in shares of Common Stock. The Committee will have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Second Amended and Restated 2014 Plan as it will, from time to time, deem advisable; to interpret the terms and provisions of the Second Amended and Restated 2014 Plan and any award issued under the Second Amended and Restated 2014 Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Second Amended and Restated 2014 Plan.

Awards granted under the Second Amended and Restated 2014 Plan (other than cash-based Awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute awards (as described below), (ii) shares delivered in lieu of fully vested cash awards, (iii) awards to outside directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional awards the Committee may grant, up to a maximum of five percent of the Share Reserve authorized for issuance under the Second Amended and Restated 2014 Plan; and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of the award agreement or otherwise.

Shares Available for Awards Under the Second Amended and Restated 2014 Plan.  Under the Second Amended and Restated 2014 Plan, awards may be made in Common Stock. Subject to the adjustment provisions described under "Adjustments" below, the aggregate number of shares of Stock that shall be reserved and available for distribution under the Plan shall be a total of 4,100,000 shares, consisting of (i) 800,000 shares originally authorized in 2014; plus (ii) an additional 1,300,000 shares authorized in 2015; plus (iii) 2,000,000 shares; (such aggregate amount, the "Share Reserve").

If, after the original effective date of the 2014 Plan, any shares of Common Stock covered by an award granted under the 2014 Plan, any amendment or restatement thereof, or any prior plan, or to which such an award relates, are forfeited, or if such an award otherwise terminates, settles for cash, expires unexercised or is cancelled without the delivery of shares, then the shares covered by such award, or to which such award relates, or the number of shares of stock otherwise counted against the Share Reserve, to the extent of any such forfeiture, termination, settlement, expiration or cancellation, will be added back to the Share Reserve. The Committee may make sure other determinations regarding the counting of shares issued pursuant to the Second Amended and Restated 2014 Plan as it deems necessary or advisable, provided that such determinations are permitted by law. Notwithstanding the foregoing, if a portion or all of an option or stock appreciation right is exercised by the tender or withholding of shares, if any portion of the Company's tax withholding obligation for any award is satisfied by the tender or withholding of shares, or if the Company were to repurchase shares using stock option proceeds, the number of shares deemed to have been issued under the Second Amended and Restated

2014 Plan will be the number of shares that were subject to the option, stock appreciation right or other award or portion thereof, and not the net number of shares actually issued, and any stock appreciation rights to be settled in shares will be counted in full against the Share Reserve, regardless of the number of shares actually issued upon the settlement of the stock appreciation right.

Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, stock dividend, stock split or other change in corporate structure affecting the Common Stock, an equitable and proportionate substitution or adjustment will be made in the aggregate number of shares reserved for issuance under the Second Amended and Restated 2014 Plan, in the number and exercise price of shares subject to outstanding options or stock appreciation rights granted under the Second Amended and Restated 2014 Plan and in the number of shares subject to other outstanding awards granted under the Second Amended and Restated 2014 Plan as determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award will always be a whole number.

Substitute Awards. Substitute awards are awards granted by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or with which the Company combines. Substitute awards will not reduce the shares authorized for grant under the Second Amended and Restated 2014 Plan or the applicable limitations for grant to a participant under the Second Amended and Restated 2014 Plan, nor will shares subject to a substitute award again be available for awards under the Second Amended and Restated 2014 Plan to the extent of any forfeiture, expiration or cash settlement. Additionally, in the event that a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Second Amended and Restated 2014 Plan and will not reduce the shares authorized for grant under the Second Amended and Restated 2014 Plan; provided, that awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not eligible participants of the Second Amended and Restated 2014 Plan prior to such acquisition or combination.

Stock Options and Stock Appreciation Rights.  The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Committee may specify the terms of such grants subject to the terms of the Second Amended and Restated 2014 Plan. The Committee is also authorized to grant stock appreciation rights, either alone or in conjunction with all or part of any stock option granted under the Second Amended and Restated 2014 Plan. The exercise price per share subject to an option is determined by the Committee at the time of the grant, but may not be less than 100% of the fair market value of a share of Common Stock on the date of the grant (or, in the case of any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries, not less than 110% of the fair market value of the stock at grant in the case of incentive stock option), except in the case of substitute awards, taking into account the appropriate adjustments thereto. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option or stock appreciation right relating to an option may have a term exceeding ten years (or, in the case of an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, a term exceeding five years after the date the option is granted in case of incentive stock options), unless otherwise provided in an award agreement.  The grant price per share specified in a stock appreciation right may not be less than the fair market value of a share of Common Stock on the grant date.

Except in connection with the events described under the heading "Adjustments" above, the Committee may not, without the approval of the Company's stockholders, (a) lower the option price per share of an option or the grant price of a stock appreciation right after the date of the grant, (b) cancel an option or stock appreciation right when the option price per share of the option or grant price of the stock appreciation right exceeds the fair market value of the underlying shares in exchange for cash or another award (other than in connection with a Change in Control or a substitute award), or (c) take any other action with respect to an option or stock appreciation right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Common Stock traded.

A stock option or stock appreciation right may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted thereunder for the exercise thereof. Stock options and stock appreciation rights will be exercised by written notice of intent to exercise the stock option or stock appreciation rights and, with respect to options, payment in full to the Company of the amount of the option price for the number of shares with respect to which the option is then being exercised.

The exercise price of a stock option award may be paid in cash, personal check (subject to collection), bank draft or such other method as the Committee may determine from time to time. The exercise price may also be paid by the tender, by either actual delivery or attestation, of stock acceptable to the Committee and valued at its fair market value on the date of exercise or through a combination of stock and cash.  Without limiting the foregoing, to the extent permitted by applicable law the Committee may, on such terms and conditions as it may determine, permit a participant to elect to pay the exercise price by (i) authorizing a third party, pursuant to a brokerage or similar arrangement approved in advance by the Committee, to simultaneously sell all (or a sufficient portion) of the Common Stock acquired upon exercise of such option and to remit to the Company a sufficient portion of the proceeds from such sale to pay the entire exercise price of such option and any required tax withholding resulting therefrom, or (ii) causing the Company to withhold shares otherwise deliverable to the participant pursuant to the option having an aggregate fair market value at the time of exercise equal to the total option price together with any applicable withholding taxes. Subject to the adjustment provisions discussed under "Adjustments" above, a participant will generally have the rights to dividends or other rights of a stockholder with respect to shares subject to the option only when the participant has given written notice of exercise and has paid in full for such shares.

Restricted Stock and RSUs.  The Committee is authorized to grant restricted shares and RSUs. Restricted shares are shares of Common Stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of a restricted period or other conditions specified by the Committee in the award agreement. Except as provided in the Second Amended and Restated 2014 Plan, a participant will have, with respect to the shares of restricted stock, all of the rights of a stockholder of the Company with respect to the restricted shares, including the right to receive any cash dividends (subject to the same vesting requirements as the underlying award) and the right to vote the shares.  During the restricted period, the participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of restricted stock.

 Each RSU represents the right to receive one share of Common Stock, or the value thereof, upon the terms and conditions set forth in the applicable award agreement. RSUs will be paid in cash, shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable award agreement or other procedures approved by the Committee. The Committee determines, in its sole discretion, the restrictions applicable to the RSUs. Unless otherwise provided in the applicable award agreement, a participant will be credited with dividend equivalents on any RSUs credited to the participant's account at the time of any payment of dividends to the stockholders on shares of Common Stock and paid only if and to the extent the underlying award vests. Except as determined otherwise by the Committee at or after the grant, and subject to the "retirement" exceptions set forth in the Second Amended and Restated 2014 Plan, RSUs may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all RSUs and all rights of the participant to such RSUs will terminate, without further obligation on the part of the Company, unless the participant remains in continuous employment of the Company for the entire restricted period in relation to which such RSUs were granted and unless any other restrictive conditions relating to the RSU award are met.

Other Stock-Based Awards.  The Committee is authorized to grant any other type of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock. Subject to the terms of the Second Amended and Restated 2014 Plan and any applicable award agreement, the Committee will determine the terms and conditions of such awards.

Performance Awards.  A performance award consists of a right that is denominated in cash or shares of Common Stock (including restricted stock, RSUs, MSUs and other-stock based awards), valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as established by the Committee, and payable at such time and in such form as the Committee will determine.

Performance goals for awards to participants will be limited to one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units or divisions: (a) earnings before interest, taxes, depreciation and/or amortization; (b) operating income or profit; (c) operating efficiencies; (d) return on equity, assets, capital, capital employed or investment; (e) after-tax operating income; (f) net income; (g) earnings or book value per share; (h) cash flow(s); (i) total sales or revenues or sales or revenues per employee; (j) production; (k) stock price or total stockholder return; (l) dividends; (m) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or (n) any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders' equity and/or shares of Common Stock outstanding, or to assets or net assets. The Committee may exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

 No later than 90 days following the commencement of each performance period (or such other time as may be determined by the Committee), the Committee will, in writing, (a) select the performance goal or goals applicable to the performance period, (b) establish the various targets and bonus amounts which may be earned for such performance period, and (c) specify the relationship between performance goals and targets and the amounts to be earned by each participant for such performance period. Following the completion of each performance period, the Committee will determine whether the applicable performance targets have been achieved and the amounts, if any, payable to participants for such performance period. In determining the amount earned by a participant for a given performance period, subject to any applicable performance award agreement, the Committee will have the right to adjust the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. With respect to any participant, the aggregate maximum number of shares of Common Stock in respect of which all performance awards, options, and stock appreciation rights may be granted under the Second Amended and Restated 2014 Plan in any calendar year with respect to any 12-month period of a performance period is 450,000 (at maximum performance level, if applicable), and the maximum amount of the aggregate performance awards denominated in cash awarded in any calendar year with respect to any 12-month period of a performance period is $5,000,000 in any 12-month period of a performance period.

Outside Director Awards.  The Nominating and Corporate Governance Committee (provided such committee is comprised solely of outside directors) may provide that all or a portion of an outside director's annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of the outside director) in the form of non-qualified stock options, restricted shares, RSUs and/or other stock-based awards, including unrestricted shares of Common Stock. The Nominating and Corporate Governance Committee (provided such committee is comprised solely of outside directors) will determine the terms and conditions of any such awards, including those that apply upon the termination of outside director's service as a member of the Board, and will have full power and authority in its discretion to administer such awards, subject to the terms of the Second Amended and Restated 2014 Plan and applicable law.

The maximum number of shares subject to awards granted during any 12-month period to any outside director may not exceed $600,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes and excluding, for this purpose, the value of any dividends or dividend equivalents paid in accordance with the Second Amended and Restated 2014 Plan on certain awards) (the "Director Limit").  The Board may not, without the approval of the stockholders, increase the Director Limit.

Termination of Employment.  The Committee will determine the terms and conditions that apply to any award upon the termination of employment with the Company and affiliates, and provide such terms in the applicable award agreement or in its rules or regulations.

Change in Control.  The Committee may, in its discretion, at the time an award is made under the Second Amended and Restated 2014 Plan or at any time prior to, coincident with or after the time of a Change in Control (as defined in the Second Amended and Restated 2014 Plan), provide for any or all of the following: (a) the purchase of such awards, upon the participant's consent, for an amount of cash equal to the amount which could have been obtained upon the exercise or realization of such rights had such awards been currently exercisable or payable, provided that the participant's consents will not be required if the Committee takes such action in connection with the consummation of a Change in Control, and provided further that options and stock appreciation rights outstanding as of the date of the Change in Control may be cancelled and terminated without payment if the fair market value of one share as of the date of the Change in Control is less than the per share exercise price of such option or stock appreciation right; (b) the awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation in such Change in Control; provided that an award agreement may provide that if a participant's employment with such successor company (or the Company) or a subsidiary thereof terminates within 12 months following such Change in Control (or such other period set forth in the award agreement, including prior thereto if applicable) for any reason other than termination for "Cause" (as defined in the Second Amended and Restated 2014 Plan) or for "good reason" (as may be defined in the applicable award agreement): (i) options and stock appreciation rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 12 months (or the period of time set forth in the award agreement), (ii) restrictions, limitations and other conditions applicable to restricted stock and RSUs outstanding as of the date of such termination of employment will lapse and the restricted stock and RSUs will become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any other stock-based awards will lapse, and such other stock-based awards will become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant; (c) the acceleration of any time periods, or the waiver of any other conditions, relating to the vesting, exercise, payment or distribution of an award; and/or (d) such adjustment to the awards then outstanding as the Committee deems appropriate to reflect such transaction or change.

Amendment and Termination.  The Board may amend, alter or discontinue the Second Amended and Restated 2014 Plan, but no amendment, alteration or discontinuation may be made which would impair the rights of a participant under an award in more than a de minimis way, without the participant's consent or which, without the approval of the Company's stockholders, would: (a) except as expressly provided in the Second Amended and Restated 2014 Plan, increase the total number of shares reserved for the purposes of the Second Amended and Restated 2014 Plan, (b) be inconsistent with the repricing provisions of the Second Amended and Restated 2014 Plan or (c) materially modify the Second

Amended and Restated 2014 Plan within the meaning of the Nasdaq listing standards. The Committee may amend the terms of any award, prospectively or retroactively, but, subject to the limited exceptions set forth in the Second Amended and Restated 2014 Plan, no such amendment may impair the rights of any holder without the holder's consent.

Withholding.  The Company may take action, including the withholding of amounts from any award made under the Second Amended and Restated 2014 Plan, to satisfy withholding and other tax obligations.

Nontransferability of Awards.   Except as provided below, awards granted under the Second Amended and Restated 2014 Plan, and shares that have been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such award may be exercised during the life of the participant only by the participant or the participant's guardian or legal representative.  To the extent (if any) and under such terms and conditions as determined by the Committee or set forth in any award agreement, a participant may assign or transfer an award (each transferee thereof, a "permitted assignee") (i) to the participant's spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings; (ii) to a trust for the benefit of one or more of the participant or the persons referred to in clause (i), (iii) or (iv); (iii) to a partnership, limited liability company or corporation in which the participant or the persons referred to in clause (i) clause (ii), or clause (iv) are the only partners, members or stockholders; or (iv) to an organization described in Section 501(c)(3) of the Code; provided that such permitted assignee must be bound by and subject to all of the terms and conditions of the Second Amended and Restated 2014 Plan and the award agreement relating to the transferred award and must execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such participant must remain bound by the terms and conditions of the Second Amended and Restated 2014 Plan and any award agreement.

Deferral; Dividend Equivalents : The Second Amended and Restated 2014 Plan authorizes the Committee to establish procedures pursuant to which the payment of any award may be deferred. Subject to the provisions of the Second Amended and Restated 2014 Plan and any award agreement, the recipient of an award other than a stock option or stock appreciation right may, if so determined by the Committee, be entitled to receive amounts equivalent to cash, stock, or other property dividends on shares of Common Stock ("dividend equivalents") with respect to the number of shares covered by the award, as determined by the Committee, in its discretion. The Committee may provide that the dividend equivalents (if any) will be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested and in any event shall provide that the dividend equivalents are subject to the same vesting or performance conditions as the underlying award.

Effective Date.  No new awards may be granted under the Second Amended and Restated 2014 Plan after the tenth anniversary of the effective date of such plan.

Certain Federal Income Tax Consequences.

The following discussion summarizes certain federal income tax considerations of awards under the Second Amended and Restated 2014 Plan. However, it does not purport to be complete and does not describe the federal employment, Medicare, state, local or foreign tax considerations or the consequences for any particular individual.

Stock Options. A participant does not recognize income on the grant of a stock option. Upon exercise of a non-qualified stock option, the participant will recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock over the option exercise price of those shares. The adjusted tax basis of the shares acquired upon the exercise of a non-qualified stock option is their fair market value at the time of exercise. Upon exercise of an incentive stock option, if no disposition of the shares is made within two years from the date of grant of the incentive stock option or within one year after the transfer of the shares to the participant, the participant does not otherwise recognize taxable income as a result of exercising the incentive stock option. The excess of the fair market value of the shares of Common Stock acquired upon the exercise of an incentive stock option over the option exercise price, however, will be an item of tax preference to the participant which may be subject to an alternative minimum tax for the year of exercise; the adjusted tax basis of the shares received upon the exercise of an incentive stock option is the option exercise price, and any gain or loss realized on the sale of the shares will be long-term capital gain or loss. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will recognize ordinary income at that time in an amount equal to the excess of the fair market value of the shares at the time of exercise (or the net proceeds of disposition, if less) over the option exercise price.

Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant will realize ordinary income in an amount equal to the sum of the amount of any cash received and the fair market value of the shares of Common Stock or other property received upon the exercise.

Restricted Stock, Performance and RSU Awards. A participant will not recognize ordinary income on the grant of a restricted stock award (or a performance award if the shares of Common Stock are issued on grant), but will recognize ordinary income when the shares subject to the award become vested in an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the shares are granted an amount equal to the excess of (i) the fair market value of the shares on the date of issuance, over (ii) the purchase price, if any, paid for the shares. If the Section 83(b) election is made, the participant will not recognize any additional taxable income when the shares become vested, but may not recognize a loss if the shares fail to vest.

The participant will not recognize income on the grant of a RSU award, (or a performance award under which shares of Common Stock are not issued on grant), but will recognize ordinary income when the shares subject to the award are issued to the participant after they become vested. The amount of ordinary income will be equal to the excess of (i) the fair market value of the shares on the date they are issued over (ii) the purchase price, if any, paid for the award. A Section 83(b) election may not be made with respect to RSUs.

Upon disposition of shares of Common Stock acquired under a restricted stock award, performance award or RSU award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the shares plus any amount recognized as ordinary income upon grant (or vesting) of the shares.

Company Tax Deduction. The Company generally will be entitled to a tax deduction in connection with an award under the Second Amended and Restated 2014 Plan, subject to the provisions of Section 162(m) of the Code, in an amount equal to the ordinary income recognized by a participant and at the time the participant recognizes such income (for example, on the exercise of a nonqualified stock option). Section 162(m) of the Code may limit the deductibility of compensation paid to the Company's Chief Executive Officer, the Chief Financial Officer, and to each of the next three most highly compensated executive officers. Under Section 162(m), the annual compensation paid to any of these executives will be deductible to the extent that it does not exceed $1,000,000.

 The foregoing discussion is general in nature and is not intended to be a complete description of the Federal income tax consequences of the Second Amended and Restated 2014 Plan. This discussion does not address the effects of other Federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Second Amended and Restated 2014 Plan are urged to consult a tax advisor as to the tax consequences of participation.

The Second Amended and Restated 2014 Plan is not intended to be a "qualified plan" under Section 401(a) of the Code. Notwithstanding any other provisions of the Second Amended and Restated 2014 Plan or any award agreements thereunder, it is intended that the provisions of the Second

Amended and Restated 2014 Plan and such award agreements comply with Section 409A of the Code, and that no award will be granted, deferred, accelerated, extended, paid out or modified under the Second Amended and Restated 2014 Plan, or any award agreement interpreted, in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a participant. Notwithstanding the foregoing, the Company will not have any obligation to indemnify or otherwise hold any participant harmless from any or all taxes or penalties that may be imposed on him or her, or in respect of any payment or benefit delivered in connection with the Second Amended and Restated 2014 Plan (including any taxes and penalties under Section 409A of the Code).

Plan Benefits

              The benefits that will be awarded or paid under the Second Amended and Restated 2014 Plan are not currently determinable. As the Second Amended and Restated 2014 Plan is substantially identical to the Amended and Restated 2014 Plan, the table below sets forth (i) the equity-based awards that we made during the 2018 fiscal year to non-employee directors under the Amended and Restated 2014 Plan and (ii) the equity-based awards that were made during the 2018 fiscal year to each of our named executive officers, all of our executive officers as a group, and all of our employees who are not executive officers as a group under the Amended and Restated 2014 Plan.

Name and Position	Stock Option Grants (#)	RSU Grants (#)
Donato Tramuto Chief Executive Officer	—	—
Adam Holland Chief Financial Officer	10,910 (1)	5,811 (4)
Steve Janicak Division President, Healthcare	—	2,466 (5)
Mary Flipse Chief Legal and Administrative Officer	—	—
Ryan Wagers Chief Accounting Officer	1,266 (2)	674 (6)
Glenn Hargreaves Former Chief Accounting Officer	4,760 (3)	2,535 (7)
All NEOs as a group	16,936	11,486
All current directors who are not executive officers as a group	—	25,884 (8)
All employees who are not executive officers as a group (9)	68,316	37,068

(1)	Reflects stock options granted on June 15, 2018 with an exercise price of $34.42 per share.

(2)	Reflects stock options granted on October 17, 2018 with an exercise price of $33.36 per share.

(3)	Reflects stock options granted on April 3, 2018 with an exercise price of $39.45 per share.

(4)	Reflects RSUs granted on June 15, 2018 at a closing price of $34.42 per share.

(5)	Reflects RSUs granted on March 15, 2018 at a closing price of $40.55 per share.

(6)	Reflects RSUs granted on October 17, 2018 at a closing price of $33.36 per share.

(7)	Reflects RSUs granted on April 3, 2018 at a closing price of $39.45 per share.

(8)	Reflects RSUs granted on May 24, 2018 at a closing price of $38.25 per share.

(9)	Approximately 37 employees other than the Company's executive officers received equity awards during the 2018 fiscal year under the Amended and Restated 2014 Plan.
The Board recommends a vote FOR approval of the Second Amended and Restated 2014 Plan.

Equity Compensation Plan Information

The following table summarizes, as of December 31, 2018, certain information concerning the Company's equity compensation plans under which equity securities of the Company are currently authorized for issuance.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights, in thousands (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in First Column), in thousands
Equity compensation plans approved by stockholders	747	$ 17.83	1,173
Equity compensation plans not approved by stockholders	—	—	—
Total	747	$ 17.83	1,173

(1)	Represents 431,000 stock options, 271,000 RSUs, and 45,000 MSUs outstanding under the Company’s Amended and Restated 2014 Stock Incentive Plan.

(2)

The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding unvested RSUs and MSUs, which have no exercise price. The weighted average remaining contractual term of the outstanding stock options is 4.4 years.

(3)	This table does not include the Nutrisystem Stock Incentive Plan, which was assumed by the Company on March 8, 2019 in connection with the Company’s acquisition of Nutrisystem.

Deadline for Submission of Stockholder Proposals to be Presented at the 2020 Annual Meeting of Stockholders

The 2020 Annual Meeting of Stockholders is expected to be held in May 2020, although this date may be subject to change. Stockholder proposals will be eligible for consideration for inclusion in the Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act if such proposals are received by the Company at 701 Cool Springs Blvd., Franklin, Tennessee, 37067, addressed to the Secretary before the close of business on December 14, 2019. Notices of stockholders’ proposals (including nominations) submitted outside the processes of Rule 14a-8 will generally be considered timely (but not considered for inclusion in our Proxy Statement), pursuant to the advance notice requirement set forth in our Bylaws, if such notices are filed with our Secretary not less than 90 days nor more than 120 days prior to the first anniversary of this year’s Annual Meeting of Stockholders (i.e., not earlier than January 24, 2020 and not later than February 23, 2020); provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For proposals that are timely filed, the named proxies will retain discretion to vote proxies that we receive provided: (1) we include in our Proxy Statement advice on the nature of the proposal and how the named proxies intend to exercise their voting discretion and (2) the proponent does not issue a Proxy Statement. In order to curtail any controversy as to the date on which we received a proposal, we suggest that stockholders submit their proposals by certified mail, return receipt requested. Nothing in this paragraph shall be deemed to require us to include any stockholder proposal that does not meet all of the requirements for such inclusion established by the Commission at the time in effect.

Delivery of Form 10-K and Proxy Statement to Stockholders Sharing an Address

The Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.  We and some brokers “household” proxy materials, delivering a single Notice of Internet Availability or a single set of the Form 10-K and Proxy Statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate Form 10-K and Proxy Statement, or if you are receiving multiple copies of the Form 10-K and Proxy Statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us, or our transfer agent, if you hold registered shares. You can notify us by sending a written request to Secretary, Tivity Health, Inc., 701 Cool Springs Boulevard, Franklin, Tennessee 37067, or by calling the Company at (800) 869-5311. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Form 10-K and Proxy Statement to a stockholder at a shared address to which a single copy of the Form 10-K and Proxy Statement was delivered.

Attending the Annual Meeting

Only stockholders of record, or beneficial owners of our Common Stock, as of the record date, may attend the 2019 Annual Meeting of Stockholders in person. You will need proof of ownership to enter the 2019 Annual Meeting of Stockholders. Even if you plan to attend the 2019 Annual Meeting of Stockholders, please submit your proxy.

If your shares are held beneficially in the name of a broker, bank or other holder of record, you must present proof of your ownership of our Common Stock, such as a bank or brokerage account statement, to be admitted to the 2019 Annual Meeting of Stockholders. Please note that if you plan to attend the

2019 Annual Meeting of Stockholders in person and would like to vote there, you will need to bring a legal proxy from your broker, bank or other holder of record as explained above. If your shares are held beneficially and you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of our Common Stock, to:

Tivity Health, Inc.

701 Cool Springs Boulevard

Franklin, Tennessee 37067

Attention: Chief Legal and Administrative Officer

Stockholders also must present a form of photo identification, such as a driver’s license, in order to be admitted to the 2019 Annual Meeting of Stockholders. No cameras or recording equipment will be permitted in the 2019 Annual Meeting of Stockholders.

Miscellaneous

It is important that proxies be returned promptly to avoid unnecessary expense.  Therefore, regardless of the number of shares of stock owned, stockholders who do not expect to attend in person are urged to vote as soon as possible.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2018 MAY BE OBTAINED, WITHOUT CHARGE, BY ANY STOCKHOLDER TO WHOM THIS PROXY STATEMENT IS SENT OR MADE AVAILABLE, UPON WRITTEN REQUEST TO SECRETARY, TIVITY HEALTH, INC., 701 COOL SPRINGS BOULEVARD, FRANKLIN, TENNESSEE 37067.  COPIES OF EXHIBITS FILED WITH THE FORM 10-K ALSO WILL BE AVAILABLE UPON WRITTEN REQUEST ON PAYMENT OF CHARGES APPROXIMATING THE COMPANY’S COST. You may also view our Annual Report on Form 10-K and its exhibits online at the SEC website at www.sec.gov, or via our website at www.tivityhealth.com.

Date: April 12, 2019

APPENDIX A

TIVITY HEALTH, INC.

SECOND AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

Section 1.Purpose; Definitions.

The purpose of the Tivity Health, Inc. Second Amended and Restated 2014 Stock Incentive Plan (the "Plan") is to enable Tivity Health, Inc. (the "Corporation") to attract, retain and reward key employees of and consultants to the Corporation and its Subsidiaries and Affiliates, and directors who are not also employees of the Corporation, and strengthen the mutuality of interests between such key employees, consultants and directors by awarding such key employees, consultants and directors performance-based stock incentives and/or other equity interests or equity-based incentives in the Corporation, as well as performance-based incentives payable in cash. The creation of the Plan shall not diminish or prejudice other compensation programs approved from time to time by the Board or the Committee.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)"Affiliate" means any entity other than the Corporation and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan, provided that the Corporation directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

(b)“Award” shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, Other Stock-Based Award or other award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish.

(c)“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.  For avoidance of doubt, Award Agreements include (i) any employment agreement or Change in Control agreement (the applicable provisions of which shall supersede conflicting provisions in other Award Agreements governing the same Award) between the Corporation and any Participant that refers to Awards and (ii) any letter or electronic mail notifying a Participant that he or she has received an Award.

(d)"Board" means the Board of Directors of the Corporation.

(e)"Cause" means (i) a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or (ii) a Participant's willful misconduct or dishonesty, which is directly and materially harmful to the business or reputation of the Corporation or any Subsidiary or Affiliate.

(f)"Change in Control" means the happening of any of the following:

(i)

any person or entity, including a "group" as defined in Section 13(d)(3) of the Exchange Act, other than the Corporation or a wholly-owned subsidiary thereof or any employee benefit plan of the Corporation or any of its Subsidiaries, becomes the beneficial owner of the Corporation's securities having 35% or more of the combined voting power of the then outstanding securities of the Corporation that may be cast for the election of directors of the Corporation (other than as a result of an issuance of securities initiated by the Corporation in the ordinary course of business); or

(ii)	as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Corporation or any successor corporation or entity entitled to vote generally in the election of the directors of the Corporation or such other corporation or entity after such transaction are held in the aggregate by the holders of the Corporation's securities entitled to vote generally in the election of directors of the Corporation immediately prior to such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction or transactions; or

(iii)

during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's stockholders, of each director of the Corporation first elected during such period was approved by a vote of at least two-thirds of the directors of the Corporation then still in office who were directors of the Corporation at the beginning of any such period.

Notwithstanding the foregoing, (i) unless otherwise provided in an applicable Award Agreement, solely for the purpose of determining the timing of any payments pursuant to any Awards constituting a “deferral of compensation” subject to Section 409A of the Code, a Change in Control shall mean a “change in the ownership of the Corporation,” a “change in the effective control of the Corporation,” or a “change in the ownership of a substantial portion of the assets of the Corporation” as such terms are defined in Section 1.409A-3(i)(5) of the U.S. Treasury Regulations, and (ii) no Award Agreement shall define a Change in Control in such a manner that a Change in Control would be deemed to occur prior to the actual consummation of the event or transaction that results in a Change in Control of the Corporation (e.g., upon the announcement, commencement, or stockholder approval of any event or transaction that, if completed, would result in a change in control of the Corporation).

(g)"Common Stock" or “Stock” means the Corporation's Common Stock, par value $.001 per share.

(h)"Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(i)"Committee" means the committee of Outside Directors appointed by the Board to administer the Plan or (a) to the extent of any delegation by the Committee to a subcommittee pursuant to this Section 1(i), such subcommittee, and (b) with respect to Awards granted to Outside Directors pursuant to Section 9, the Nominating and Corporate Governance Committee of the Board. The Committee may from time to time delegate some or all of its functions under the Plan to a subcommittee composed of members that meet any relevant requirements of applicable law or other applicable guidelines. The term “Committee” includes such subcommittee, to the extent of the Committee’s delegation.

(j)"Corporation" means Tivity Health, Inc., a corporation organized under the laws of the State of Delaware or any successor corporation.

(l)"Disability" means, unless otherwise provided in an Award Agreement, either of the following: (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer.

(m)"Early Retirement" for purposes of the Plan, shall be deemed to have occurred if  (i) the sum of the participant's age plus years of employment at the Corporation as of the proposed early retirement date is equal to or greater than 70, (ii) the participant has given written notice to the Corporation at least one year prior to the proposed early retirement date of his or her intent to retire and  (iii) the Chief Executive Officer shall have approved in writing such early retirement request prior to the proposed early retirement date, provided that in the event the Chief Executive Officer does not approve the request for early retirement or the Chief Executive Officer is the participant giving notice of his or her intent to retire, then in both cases, the Committee shall make the determination of whether to approve or disapprove such request.

(n)"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(o)"Fair Market Value" means with respect to the Stock, as of any given date or dates, unless otherwise determined by the Committee in good faith, the reported closing price on such date of a share of such class of Stock on the Nasdaq Stock Market ("Nasdaq") or such other exchange or market as is the principal trading market for such class of Stock, or, if no such sale of a share of such class of Stock is reported on the Nasdaq or other exchange or principal trading market on such date, the fair market value of a share of such class of Stock as determined by the Committee in good faith.

(p)"Incentive Stock Option" means any Stock Option intended to be and designated in an Award Agreement as an "Incentive Stock Option" within the meaning of Section 422 of the Code.  Under no circumstances shall a Stock Option that is not specifically designated as an Incentive Stock Option be considered an Incentive Stock Option.

(q)"Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

(r)"Normal Retirement" means retirement from active employment with the Corporation and any Subsidiary or Affiliate on or after age 65.

(s)"Other Stock-Based Award" means an award under Section 8.1 below that is valued in whole or in part by reference to, or is otherwise based on, Stock.

(t)"Outside Director" means a member of the Board who is not an officer or employee of the Corporation or any Subsidiary or Affiliate of the Corporation.

(u)"Participant" shall mean any person who is eligible under Section 4 of the Plan and who receives an Award under the Plan.

(v)"Performance Award" shall mean any Award granted under Section 8.2 of the Plan.

(w)"Plan" means this Tivity Health, Inc. Second Amended and Restated 2014 Stock Incentive Plan, as amended from time to time, and shall include, where the context requires the Tivity Health, Inc. Amended and Restated 2014 Stock Incentive Plan and the Tivity Health, Inc. 2014 Stock Incentive Plan.

(x)“Prior Plan” means the Corporation’s 2007 Stock Incentive Plan and/or the Corporation’s Amended and Restated 2001 Stock Option Plan.

(y)"Restricted Stock" means an award of shares of Stock that is subject to restrictions under Section 7 below.

(z)"Restricted Stock Unit" shall mean any unit granted under Section 7.5 of the Plan.

(aa)"Restriction Period" shall have the meaning provided in Section 7.3.

(bb)"Retirement" means Normal or Early Retirement.

(cc)“Share” means a share of Common Stock.

(dd)"Stock Appreciation Right" means an award described in Section 6 of the Plan.

(ee)"Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 or Section 9 below.

(ff)"Subsidiary" means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by the Corporation, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Corporation.

(gg)“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(hh)“Vesting Period” means the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

Section 2.Administration.

2.1Authority of the Committee. The Plan shall be administered by the Committee, provided that, in the absence of the Committee or to the extent determined by the Board, any action that could be taken by the Committee may be taken by the Outside Directors.  The functions of the Committee specified in the Plan may be exercised by the Compensation Committee of the Board, provided that the full Board shall have the final authority with respect to the administration of the Plan.  The Committee shall have the full power and authority to grant, pursuant to the terms of the Plan, Awards to persons eligible under Section 4.  In addition to those matters provided elsewhere in the Plan, the Committee shall have the authority, consistent with the terms of the Plan:

(a)to select the officers and other key employees of and consultants to the Corporation and its Subsidiaries and Affiliates to whom Awards may from time to time be granted hereunder;

(b)to determine whether and to what extent Awards are to be granted hereunder to one or more eligible employees;

(c)to determine the number of shares to be covered by each such Award granted hereunder;

(d)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including the share price and any restriction or limitation, or, subject to any applicable minimum vesting requirements set forth herein, any vesting acceleration or waiver of forfeiture restrictions regarding any Award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion); and to amend or waive any such terms and conditions to the extent permitted by Section 11 hereof;

(e)to determine whether and under what circumstances a Stock Option may be settled in cash or Restricted Stock instead of Stock;

(f)to determine whether, to what extent and under what circumstances Option grants and/or other Awards under the Plan are to be made, and operate, on a tandem basis vis-a-vis other Awards under the Plan and/or awards made outside of the Plan;

(g)to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period); and

(h)to determine whether to require or permit payment of withholding requirements in shares of Stock.

The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Corporation and Participants. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Corporation or of any Subsidiary or Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards under the Plan to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate such Awards held by Participants who are not officers or directors of the Corporation for purposes of Section 16 of the Exchange Act or who are otherwise not subject to such provision of law.

2.2Minimum Vesting Period. Notwithstanding anything in the Plan to the contrary, Awards granted under the Plan (other than cash-based Awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards granted pursuant to Section 3.3, (ii) Shares delivered in lieu of fully vested cash Awards, (iii) Awards to Outside Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Committee may grant, up to a maximum of five percent of the Share Reserve authorized for issuance under the Plan pursuant to Section 3.1; and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of Retirement, death, Disability or a Change in Control, in the terms of the Award Agreement or otherwise.

Section 3.Shares of Stock Subject to Plan.

3.1Shares Available. Subject to the adjustment provided for in Section 3.2, the aggregate number of shares of Stock that shall be reserved and available for distribution under the Plan shall be a total of 4,100,000 Shares, consisting of (i) 800,000 Shares originally authorized in 2014; plus (ii) an additional 1,300,000 Shares authorized in 2015; plus (iii) 2,000,000 Shares (such aggregate amount, the “Share Reserve”). Any Shares that are subject to Awards granted under this Plan after the Original Effective Date shall be counted against the Share Reserve as one (1) Share for every one (1) Share granted. If, after the Original Effective Date, any shares of Stock covered by an Award granted under the Plan or an award granted under a Prior Plan, or to which such an award relates, are forfeited, or if such an award otherwise terminates, settles for cash, expires unexercised or is canceled without the delivery of Shares, then the shares covered by such award, or to which such award relates, or the number of shares of Stock otherwise counted against the Share Reserve, to the extent of any such forfeiture, termination, settlement, expiration or cancellation, shall be added back to the Share Reserve. The Committee may make such other determinations regarding the counting of Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law.

Notwithstanding the foregoing, if a portion or all of an Option or SAR is exercised by the tender or withholding of Shares, if any portion of the Company’s tax withholding obligation for any Award is satisfied by the tender or withholding of Shares, or if the Company were to repurchase Shares using stock option proceeds, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in this Section 3.1 shall be the number of Shares that were subject to the Option, SAR or other Award or portion thereof, and not the net number of Shares actually issued, and any SARs to be settled in Shares shall be counted in full against the Share Reserve, regardless of the number of shares actually issued upon the settlement of the SAR. After the effective date of the Plan, no awards may be granted under any of the Prior Plans.

3.2Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, Stock dividend, Stock split or other change in corporate structure affecting the Stock, an equitable and proportionate substitution or adjustment shall be made in the aggregate number of Shares reserved for issuance under the Plan, in the number and exercise price of Shares subject to outstanding Options or Stock Appreciation Rights granted under the Plan and in the number of Shares subject to other outstanding Awards granted under the Plan as determined to be appropriate by the Committee, in its sole discretion, provided that the number of Shares subject to any Award shall always be a whole number.  The maximum number of Shares that may be awarded to any Participant under Section 8.2(b) of the Plan will be adjusted in the same manner as the number of Shares subject to outstanding Awards.

3.3Substitute Awards. Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable limitations for grant to a Participant under Section 8.2(b), nor shall Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in Section 3.1 above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not eligible Participants prior to such acquisition or combination.

Section 4.Eligibility.

(a) Officers and other key employees of and consultants to the Corporation and its Subsidiaries and Affiliates (but excluding members of the Committee and any person who serves only as a director, except as otherwise provided in Section 9) who are responsible for or contribute to the management, growth and/or profitability of the business of the Corporation and/or its Subsidiaries and Affiliates, and (b) Outside Directors (in accordance with Section 9) are eligible to be granted Awards.

Section 5.Stock Options.

5.1Grant.  Stock Options may be granted alone, in addition to or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.  Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Incentive Stock Options may be granted only to individuals who are employees of the Corporation or any Subsidiary of the Corporation.  Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 5 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.  Options may be settled in cash or Stock.

5.2Option Price.  The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock at grant (or, in the case of any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any of its Subsidiaries, not less than 110% of the Fair Market Value of the Stock at grant in the case of Incentive Stock Options), except in the case of Substitute Awards, taking into account the appropriate adjustments thereto. Other than pursuant to Section 3.2, the Committee shall not, without the approval of the Corporation’s stockholders, (a) lower the option price per share of an Option after it is granted, (b) cancel an Option when the option price per share exceeds the Fair Market Value of the underlying shares in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Stock is traded.

5.3Option Term.  The term of each Stock Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date the Option is granted (or, in the case of an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any of its Subsidiaries, more than five years after the date the Option is granted in the case of Incentive Stock Options). Notwithstanding the foregoing, an Award Agreement may provide, or be amended to provide, that the period of time over which an Option, other than an Incentive Stock Option, may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant’s exercise of such Award would violate applicable securities law or otherwise expose the Participant to adverse regulatory action; provided, that during the extended exercise period, the Option may be exercised only to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date, and such extended exercise period shall end not later than 30 days after the exercise of such Option first would no longer violate such laws or requirements.

5.4Exercise.  Subject to Section 5.11, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. The Committee may provide that a Stock Option shall vest over a period of future service at a rate specified at the time of grant, or that the Stock Option is exercisable only in installments.  If the Committee provides that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion. The Committee may establish performance conditions or other conditions to the exercise of any Stock Options, which conditions may be waived by the Committee in its sole discretion.

5.5Method of Exercise.

(a)The exercise price of a Stock Option Award may be paid in cash, personal check (subject to collection), bank draft or such other method as the Committee may determine from time to time. The exercise price may also be paid by the tender, by either actual delivery or attestation, of Stock acceptable to the Committee and valued at its Fair Market Value on the date of exercise or through a combination of Stock and cash.  Without limiting the foregoing, to the extent permitted by applicable law: the Committee may, on such terms and conditions as it may determine, permit a Participant to elect to pay the exercise price by (i)  authorizing a third party, pursuant to a brokerage or similar arrangement approved in advance by the Committee, to simultaneously sell all (or a sufficient portion) of the Stock acquired upon exercise of such Option and to remit to the Corporation a sufficient portion of the proceeds from such sale to pay the entire exercise price of such Option and any required tax withholding resulting therefrom, or (ii) causing the Corporation to withhold Shares otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price together with any applicable withholding taxes. Subject to Section 3.2, a Participant shall generally have the rights to dividends or other rights of a stockholder with respect to Shares subject to the Option only when the Participant has given written notice of exercise and has paid in full for such Shares.

(b) Notwithstanding the foregoing, an Award Agreement may provide, or be amended to provide, that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share by an amount as may be determined by the Committee, the Participant has not exercised the Option and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option.  In such event, the Corporation shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes, and any fractional Share shall be settled in cash.

5.6Termination by Death.  Unless otherwise provided by the Committee at or after grant, if a Participant's employment by the Corporation and any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such Participant may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

5.7Termination by Reason of Disability.  Unless otherwise provided by the Committee at or after grant, if a Participant's employment by the Corporation or any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant, for a period of (i) three years from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter, in the case of a Non-Qualified Stock Option and (ii) one year from the date of termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter, in the case of an Incentive Stock Option; provided, however, that if the Participant dies within the period specified in clause (i) above, any unexercised Non-Qualified Stock Option held by such Participant shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

5.8Termination by Reason of Retirement.  Unless otherwise provided by the Committee at or after grant, if a Participant’s employment by the Corporation and any Subsidiary or Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after grant, for a period of three years from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the Participant dies within the period specified above, any unexercised Option held by such Participant shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Option, whichever period is shorter.

5.9Other Termination.  Unless otherwise provided by the Committee at or after grant, if a Participant's employment by the Corporation and any Subsidiary or Affiliate is involuntarily terminated for any reason other than death or Disability, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent otherwise then exercisable, for the lesser of three months or the balance of such Stock Option's term if the involuntary termination is without Cause.  Unless otherwise provided by the Committee at or after grant, if a Participant voluntarily terminates employment with the Corporation and any Subsidiary or Affiliate (other than for Disability or Retirement), the Stock Option shall thereupon terminate.

5.10Incentive Stock Options.  Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock

Option under Section 422 of the Code. No Incentive Stock Option shall be granted to any Participant under the Plan if such grant would cause the aggregate Fair Market Value (as of the date the Incentive Stock Option is granted) of the Stock with respect to which all Incentive Stock Options are exercisable for the first time by such Participant during any calendar year (under all such plans of the Corporation and any Subsidiary) to exceed $100,000.  To the extent permitted under Section 422 of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement, if an Incentive Stock Option (in whole or in part) fails to qualify as such for any reason, such Option (or portion thereof) shall be treated as a Non-Qualified Stock Option.

Section 6.Stock Appreciation Rights.

6.1Grant and Exercise.  A Stock Appreciation Right is a right to receive an amount payable entirely in cash, entirely in Stock or partly in cash and partly in Stock and exercisable at such time or times and subject to such conditions as the Committee may determine in its sole discretion subject to the Plan, including the achievement of specific performance goals.  Stock Appreciation Rights may be granted alone or in conjunction with all or part of any Stock Option granted under the Plan.

(a)A Stock Appreciation Right may be exercised by a Participant, subject to Section 6.2, in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the Participant shall be entitled to receive an amount determined in the manner prescribed in Section 6.2. Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

(b)In the case of a Non-Qualified Stock Option, tandem Stock Appreciation Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option. A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of Shares covered by a related Stock Option.

6.2Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a)Stock Appreciation Rights granted in tandem with an Option shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6.

(b)Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of a share over the exercise price per Share specified in the Stock Appreciation Right multiplied by the number of Shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. The exercise price per Share specified in the Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the grant date.

(c)The term of each Stock Appreciation Right shall be fixed by the Committee, but no Stock Appreciation Right shall be exercisable more than ten years after the date the Stock Appreciation Right is granted. Notwithstanding the foregoing, an Award Agreement may provide, or be amended to provide, that the period of time over which a Stock Appreciation Right (other than one issued in tandem with an Incentive Stock Option) may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant’s exercise of such Award would violate applicable securities law or otherwise expose the Participant to adverse regulatory action; provided, that during the extended exercise period, the Stock Appreciation Right may be exercised only to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date, and such extended exercise period shall end not later than 30 days after the exercise of such Stock Appreciation Right first would no longer violate such laws or requirements.

(d)An Award Agreement with respect to any Stock Appreciation Right may provide or be amended to provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and neither the Stock Appreciation Right nor the Option has expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day.  In such event, the Corporation shall make payment to the Participant in accordance with this Section 6.2, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

(e)Without the approval of the Corporation’s stockholders, other than pursuant to Section 3.2, the Committee shall not (i) reduce the exercise price of any Stock Appreciation Right after the date of grant, (ii) cancel any Stock Appreciation Right when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Stock is traded.

(f)Upon the exercise of a Stock Appreciation Right issued in conjunction with an Option, the Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised (without duplication) for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan.

Section 7.Restricted Stock and Restricted Stock Units.

7.1Administration. Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other Awards granted under the Plan and/or cash awards made outside the Plan. The Committee shall determine the other terms, restrictions and conditions of the Awards in addition to those set forth in this Section 7.  The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.  The provisions of Restricted Stock Awards need not be the same with respect to each Participant.

7.2Awards and Certificates. A Participant shall not have any rights with respect to a Restricted Stock Award unless and until such Participant has executed (including by electronic acceptance) an agreement evidencing the Award and has delivered a fully executed copy thereof to the Corporation, and has otherwise complied with the applicable terms and conditions of such Award.

(a)The purchase price for shares of Restricted Stock shall be established by the Committee and may be zero.

(b)Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement (including by electronic acceptance) and paying whatever price (if any) is required under Section 7.2(a).

(c)Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates.  Any such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.  The Committee shall require that any stock certificates evidencing such Restricted Stock be held in custody by the Corporation until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted

Stock Award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.

7.3Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(a)In accordance with the provisions of the Plan and the Award Agreement, during a period set by the Committee commencing with the date of such Award (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan.

(b)Except as provided in this Section 7.3, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Corporation, including the right to vote the shares, and the right to receive any cash dividends subject to Section 13.2. The Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 3. Stock dividends or other property (other than cash, if so provided by the Committee consistent with Section 13.2) distributed with respect to Restricted Stock shall be subject to the same restrictions and other terms and conditions that apply to the Shares with respect to which such dividends are issued. If the Committee so determines, the Award Agreement may also impose restrictions on the right to vote and the right to receive dividends.

(c)Subject to the applicable provisions of the Award Agreement, Section 10 of the Plan and this Section 7, upon termination of a Participant's employment with the Corporation and any Subsidiary or Affiliate for any reason other than death, Disability or Retirement during the Restriction Period, all Shares still subject to restriction will be forfeited, in accordance with the terms and conditions established by the Committee at or after grant. Upon termination of a Participant's employment with the Corporation and any Subsidiary or Affiliate for by reason of death, Disability or Retirement during the Restriction Period, all Shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

(d)If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted Shares shall be delivered to the Participant promptly, or an appropriate book-entry shall be made.

7.4Minimum Value Provisions. In order to better ensure that Award payments actually reflect the performance of the Corporation and service of the Participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

7.5Restricted Stock Units. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Stock Units shall be granted, the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock Units may be forfeited to the Corporation, and the other terms and conditions of such awards. The Restricted Stock Unit awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions determined by the Committee that are consistent with the terms of the Plan.

(a)Each Restricted Stock Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Stock Unit Award.  The Award Agreement shall set forth a period of time during which the Participant must remain in the continuous employment of the Corporation in order for the forfeiture and transfer restrictions to lapse. The Award Agreement may, in the discretion of the

Committee, set forth performance or other conditions that will subject the Restricted Stock Units to forfeiture and transfer restrictions.

(b)Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement or other procedures approved by the Committee.  Unless otherwise provided in the applicable Award Agreement, subject to Section 13.2, a Participant shall be credited with dividend equivalents on any Restricted Stock Units credited to the Participant's account at the time of any payment of dividends to stockholders on Shares. The amount of any such dividend equivalents shall equal the amount that would have been payable to the Participant as a stockholder in respect of a number of Shares equal to the number of Restricted Stock Units then credited to the Participant. Unless otherwise provided by the Committee consistent with Section 13.2, any such dividend equivalents shall be credited to the Participant's account as of the date on which such dividend would have been payable and may, in the Committee’s discretion, be converted into additional Restricted Stock Units and in each case, the dividend equivalents shall be, or shall become, vested on the same terms as the applicable Restricted Stock Unit.  Except as otherwise determined by the Committee at or after grant, and subject to the "retirement" exceptions, Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Stock Units and all rights of the Participant to such Restricted Stock Units shall terminate, without further obligation on the part of the Corporation, unless the Participant remains in continuous employment of the Corporation for the entire restricted period in relation to which such Restricted Stock Units were granted and unless any other restrictive conditions relating to the Restricted Stock Unit Award are met.

Section 8.Other Stock-Based Awards and Performance Awards.

8.1Other Stock-Based Awards.  The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 and 7 above and (ii) an Award of Stock or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock (including securities convertible into Stock), as deemed by the Committee to be consistent with the purposes of the Plan.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

8.2Performance Awards. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including Restricted Stock, Restricted Stock Units and Other Stock-Based Awards), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

(a)Unless the Committee otherwise specifies at grant that a Performance Award shall not be subject to this Section 8.2, the Committee shall grant Performance Awards to Participants based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 8.2, performance goals shall be limited to one or more of the following Corporation, Subsidiary, operating unit or division financial performance measures:

(i)earnings before interest, taxes, depreciation and/or amortization;

(ii)operating income or profit;

(iii)operating efficiencies;

(iv)return on equity, assets, capital, capital employed, or investment;

(v)after tax operating income;

(vi)net income;

(vii)earnings or book value per share;

(viii)cash flow(s);

(ix)total sales or revenues or sales or revenues per employee;

(x)production;

(xi)stock price or total stockholder return;

(xii)dividends;

(xiii)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures;

or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Corporation or any Subsidiary, operating unit or division of the Corporation and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders' equity and/or Shares outstanding, or to assets or net assets. The Committee may exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (A) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (B) an event either not directly related to the operations of the Corporation or not within the reasonable control of the Corporation’s management, or (C) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

(b)With respect to any Participant, the aggregate maximum number of shares of Stock in respect of which all Performance Awards, Options, and Stock Appreciation Rights may be granted under Section 5, Section 6, and this Section 8.2 in any calendar year with respect to any 12-month period of a performance period is 450,000 (at maximum performance level, if applicable), and the maximum amount of the aggregate Performance Awards denominated in cash awarded in any calendar year with respect to any 12-month period of a performance period is $5,000,000.

(c)No later than 90 days following the commencement of each performance period (or such other time as may be determined by the Committee), the Committee shall (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and payment amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Participant for such performance period. Following the completion of each performance period, the Committee shall determine whether the applicable performance targets have been achieved and the amounts, if any, payable to Participants for such performance period. In determining the amount earned by a Participants for a given performance period, subject to any applicable Performance Award agreement, the Committee shall have the right to adjust the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

Section 9.Awards to Outside Directors.

9.1Outside Director Awards.  The Nominating and Corporate Governance Committee of the Board (provided such committee is comprised solely of Outside Directors) may provide that all or a portion of an Outside Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of the Outside Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares.  The Nominating and Corporate Governance Committee of the Board (provided such committee is comprised solely of Outside Directors) shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Outside Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

9.2Equity Limits to Directors. Notwithstanding anything in the Plan to the contrary, the maximum number of Shares subject to Awards granted during any 12-month period to any Outside Director shall not exceed $600,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividends or dividend equivalents paid in accordance with the Plan on certain Awards) (the “Director Limit”).  The Board may not, without the approval of the stockholders, increase the Director Limit.

Section 10.Change in Control Provisions.

The Committee may, in its discretion, at the time an Award is made hereunder or at any time prior to, coincident with or after the time of a Change in Control, provide for any or all of the following:

(a)the purchase of such Awards, upon the Participant’s consent, for an amount of cash equal to the amount which could have been obtained upon the exercise or realization of such rights had such Awards been currently exercisable or payable, provided that the Participant’s consent shall not be required if the Committee takes such action in connection with the consummation of a Change in Control, and provided further that Options and Stock Appreciation Rights outstanding as of the date of the Change in Control may be cancelled and terminated without payment if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share exercise price of such Option or Stock Appreciation Right;

(b)the Awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation in such Change in Control; provided, that an Award Agreement may provide that if a Participant’s employment with such successor company (or the Corporation) or a subsidiary thereof terminates within 12 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable), for any reason other than termination for Cause, or by the Participant for “good reason” (as may be defined in the applicable Award Agreement): (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 12 months (or the period of time set forth in the Award Agreement), (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment will lapse and the Restricted Stock and Restricted Stock Units will become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Stock-Based Awards will lapse, and such Other Stock-Based Awards will become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant;

(c)the acceleration of any time periods, or the waiver of any other conditions, relating to the vesting, exercise, payment or distribution of an Award; and/or

(d)such adjustment to the Awards then outstanding as the Committee deems appropriate to reflect such transaction or change.

Section 11.Amendments and Termination.

        The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of a Participant under an Award theretofore granted, without the Participant's consent or which, without the approval of the Corporation's stockholders, would:

(a)      except as expressly provided in the Plan, increase the total number of shares reserved for the purpose of the Plan;

(b)be inconsistent with the repricing provisions of Sections 5.2 or 6.2(e); or

(c)materially modify the Plan within the meaning of the Nasdaq listing standards (or the standards of such other exchange or market as is the principal trading market for the Company’s Stock).

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder in a more than de minimis way without the holder's consent. Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

Section 12.Unfunded Status of the Plan.

The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Corporation, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

Section 13.General Provisions.

13.1Transferability of Awards.  Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent (if any) and under such terms and conditions as determined by the Committee or set forth in any Award Agreement, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings; (ii) to a trust for the benefit of one or more of the Participant and the persons referred to in clauses (i), (iii) or (iv); (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i), (ii) and (iv) are the only partners, members or stockholders; or (iv) to an organization described in Section 501(c)(3) of the Code; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Corporation evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan and any Award Agreement.  The Corporation shall cooperate with any Permitted Assignee and the Corporation’s transfer agent in effectuating any transfer permitted under this Section 13.1.

13.2Deferral; Dividend Equivalents.  The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred.  Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its discretion.  The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award.  Notwithstanding the foregoing, Dividend Equivalents credited in connection with Awards hereunder shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

13.3Tax Withholding.  The Corporation shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan.  The Corporation or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes.  If the Participant shall fail to make such tax payments as are required, the Corporation or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.  The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Corporation to retain Shares (determined at a rate up to the Participant’s maximum required tax withholding rate provided such rate will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

13.4Right of Discharge Reserved; Claims to Awards.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Participant the right to continue in the employment or service of the Corporation or any Subsidiary or affect any right that the Corporation or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Participant at any time for any reason.  Except as specifically provided by the Committee, the Corporation shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship.  No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.

13.5Substitute Awards.  Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.6Cancellation of Award; Forfeiture of Gain.

(a)Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be cancelled if the Participant, without the consent of the Corporation, while employed by or providing services to the Corporation or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation, non-disclosure or similar covenant or agreement (including any such covenant in an Award Agreement) or otherwise engages in activity that is in conflict with or adverse to the interest of the Corporation or any Subsidiary (including conduct contributing to any financial restatements or financial irregularities), as determined by the Committee in its discretion.  The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant engages in an activity referred to or prohibited in the preceding sentence, the Participant will forfeit all or any portion of any gain realized on the vesting or exercise of the Award and must repay such gain to the Corporation.

(b)Not in limitation of the foregoing, any Award granted pursuant to this Plan shall be subject to mandatory repayment by the Participant to the Corporation (i) to the extent set forth in any Award Agreement, (ii) to the extent that such Participant is, or in the future becomes, subject to (A) any “clawback” or recoupment policy adopted by the Corporation or any Affiliate thereof to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (B) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.

13.7Stop Transfer Orders.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.8Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Corporation or any Subsidiary, or any division or business unit of the Corporation or any Subsidiary.  Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Corporation or any Subsidiary except as may be determined by the Committee or by the Board or board of directors (or other governing body) of the applicable Subsidiary.

13.9Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.10Severability.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.  If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction or any governmental regulatory agency, or impermissible under the rules of any securities exchange on which the Shares are listed, such unlawfulness, invalidity, unenforceability or impermissibility shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or impermissible, then such unlawfulness, invalidity or impermissibility shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or impermissible shall be made or provided under the Plan.

13.11    Construction.  As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.12No Liability. The members of the Committee and the Board shall not be liable to any employee or other person with respect to any determination made hereunder in a manner that is not inconsistent with their legal obligations as members of the Board. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, the Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

13.13Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

13.14Foreign Employees.  Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy.  The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Corporation's obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

Section 14.Compliance with Section 409A of the Code.

Notwithstanding any other provisions of the Plan or any Award Agreements thereunder, it is intended that the provisions of the Plan and such Award Agreements comply with Section 409A of the Code, and that no Award shall be granted, deferred, accelerated, extended, paid out or modified under the Plan, or any Award Agreement interpreted, in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. Any provision of the Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. In the event that it is reasonably determined by the Board or Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Corporation will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code; which, if the Participant is a “specified employee” within the meaning of the Section 409A, shall be the first day following the six-month period beginning on the date of Participant’s termination of employment. Unless otherwise provided in an Award Agreement or other document governing the issuance of such Award, payment of any Performance Award intended to qualify as a “short term deferral” within the meaning of Section 1.409A-1(b)(4)(i) of the U.S. Treasury Regulations shall be made between the first day following the close of the applicable Performance Period and the last day of the “applicable 2 ½ month period” as defined therein. Application of the term “termination of employment” or similar terms shall be interpreted consistently with the definition of “separation from service” within the meaning of Section 1.409A-1(h) of the U.S. Treasury Regulations. Notwithstanding the foregoing, each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her, or in respect of any payment or benefit delivered in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and the Corporation shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all such taxes or penalties.

Section 15.Effective Date of Plan.

The stockholders of the Corporation originally approved the Tivity Health, Inc. 2014 Stock Incentive Plan to be effective on June 24, 2014 (the “Original Effective Date”). This Plan shall be effective,

and will amend and restate the previously effective plan as set forth herein, as of May 23, 2019 (the “Restatement Effective Date”) subject to the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Corporation. The Plan shall revert to its provisions in effect as of May 22, 2019 if the foregoing condition is not fulfilled.

Section 16.Term of Plan.

Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the Restatement Effective Date, on which date the Plan will expire except as to Awards then outstanding under the Plan.  Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

Tivity Health, Inc. C/O Computershare Investor Services P.O. Box 43078 Providence, RI 02940 Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/22/2019 for shares held directly and by 11:59 P.M. ET on 05/20/2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/22/2019 for shares held directly and by 11:59 P.M. ET on 05/20/2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE BY INTERNET - www.proxyvote.com TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1A Sara J. Finley 1B Robert J. Greczyn, Jr. 1C Peter A. Hudson, M.D. 1D Beth M. Jacob 1E Bradley S. Karro 1F Paul H. Keckley, Ph.D. 1G Benjamin A. Kirshner 1H Lee A. Shapiro 1I Donato J. Tramuto 1J Kevin G. Wills 1K Dawn M. Zier The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. To consider and act upon a non-binding, advisory vote to approve compensation of the named executive officers as disclosed in the Proxy Statement. 3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019. 4. To consider and act upon a proposal to approve the Company's Second Amended and Restated 2014 Stock Incentive Plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000408642_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report on Form 10-K for 2018 and the Notice & Proxy Statement are available at www.proxyvote.com TIVITY HEALTH, INC. This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on May 23, 2019. The undersigned hereby appoints Donato Tramuto and Adam Holland, or either of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown on the reverse side of this proxy at the Annual Meeting of Stockholders of Tivity Health, Inc. to be held at Tivity Health, Inc. Corporate Office, 701 Cool Springs Boulevard, Franklin, Tennessee, 37067, on May 23, 2019, at 8:30 a.m., central daylight time, and any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000408642_2 R1.0.1.18